Exhibit 2.1

Execution Version

BUSINESS COMBINATION AGREEMENT

by and among

DECARBONIZATION PLUS ACQUISITION CORPORATION II,

TRITIUM DCFC LIMITED,

HULK MERGER SUB, INC.,

and

TRITIUM HOLDINGS PTY LTD

Dated as of May 25, 2021

Schedule A    Company Knowledge Persons

Schedule B    SPAC Knowledge Persons

Schedule C    Key Company Shareholders

BUSINESS COMBINATION AGREEMENT, dated as of May 25, 2021 (this “Agreement”), by and among Decarbonization Plus Acquisition Corporation II, a Delaware corporation (“SPAC”), Tritium DCFC Limited, an Australian public company limited by shares (“NewCo”), Hulk Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Tritium Holdings Pty Ltd, an Australian proprietary company limited by shares (the “Company” and together with SPAC, NewCo, Merger Sub and the Company, collectively, the “Parties”).

Background

NewCo is wholly owned by Mark Johannes Thomas Schutters.

Merger Sub is a wholly owned direct subsidiary of NewCo.

Upon the terms and subject to the conditions of this Agreement, SPAC and the Company will enter into a business combination transaction pursuant to which (a) SPAC, NewCo and all shareholders of the Company will enter into the Share Transfer Agreement (the “Share Transfer Agreement”) substantially in the form attached hereto as Exhibit C, pursuant to which the holders of the outstanding Company Shares (as defined below) will transfer their Company Shares to NewCo in exchange for an aggregate 120 million NewCo Ordinary Shares (as defined below) to be issued simultaneously with the issuance of NewCo Ordinary Shares in connection with the Merger (as defined below), as set forth in Section 3.01(a) (the “Share Transfer”), and (b) Merger Sub will merge with and into SPAC (the “Merger”), with SPAC surviving the Merger as a wholly owned subsidiary of NewCo and each holder of SPAC Warrants and SPAC Common Stock (each as defined below) receiving in exchange for such SPAC Warrants and shares of SPAC Common Stock an equal number of Assumed Warrants and NewCo Ordinary Shares (each as defined below), respectively.

On May 17, 2021, the Key Company Shareholders (as defined below) delivered the Exit Notice (the “Exit Notice”) attached hereto as Exhibit B, pursuant to the Shareholders’ Deed (as defined below).

Concurrently with the execution and delivery of this Agreement, SPAC, NewCo and the Key Company Shareholders entered into an agreement, dated as of the date hereof (the “Commitment Agreement”), in respect of the Key Company Shareholders’ agreement to maintain the Exit Notice and enter into the Share Transfer Agreement.

The Parties intend that, for U.S. federal and applicable state income Tax (as defined below) purposes, (a) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and this Agreement will constitute, and is hereby adopted as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), and (b) the Merger and the Share Transfer will be treated as a transaction described in Section 351 of the Code (collectively, the “Intended Tax Treatment”).

The Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that the Company’s entry into this Agreement and the Transactions (as defined below) to which the Company is contemplated by this Agreement to be a party are in the best interests of the Company and (b) approved the Company’s entry into this Agreement and the Transactions to which it is contemplated by this Agreement to be a party.

The Board of Directors of SPAC (the “SPAC Board”) has unanimously (a) determined that the Merger is fair to, and in the best interests of, SPAC and its stockholders, (b) approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement, and (c) recommended the approval and adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement by the stockholders of SPAC.

The Board of Directors of Merger Sub has unanimously (a) determined that the Merger is fair to, and in the best interests of, Merger Sub and its sole stockholder, (b) approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement, and (c) recommended the approval and adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement by the sole stockholder of Merger Sub.

The Board of Directors of NewCo (the “NewCo Board”) has unanimously (a) determined that NewCo’s entry into this Agreement and the Transactions to which NewCo is contemplated by this Agreement to be a party are in the best interests of NewCo and (b) approved NewCo’s entry into this Agreement and the Transactions to which it is contemplated by this Agreement to be a party.

Concurrently with the execution and delivery of this Agreement, the Sponsor and the Company are entering into a letter agreement, dated as of the date hereof (the “Sponsor Letter”), pursuant to which, subject to the terms and conditions set forth therein, at and conditioned upon the Closing, (a) the Sponsor has agreed to waive the anti-dilution rights set forth in SPAC’s Amended and Restated Certificate of Incorporation dated February 3, 2021 (the “SPAC Certificate of Incorporation”) with respect to the shares of SPAC’s Class B common stock, par value $0.0001 per share (“SPAC Founders Shares”) that may be triggered from the transactions contemplated hereunder and (b) the Sponsor has agreed to vote all SPAC Founders Shares held by it in favor of the adoption and approval of this Agreement and the other Transaction Proposals (as defined below).

Concurrently with the Closing, (a) the shareholders of the Company shall enter into Lock-Up Agreements, (each, a “Lock-Up Agreement” and collectively, the “Lock-Up Agreements”) substantially in the form attached as Exhibit G, setting forth their agreement with respect to the transfer of NewCo Ordinary Shares after Closing, and (b) NewCo and certain shareholders of the Company and stockholders of SPAC, shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”) substantially in the form attached hereto as Exhibit A.

Agreement

In consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01    Certain Definitions. For purposes of this Agreement:

“Accounting Standards” means:

(a)    the requirements of the Corporations Act in relation to the preparation and contents of financial reports;

(b)    the accounting standards approved under the Corporations Act, being the Australian Accounting Standards and any authoritative interpretations issued by the Australian Accounting Standards Board; and

(c)    generally accepted accounting principles, policies, practices and procedures in Australia to the extent not inconsistent with the accounting standards described in paragraph (b).

“Affiliate” of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided that, except with respect to Section 11.11 and Section 8.07(f), none of Riverstone Investment Group, LLC, WestRiver Group or any of their Affiliates (other than any Affiliate that is a Subsidiary of SPAC), including any portfolio company of or fund organized by any of the foregoing, shall be deemed an Affiliate of SPAC for purposes of this Agreement.

“Ancillary Agreements” means the Share Transfer Agreement, the Commitment Agreement, the Registration Rights Agreement, the Lock-Up Agreements, the Sponsor Letter and all other agreements, certificates and instruments executed and delivered by SPAC, NewCo, Merger Sub or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Anti-Corruption Laws” means (i) the U.S. Foreign Corrupt Practices Act of 1977, (ii) the UK Bribery Act 2010, (iii) Australian Criminal Code Act 1995 (Cth), (iv) Australian Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth), (v) anti-bribery legislation promulgated by the European Union and implemented by its member states, (vi) Laws or any other type of legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and (vii) all other applicable, similar or equivalent anti-corruption, anti-bribery or anti-money laundering Laws or any other type of legislation of any jurisdiction.

“ASIC” means the Australian Securities and Investments Commission.

“Business Data” means all business information and data, including Personal Information that is accessed, collected, used, stored, shared, distributed, transferred, disclosed, destroyed, disposed of or otherwise processed by the Company or any Company Subsidiaries in the course of the conduct of the business of the Company or any Company Subsidiaries.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings and on which banks are not required or authorized to close in the City of New York in the United States of America or Brisbane, Queensland, Australia (other than a Saturday, Sunday or public holiday in those cities); provided that banks shall not be deemed to be required or authorized to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any Governmental Authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processors, databases, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, and any Software and systems provided via the cloud or “as a service”, that are owned or administered by the Company and used in the conduct of the business of the Company or any Company Subsidiaries.

“Code” means the United States Internal Revenue Code of 1986.

“Company Group Member” means the Company and each Company Subsidiary.

“Company IP” means, collectively, all Company-Owned IP and Company-Licensed IP.

“Company-Licensed IP” means all Intellectual Property owned or purported to be owned by a third party and either licensed to the Company or any Company Subsidiary or to which the Company or any Company Subsidiary otherwise has a valid right to use.

“Company Material Adverse Effect” means any event, state of facts, development, condition, occurrence, circumstance, change or effect (collectively, “Effect”) that, individually or in the aggregate with all other Effects, (i) has had or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and the Company Subsidiaries taken as a whole, or (ii) would reasonably be expected to prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there is, has been or will be a Company Material Adverse Effect: (a) any change or proposed change in or change in the interpretation of any Law, GAAP or applicable Local GAAP applicable to the Company, including any COVID-19 Measures or changes of interpretation of COVID-19 Measures following the date hereof; (b) Effects generally affecting the industries or geographic areas in which the Company and the Company Subsidiaries operate; (c) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (d) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics and other force majeure events (with respect to the COVID-19 pandemic, solely to the extent such Effect first arises after the date hereof); (e) any actions taken or not taken by the Company or the Company Subsidiaries as required by this Agreement or any Ancillary Agreement, (f) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities) (provided that this clause (f) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from this Agreement or the consummation of the transactions contemplated hereby), (g) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (g) shall not prevent a determination that any Effect underlying such failure has resulted in a Company Material Adverse Effect, or (h) any actions taken, or failures to take action, or such other Effects, in each case, which SPAC has requested in writing or to which it has consented in writing, except in the cases of clauses (a) through (d), to the extent that the Company and the Company Subsidiaries, taken as a whole, are materially disproportionately affected thereby as compared with other participants in the industries in which the Company and the Company Subsidiaries operate.

“Company-Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any Company Subsidiary.

“Company Shares” means all of the shares in the capital of the Company.

“Company Subsidiary” means each Subsidiary of the Company.

“Company Transaction Expenses” means, except as otherwise set forth in this Agreement, all reasonable and documented third-party, out-of-pocket fees and expenses incurred in connection with, or otherwise related to, the Transactions, the negotiation and preparation of this Agreement and the other documents contemplated hereby and the performance and compliance with all agreements and conditions contained herein and therein, including the fees, expenses and disbursements of legal counsel, auditors and accountants, due diligence expenses, advisory and consulting fees (including financial advisors) and expenses, and other third-party fees, in each case, of each of the Company Group Members, NewCo, Merger Sub and their respective Subsidiaries, and any and all filing fees payable by the Company, NewCo, Merger Sub or any of their respective Subsidiaries or any of their Affiliates to Governmental Authorities in connection with the Transactions.

“Confidential Information” means any information, knowledge or data concerning the businesses or affairs of (i) the Company or the Company Subsidiaries that is not in the public domain, or (ii) any Suppliers or customers of the Company or any Company Subsidiaries that is subject to restrictions on use or disclosure to third parties in any currently enforceable written confidentiality agreements with the Company or any Company Subsidiaries.

“Contract” means any written or oral agreement, contract, instrument, subcontract, arrangement, undertaking, lease or sublease, license, sublicense, power of attorney, note, bond, mortgage, indenture, deed of trust, or other legal commitment or understanding between parties or by one party in favor of another party.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or otherwise.

“Corporations Act” means the Australian Corporations Act 2001 (Cth).

“COVID-19 Measures” means (i) changes or proposed changes of Laws or (ii) any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention, the Australian Government Department of Health and the World Health Organization, in each case, in connection with or in response to the COVID-19 pandemic.

“Current Employee” means an employee of a Company Group Member as at the date of this Agreement who remains employed by a Company Group Member immediately before Closing.

“Deferred Underwriting Fees” shall mean the amount of deferred underwriting fees held in the Trust Account in connection with SPAC’s initial public offering payable to the underwriters upon consummation of a business combination.

“DGCL” means the General Corporation Law of the State of Delaware.

“Disabling Devices” means Software viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner, other than those incorporated by the Company or the applicable third party intentionally to protect Company IP from misuse.

“Emergency Actions” means any action (or omission) as being required on short notice for the prevention of danger to any Person or material damage to any asset or property.

“Employee Benefit Plan” means any plan that is an “employee benefit plan” as defined in Section 3(3) of ERISA, bonus, stock option, stock purchase, restricted stock, phantom stock, shadow equity, other equity-based compensation arrangement, performance award, incentive, deferred compensation, pension scheme or insurance, retiree medical or life insurance, death or disability benefit, health or welfare, retirement, supplemental retirement, severance, retention, change in control, employment, consulting, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements, whether written or unwritten.

“Entity” means any corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company, or joint stock company), firm, society, or other enterprise, association, organization, or entity.

“Environmental Laws” means any applicable Laws relating to: (i) releases or threatened releases of, or exposure of any Person to, Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, natural resources or human health and safety (to the extent related to exposure to Hazardous Substances).

“Equity Interests” means (i) in the case of a corporation, any and all shares (however designated) of capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership or limited liability company, any and all partnership or membership interests (whether general or limited) or units (whether common or preferred), (iv) in any case, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, and (v) in any case, any right to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Ex-Im Laws” means all applicable Laws relating to export, re-export, transfer, and import controls, including but not limited to the U.S. Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, the EU Dual Use Regulation, the various Laws administered by the Australian Government’s Department of Defence (including the Defence Trade Controls Act 2012 (Cth), the Defence Trade Controls Regulations 2013 (Cth), the Customs Act 1901 (Cth), the Customs (Prohibited Exports) Regulations 1958 (Cth)) and the Weapons of Mass Destruction Act 1955 (Cth)), and any similar Laws of any Governmental Authority with jurisdiction over the Company, any Company Subsidiary, or any agent thereof to the extent that it is conducting business involving the Company or any Company Subsidiary, to the extent that the Company, a Company Subsidiary, or such agent is subject to such Laws.

“FATA” means the Australian Foreign Acquisitions and Takeovers Act 1975 (Cth).

“Fraud” means, with respect to any Person, fraud by such Person with respect to any Transaction Document, applying the common law of the State of New York.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.

“Government Official” means any officer or employee of a Governmental Authority, a public international organization, or any department or agency thereof or any person acting in an official capacity for such government or organization, including (i) a foreign official as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, (ii) a foreign public official as defined in the U.K. Bribery Act 2010, (iii) a foreign public official as defined in the Criminal Code Act 1995 (Cth), (iv) an officer or employee of a government-owned, controlled, operated enterprise, such as a national oil company, and (v) any non-U.S. political party, any party official or representative of a non-U.S. political party, or any candidate for a non-U.S. political office.

“Hazardous Substance(s)” means (i) those substances defined in or regulated under Environmental Laws as “toxic,” “hazardous” or “radioactive” or as a “pollutant” or “contaminant” or words of similar meaning or effect, or for which liability or standards of conduct may be imposed under any Environmental Law, (ii) petroleum and petroleum products, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas, and any mixtures thereof, (iv) polychlorinated biphenyls, per- and polyfluoroalkyl substances, asbestos and radon, and (v) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, including as amended by the Health Information Technology for Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, Pub. Law No. 111-5 and its implementing regulations.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Incentive Plan” means, collectively, each Employee Benefit Plan that provides for a bonus, incentive, retention or transaction-related award to an employee, officer, consultant or director of the Company or any Company Subsidiary that may become payable in cash, whether sponsored or maintained by the Company, a Company Subsidiary or any Affiliate of the Company or a Company Subsidiary, including the Tritium Holdings Pty Ltd Loan Funded Share Plan, the Tritium Pty Ltd. Shadow Equity Employee Scheme, the Tritium Technologies, LLC Shadow Equity Employee Scheme, and the Tritium Technologies B.V. Shadow Equity Employee Scheme.

“Indebtedness” means, with respect to any Person, all obligations and liabilities of such Person (i) for borrowed money, or evidenced by notes, bonds, debentures or similar instruments (including the outstanding principal amount thereof, plus any related interest, fees, expenses and prepayment premiums or penalties created, issued, or incurred in respect thereof), (ii) in respect of “earn-out” obligations and other obligations for the deferred purchase price of property, goods or services, (iii) for any indebtedness evidenced by any letter of credit, performance bond, surety bond, bank guarantees or similar instrument to the extent drawn or called, (iv) under capital leases, (v) with respect to net cash payment obligations under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated as of such date), (vi) for deferred revenues, (vii) under existing pension programs, (viii) in respect of dividend payable balances, or (ix) in the nature of guarantees of or pledges and grants of security interests with respect to the obligations and liabilities described in clauses (i) through (viii) above of any other Person.

“Insolvency Event” means in relation to an entity:

(a)    the entity is unable to pay its debts as and when they fall due or has stopped or suspended, or threatened to stop or suspend, payment of all or a class of its debts or is insolvent within meaning of section 95A of the Corporations Act;

(b)    the entity goes, or proposes to go, into bankruptcy or liquidation;

(c)    the entity: (A) receives a deregistration notice under section 601AB of the Corporations Act or any communication from ASIC that might lead to such a notice; or (B) applies for deregistration under section 601AA of the Corporations Act;

(d)    an order is made or an effective resolution is passed for the winding up or dissolution without winding up (otherwise than for the purposes of a solvent reconstruction or amalgamation) of the entity;

(e)    a receiver, receiver and manager, judicial manager, liquidator, administrator or like official is appointed, or threatened or expected to be appointed, over the entity, the whole or a substantial part of the undertaking or property of the entity;

(f)    the holder of a Lien takes possession of the whole or substantial part of the undertaking or property of the entity;

(g)    a writ of execution is issued against the entity or any of the entity’s assets;

(h)    the entity proposes or takes any steps to implement a scheme or arrangement or other compromise with its creditors or any class of them; or

(i)    the entity is declared or taken under applicable Law to be insolvent or the entity’s board of directors resolve that it is, or is likely to become insolvent; or

(j)    an event that is the effective equivalent of an event described in paragraphs (a) to (i) above occurs in respect of the entity under the Laws applicable to it; and

in relation to a natural person, the person is made bankrupt, declared bankrupt or files a petition for relief under bankruptcy Laws, a certificate is issued for the summary administration of the person’s estate or an equivalent or similar event to any of the foregoing occurs in respect of the person under the Laws applicable to it.

“Intellectual Property” means (i) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof, (ii) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans, and other source identifiers together with all translations, adaptations, derivations, combinations and other variants of the foregoing, and all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing, (iii) copyrights, and other rights in works of authorship (whether or not copyrightable), and moral rights, and registrations and applications for registration, renewals and extensions thereof, (iv) trade secrets, proprietary know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), and database protection rights, (v) Internet domain name registrations, (vi) rights of privacy (excluding those arising under Privacy/Data Security Laws) and publicity and all other intellectual property or proprietary rights of any kind or description, and (vii) all legal rights arising from clauses (i) through (vi) above, including the right to prosecute, enforce and perfect such interests and rights to sue, oppose, cancel, interfere, enjoin and collect damages based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“Key Company Shareholders” means the persons and entities listed on Schedule C.

“knowledge” or “to the knowledge” of a Person shall mean in the case of the Company, the actual knowledge of the Persons listed on Schedule A after reasonable inquiry, and in the case of SPAC, the actual knowledge of the Persons listed on Schedule B after reasonable inquiry of direct reports.

“Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Leased Real Property” means the real property leased by the Company or Company Subsidiaries as tenant, together with, to the extent leased by the Company or Company Subsidiaries, all buildings and other structures, facilities or improvements located thereon.

“Lien” means any (a) lien, security interest, mortgage, pledge, adverse claim, lease, license, tenancy or possessory interest, purchase right, transfer restriction, conditional sales obligation, easement, restriction, covenant, condition, levy, debt, attachment or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities laws), (b) any security for payment of money, performance of obligations or protection against default (including a mortgage, bill of sale, charge, lien, pledge, trust, power or retention of title arrangement, right of set-off, assignment of income, garnishee order, monetary claim and flawed deposit arrangement), (c) a security interest within meaning of section 12(1) of the PPSA, or (d) any Contract granting or creating anything referred to in the foregoing sub-paragraphs (b) or (c).

“Loan Funded Share Plan” means the loan funded share plan of the Company pursuant to the loan funded share plan rules of the Company dated 22 November 2018, as may be amended from time to time.

“Local GAAP” means the generally accepted accounting principles in the jurisdiction of organization of any non-U.S. entity.

“made available” means (a) with respect to documents made available to the SPAC, that such documents were posted in the Virtual Data Room (and the Company will use reasonable best efforts to provide to representatives of SPAC (i) via a downloadable link within two (2) days after the date hereof and (ii) on a USB as promptly as reasonably practicable), and (b) with respect to documents made available to the Company, that such documents were provided to one or more Persons listed on Schedule A or to the Representatives of the Company or disclosed in the SPAC SEC Reports, in each case at or prior to 5:00 p.m., New York time, on the date that is one (1) day prior to the date of this Agreement.

“Merger Sub Common Stock” means the authorized common stock of Merger Sub consisting of 1,000 shares of common stock, par value of $0.01 per share.

“NewCo Ordinary Shares” means fully paid ordinary shares in the capital of NewCo.

“NewCo Organizational Documents” means the incorporation and constitutional documents of NewCo and Merger Sub in each case as amended, modified or supplemented from time to time.

“Open Source Software” means any Software in source code form that is licensed pursuant to (i) any license that is a license now or in the future approved by the open source initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL), (ii) any similar license to Software that is considered “free” or “open source software”, or (iii) any Reciprocal License.

“Ordinary Course” means, with respect to any Person, the ordinary course of business consistent with such Person’s past custom and practice; provided that, reasonable actions taken (or omitted) in response to a condition or conditions arising from the COVID-19 pandemic, including COVID-19 Measures, shall be deemed ordinary course of business, so long as such actions (or omissions) are consistent with such Person’s actions (or omissions) taken prior to the date hereof in response to then-existing COVID-19 conditions and are reasonable in light of the relevant facts and circumstances.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council.

“Permitted Liens” means (i) such imperfections of title, easements, encumbrances, Liens or restrictions that do not and would not, individually or in the aggregate, materially impair the current use of the Company’s or any Company Subsidiary’s assets, including without limitation the Leased Real Property, that are subject thereto (but in all events excluding monetary liens), (ii) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the Ordinary Course, or deposits to obtain the release of such Liens, for amounts not yet due or that are being contested in good faith in appropriate proceedings, (iii) Liens for Taxes not yet due and delinquent, or if delinquent, being contested in good faith by appropriate proceedings and for which appropriate reserves have been made in accordance with GAAP or Local GAAP, as applicable, (iv) zoning, entitlement, conservation restriction and other land use and Environmental Laws promulgated by Governmental Authorities that do not and would not, individually or in the aggregate, materially impair the current use of the Leased Real Property, that are subject thereto, (v) non-exclusive licenses (or sublicenses) of Company-Owned IP granted in the Ordinary Course, (vi) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not and would not, individually or in the aggregate, materially impair the current use of the Leased Real Property, that are subject thereto, (vii) Liens identified in the Financial Statements, and (viii) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest that do not and would not, individually or in the aggregate, materially impair the current use of the Leased Real Property, that are subject hereto.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association, or to the extent not already covered, an Entity, or government, political subdivision, agency or instrumentality of a government, or to the extent not already covered, a Governmental Authority.

“Personal Information” means (i) information related to an identified or identifiable individual, device or household (e.g., name, address, telephone number, email address, financial account number, government-issued identifier), (ii) any other data used or intended to be used or which allows one to identify, contact, or precisely locate an individual, device or household, including any internet protocol address or other persistent identifier, (iii) any other, similar information or data regulated by privacy or data security Laws, and (iv) any information that is covered by PCI DSS.

“PPSA” means the Australian Personal Property Securities Act 2009 (Cth).

“Privacy/Data Security Laws” means all Laws governing the receipt, collection, use, storage, handling, processing, sharing, security, use, disclosure, protection or transfer of Personal Information or the security of Company’s Business Systems, including the following Laws and their implementing regulations: HIPAA, the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the CAN-SPAM Act, Canada’s Anti-Spam Legislation, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, California Consumer Privacy Act, Australian Privacy Act 1988 (Cth), Australian Spam Act 2003 (Cth), Australian Do Not Call Register Act 2006 (Cth) and any ancillary rules, binding guidelines, orders, directions, directives, codes of conduct or other instruments made or issued by a Governmental Authority under the foregoing instruments, state data security Laws, state data breach notification Laws, state consumer protection Laws, the General Data Protection Regulation (EU) 2016/679, any applicable Laws concerning requirements for website and mobile application privacy policies and practices, call or electronic monitoring or recording or any outbound communications (including outbound calling and text messaging, telemarketing, and e-mail marketing).

“Products” mean any products or services, developed, manufactured, performed, out-licensed, sold, distributed or otherwise made available by or on behalf of Company Group Member, or from which any Company Group Member has derived previously, is currently deriving or is scheduled to derive, revenue from the sale or provision thereof.

“Reciprocal License” means a license of an item of Software that requires or that conditions any rights granted in such license upon (i) the disclosure, distribution or licensing of any other Software (other than such item of Software as provided by a third party in its unmodified form), (ii) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form) be at no charge, (iii) a requirement that any other licensee of the Software be permitted to access the source code of, modify, make derivative works of, or reverse-engineer any such other Software, (iv) a requirement that such other Software be redistributable by other licensees, or (v) the grant of any patent rights (other than patent rights in such item of Software), including non-assertion or patent license obligations (other than patent obligations relating to the use of such item of Software).

“Redemption Rights” means the redemption rights provided for in Sections 9.2 and 9.7 of Article IX of the SPAC Certificate of Incorporation.

“Registered Intellectual Property” means all Intellectual Property that is the subject of registration (or an application for registration), including domain names.

“Sanctioned Country” means at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means at any time any Person that is: (i) listed on any Sanctions-related list of designated or blocked Persons administered by a Governmental Authority to the extent that it has jurisdiction over the Company, any Company Subsidiary, or any agent thereof to the extent that it is conducting business involving the Company or any Company Subsidiary (including but not limited to the U.S. Department of Treasury’s Office of Foreign Assets Control’s (“OFAC”) Specially Designated Nationals List, Sectoral Sanctions Identifications List, and Foreign Sanctions Evaders List, the Consolidated List maintained by the Australian Sanctions Office, and the EU Consolidated Financial Sanctions List), (ii) the government of, located in, resident in, or organized under the laws of a Sanctioned Country, (iii) the Government of Venezuela, as defined in Executive Order 13884 of August 5, 2019; or (iv) majority-owned or controlled by a Person or Persons described in clauses (i) through (iii).

“Sanctions” means applicable trade, economic and financial sanctions Laws, regulations, embargoes, and restrictive measures administered or enforced by (i) the United States (including without limitation the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (ii) Australia (including without limitation the various sanctions Laws administered by the Australian Government’s Department of Foreign Affairs and Trade), (iii) the European Union and enforced by its member states, (iv) the United Nations, or (v) Her Majesty’s Treasury.

“Shareholders’ Deed” means the Shareholders’ Deed dated August 30, 2018 in relation to the Company.

“Software” means all computer software (in any format, including object code, byte code or source code), and related system and user documentation.

“SPAC Class A Common Stock” means SPAC’s Class A common stock, par value $0.0001 per share.

“SPAC Common Stock” means SPAC Class A Common Stock and the SPAC Founders Shares.

“SPAC Disclosure Schedule” means the SPAC’s disclosure schedule delivered by SPAC in connection with this Agreement.

“SPAC Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, (i) has had or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of SPAC, or (ii) would reasonably be expected to prevent, materially delay or materially impede the performance by SPAC of its respective obligations under this Agreement or the consummation of the Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a SPAC Material Adverse Effect: (a) any change or proposed change in or change in the interpretation of any Law, GAAP or applicable Local GAAP applicable to SPAC, including any COVID-19 Measures or changes of interpretation of COVID-19 Measures following the date hereof; (b) Effects generally affecting the industries or geographic areas in which SPAC operates; (c) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (d) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics and other force majeure events (with respect to the COVID-19 pandemic, solely to the extent such Effect first arises after the date hereof); (e) any actions taken or not taken by the SPAC as required by this Agreement or any Ancillary Agreement, (f) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities) (provided that this clause (f) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from this Agreement or the consummation of the transactions contemplated hereby), (g) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (g) shall not prevent a determination that any Effect underlying such failure has resulted in a SPAC Material Adverse Effect or (h) any actions taken, or failures to take action, or such other Effects, in each case, which the Company has requested in writing or to which it has consented in writing or which actions are contemplated by this Agreement, except in the cases of clauses (a) through (f), to the extent that SPAC is materially disproportionately affected thereby as compared with other participants in the industry in which SPAC operates.

“SPAC Organizational Documents” means the incorporation and constitutional documents of SPAC (including the SPAC Certificate of Incorporation and the Trust Agreement) in each case as amended, modified or supplemented from time to time.

“SPAC Shareholder Redemption Amount” means the aggregate amount of cash proceeds required to satisfy any exercise by shareholders of SPAC of the Redemption Rights.

“SPAC Stockholder Approval” means, with respect to the approval of the Merger, the SPAC Merger Approval, and with respect to all other Transaction Proposals, the affirmative vote of the holders of a majority of the outstanding shares of the SPAC Common Stock entitled to vote and actually cast thereon at the SPAC Stockholders Meeting (or such other standard as may be required by Law or the SPAC Organizational Documents).

“SPAC Transaction Expenses” means all fees and expenses incurred in connection with, or otherwise related to, the Transactions, the negotiation and preparation of this Agreement and the other documents contemplated hereby and the performance and compliance with all agreements and conditions contained herein and therein, including the fees, expenses and disbursements of legal counsel, auditors and accountants, due diligence expenses, advisory and consulting fees and expenses, other third-party fees and any Deferred Underwriting Fees, in each case of SPAC.

“SPAC Units” means one share of SPAC Class A Common Stock and one-third of one SPAC Warrant.

“SPAC Warrant Agreement” means that certain warrant agreement dated February 3, 2021 by and between SPAC and Continental Stock Transfer & Trust Company.

“SPAC Warrants” means the whole warrants to purchase shares of SPAC Class A Common Stock as contemplated under the SPAC Warrant Agreement, with each whole warrant exercisable for one share of SPAC Class A Common Stock at an exercise price of $11.50.

“Sponsor” means Decarbonization Plus Acquisition Sponsor II, LLC, a Delaware limited liability company.

“Subsidiary” or “Subsidiaries” of any Person means, with respect to such Person, any Affiliate controlled by such Person, directly or indirectly, through one or more intermediaries.

“Supplier” means any Person that supplies inventory or other materials or personal property, components, or other goods or services (including, design, development and manufacturing services) that comprise or are utilized in, including in connection with the design, development, manufacture or sale of, the Products of the Company Group Members.

“Tax” or “Taxes” means any tax, levy, duty, withholding or other similar charge imposed, administered or collected by a Taxing Authority or by any statutory, governmental, state, federal, cantonal, municipal, local or similar authority of any jurisdiction, including, without limitation, wage tax, income tax, corporate tax, capital gains tax, franchise tax, sales tax, use tax, payroll tax, employment tax, withholding tax, value added tax, gross receipts tax, turnover tax, environmental tax, car tax, energy tax, customs and other import or export duties, excise duties, transfer taxes or duties, property taxes, capital taxes, or duties, social security or other similar contributions, whenever and wherever imposed, administered, collected or assessed, together with all related interest, fines, penalties, additions to tax, costs, charges and surcharges imposed by any Governmental Authority with respect thereto.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof, in each case, provided or required to be provided to a Taxing Authority.

“Taxing Authority” means, with respect to any Tax, the Governmental Authority or other authority competent to impose such Tax or responsible for the administration and/or collection of such Tax or enforcement of any law in relation to Tax.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by SPAC, NewCo, Merger Sub or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Transactions” means the Merger and the Share Transfer, and the other transactions contemplated by this Agreement and the Transaction Documents.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“Trust Cash” shall equal, as of the Closing, the amount of funds contained in the Trust Account (net of SPAC Shareholder Redemption Amount and SPAC Transaction Expenses).

“Virtual Data Room” means the virtual data room established by the Company and hosted by Intralinks, access to which was given to SPAC in connection with its due diligence investigation of the Company relating to the transactions contemplated hereby.

SECTION 1.02    Further Definitions. The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Action	§ 4.09
Agreement	Preamble
Alternative Transaction	§ 8.05
Antitrust Laws	§ 8.12(a)
Assumed Warrant	§ 3.01(a)(iii)(E)
Audited Financial Statements	§ 8.16
Blue Sky Laws	§ 4.05(b)
CARES Act	§ 4.14(a)
Certificate of Merger	§ 2.02(a)
Change in Recommendation	§ 8.02
Claims	§ 7.04
Closing	§ 2.02(b)
Closing Date	§ 2.02(b)
Commitment Agreement	Recitals
Company	Preamble
Company Board	Recitals
Company Disclosure Schedule	Article IV
Company Interested Party Transaction	§ 4.19
Company Permits	§ 4.06
Confidentiality Agreement	§ 8.04(b)
Continuing Employees	§ 8.06(a)
Contracting Parties	§ 11.11
D&O Insurance	§ 8.07(b)
Data Security Requirements	§ 4.13(j)
Effective Time	§ 2.02(a)
ERISA Affiliate	§ 4.10(c)
Exchange Act	§ 4.05(b)
Exchange Agent	§ 3.02(a)
Exchange Fund	§ 3.02(a)
Exit Notice	Recitals
Exit Notice Failure	§ 8.04(a)
Financial Statements	§ 4.07(a)
Fortive Waiver	§ 8.14(c)
Governmental Authority	§ 4.05(b)
Incentive Payments	§ 8.06(c)

Insurance Policies	§ 4.17(a)
Intended Tax Treatment	Recitals
Intervening Event	§ 8.02
Lease	§ 4.12(b)
Lease Documents	§ 4.12(b)
Lock-Up Agreements	Recitals
Material Contracts	§ 4.16(a)
Maximum Annual Premium	§ 8.07(b)
Merger	Recitals
Merger Sub	Preamble
Merger Sub Stockholder Approval	§ 6.06(b)
NewCo	Preamble
NewCo Board	Recitals
Non-U.S. Benefit Plan	§ 4.10(a)
Nonparty Affiliates	§ 11.11
Outside Date	§ 10.01(b)
Parties	Preamble
Per Share Merger Consideration	§ 3.01(a)(iii)(B)
Plans	§ 4.10(a)
Redemption Shares	§ 3.01(b)
Registration Rights Agreement	Recitals
Registration Statement / Proxy Statement	§ 8.01(a)
Remedies Exceptions	§ 4.04
Representatives	§ 8.04(a)
Reviewed Financial Statements	§ 8.16
SEC	§ 5.07(a)
Securities Act	§ 4.05(b)
Share Transfer	Recitals
Share Transfer Agreement	Recitals
SPAC	Preamble
SPAC Board	Recitals
SPAC Board Recommendation	§ 8.02
SPAC Certificate of Incorporation	Recitals
SPAC Founders Shares	Recitals
SPAC Merger Approval	§ 5.10(b)
SPAC Preferred Stock	§ 5.03(a)
SPAC SEC Reports	§ 5.07(a)
SPAC Stockholders’ Meeting	§ 8.02
SPAC Tail Policy	§ 8.07(c)
Sponsor Letter	Recitals
Surviving Corporation	§ 2.01
Terminating Company Breach	§ 10.01(g)
Terminating SPAC Breach	§ 10.01(h)
Transaction Proposals	§ 8.02
Trust Account	§ 5.12
Trust Agreement	§ 5.12

Trust Fund	§ 5.12
Trustee	§ 5.12
Updated Financial Statements	§ 8.16

SECTION 1.03    Construction.

(a)    Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and (ix) references to any Law shall include all rules and regulations promulgated thereunder and references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law. All references to “$” or dollars refer to United States dollars.

(b)    The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(c)    Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and when counting days, the date of commencement will not be included as a full day for purposes of computing any applicable time periods (except as otherwise may be required under any applicable Law). If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d)    All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(e)    Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

ARTICLE II

AGREEMENT AND PLAN OF MERGER

SECTION 2.01    The Merger. Upon the terms and subject to the conditions set forth in Article IX, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into SPAC. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and SPAC shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

SECTION 2.02    Effective Time; Closing.

(a)    As promptly as practicable, but in no event later than three (3) Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in Article IX (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (a “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and mutually agreed by the parties (the date and time of the filing of such Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in such Certificate of Merger), which shall be simultaneous with the transfer of the Company Shares to NewCo in accordance with the terms of the Share Transfer Agreement, being the “Effective Time”).

(b)    Immediately prior to such filing of a Certificate of Merger in accordance with Section 2.02(a), a closing (the “Closing”) shall be held by electronic exchange of deliverables and release of signatures for the purpose of confirming the satisfaction or, if permissible, waiver, as the case may be, of the conditions set forth in Article IX. The date on which the Closing shall occur is referred to herein as the “Closing Date”.

SECTION 2.03    Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises, licenses and authority of SPAC and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

SECTION 2.04    Organizational Documents; Directors and Officers.

(a)    At the Effective Time, the SPAC Certificate of Incorporation, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety in the form attached hereto as Exhibit D, and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 8.07).

(b)    At the Effective Time, the bylaws of SPAC, as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety in the form attached hereto as Exhibit E, and as so amended shall be the bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws (subject to Section 8.07).

(c)    At the Closing, NewCo shall amend and restate, effective as of the Effective Time, the constitution of NewCo to be as set forth on Exhibit F.

(d)    The Parties shall cause (i) the NewCo Board immediately following the Effective Time to be comprised of two (2) individuals designated by SPAC (provided such individuals are reasonably acceptable to the Company Board) and five (5) individuals designated by the Company, and (ii) the officers of NewCo immediately following the Effective Time to be comprised of the officers of the Company immediately prior to the Effective Time, in each case except as otherwise agreed in writing by the Parties prior to the Closing, each to hold office in accordance with the constitution of NewCo.

ARTICLE III

ISSUE AND CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 3.01    Issue and Conversion of Securities.

(a)    At the Effective Time, the following events will take place simultaneously:

(i)    NewCo Ordinary Shares will be issued in accordance with the terms of the Share Transfer Agreement;

(ii)    each SPAC Founders Share shall be cancelled and converted into one validly issued, fully paid and nonassessable share of SPAC Class A Common Stock in accordance with the SPAC Certificate of Incorporation; and

(iii)    by virtue of the Merger and without any action on the part of SPAC, NewCo, Merger Sub or the holders of any of the following securities:

(A)    all shares of SPAC Common Stock held in the treasury of SPAC shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto;

(B)    each share of SPAC Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than Redemption Shares, but including the shares of SPAC Class A Common Stock issued upon conversion of the SPAC Founders Shares in accordance with Section 3.01(a)(ii) above) shall be cancelled and converted into and exchanged for one validly issued, fully paid and nonassessable NewCo Ordinary Share (the “Per Share Merger Consideration”);

(C)

(D)    each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation;

(E)    NewCo shall assume the SPAC Warrant Agreement and enter into such amendments thereto as are necessary to give effect to the provisions of this Section 3.01(a)(iii)(E), and each SPAC Warrant then outstanding and unexercised shall automatically without any action on the part of its holder, be converted into a warrant to acquire a number of NewCo Ordinary Shares (each resulting warrant, an “Assumed Warrant”). Each Assumed Warrant shall be subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding SPAC Warrant immediately prior to the Effective Time, except to the extent such terms or conditions are rendered inoperative by the Transactions. Accordingly, effective as of the Effective Time: (A) each Assumed Warrant shall be exercisable solely for NewCo Ordinary Shares; (B) the number of NewCo Ordinary Shares subject to each Assumed Warrant shall be equal to the number of shares of SPAC Class A Common Stock subject to the applicable SPAC Warrant; and (C) the per share exercise price for the NewCo Ordinary Shares issuable upon exercise of such Assumed Warrant shall be equal to the per share exercise price for the shares of SPAC Class A Common Stock subject to the applicable SPAC Warrant, as in effect immediately prior to the Effective Time. NewCo shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Assumed Warrants remain outstanding, a sufficient number of NewCo Ordinary Shares for delivery upon the exercise of such Assumed Warrants.

(b)    Each share of SPAC Class A Common Stock issued and outstanding immediately prior to the Effective Time with respect to which a SPAC stockholder has validly exercised its Redemption Rights, and that shall be redeemed at the Effective Time (the “Redemption Shares”), shall not be entitled to receive the Per Share Merger Consideration and shall be converted into the right to receive from SPAC, in cash, an amount per share calculated in accordance with such stockholder’s Redemption Rights. At or as promptly as practical after the Effective Time, SPAC shall make such cash payments in respect of each such Redemption Share. As of the Effective Time, all such Redemption Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Redemption Share (or related certificate or book-entry share) shall cease to have any rights with respect thereto, except the right to receive the cash payments from SPAC referred to in the immediately preceding sentence.

(c)     In the event that the SPAC Class A Common Stock and SPAC Warrants comprising a single SPAC Unit have not been detached so as to permit separate transferability or trading thereof prior to the Effective Time, then effective immediately prior to the conversions contemplated by Section 3.01(a), any and all SPAC Units shall be automatically detached and broken out into their constituent parts, such that a holder of one SPAC Unit shall thereupon hold one share of SPAC Class A Common Stock and one-third of one SPAC Warrant, and such underlying constituent securities shall be converted in accordance with Section 3.01(a)(iii), respectively; provided, however, that if upon such detachment, a holder of SPAC Warrants would be deemed to hold a fractional SPAC Warrant, then prior to such conversion the number of SPAC Warrants deemed to be held by such holder shall be rounded down to the nearest whole number.

SECTION 3.02    Exchange.

(a)    Exchange Agent. On the Closing Date, NewCo shall deposit, or shall cause to be deposited, with a bank or trust company that shall be designated by NewCo and is reasonably satisfactory to SPAC (the “Exchange Agent”), for the benefit of the holders of the SPAC Class A Common Stock (including the shares of SPAC Class A Common Stock issued upon conversion of the SPAC Founders Shares in accordance with Section 3.01(a)(ii) above), for exchange in accordance with this Article III, the number of NewCo Ordinary Shares issuable pursuant to this

Agreement (such NewCo Ordinary Shares together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”). NewCo shall cause the Exchange Agent, pursuant to irrevocable instructions, to pay the Per Share Merger Consideration out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any other purpose.

(b)    Exchange Procedures. Within two (2) Business Days after the Closing Date (but in no event prior to the Effective Time), NewCo shall cause the Exchange Agent to deliver to each holder of the SPAC Class A Common Stock, as of immediately prior to the Effective Time (including the shares of SPAC Class A Common Stock issued upon conversion of the SPAC Founders Shares in accordance with Section 3.01(a)(ii) above), the Per Share Merger Consideration in accordance with the provisions of Section 3.01.

(c)    No Further Rights in SPAC Class A Common Stock. The Per Share Merger Consideration payable upon conversion of the SPAC Class A Common Stock in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such SPAC Class A Common Stock.

(d)    Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of SPAC Class A Common Stock for one (1) year after the Effective Time shall be delivered to NewCo, upon demand, and any holders of SPAC Class A Common Stock who have not theretofore complied with this Section 3.02 shall thereafter look only to NewCo for the Per Share Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by holders of SPAC Class A Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of NewCo free and clear of any claims or interest of any person previously entitled thereto.

(e)    No Liability. None of the Exchange Agent, Merger Sub, NewCo or the Surviving Corporation shall be liable to any holder of SPAC Class A Common Stock for any SPAC Class A Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law in accordance with this Section 3.02.

(f)    Withholding Rights. Notwithstanding anything in this Agreement to the contrary, each of SPAC, NewCo, the Surviving Corporation, Merger Sub, and the Exchange Agent shall be entitled to deduct and withhold from the consideration (including shares, warrants, options or other property) otherwise payable, issuable or transferable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to such payment, issuance or transfer under the Code, applicable Australian Law, or other provision of U.S. state, local or non-U.S. Tax Law; provided that, except with respect to withholding or deducting on any amounts treated as compensation for services, if the applicable withholding agent determines that any payment, issuance or transfer hereunder is subject to deduction and/or withholding, then such withholding agent shall (i) use reasonable best efforts to provide notice to the applicable recipient as soon as reasonably practicable after such determination and (ii) reasonably cooperate with the applicable recipient to reduce or eliminate any such deduction or withholding to the extent permitted by applicable Law. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts (A) shall be timely remitted to the applicable Governmental Authority and (B) shall be treated for all purposes of this Agreement as having been paid, issued or transferred to the person in respect of which such deduction and withholding was made. To the extent any Party becomes aware of any obligation to deduct or withhold from amounts otherwise payable, issuable or transferable pursuant to this Agreement, such Party shall notify the other Parties as soon as reasonably practicable, and the Parties shall reasonably cooperate to obtain any certificates or other documentation required in respect of such withholding obligation.

(g)    Fractional Shares. No certificates or scrip or shares representing fractional NewCo Ordinary Shares shall be issued upon the exchange of SPAC Class A Common Stock and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of NewCo. In lieu of any fractional NewCo Ordinary Share to which any holder of SPAC Class A Common Stock would otherwise be entitled, the Exchange Agent shall round up or down to the nearest whole NewCo Ordinary Share, as applicable, with a fraction of 0.5 rounded up. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

SECTION 3.03    SPAC Stock Transfer Books. At the Effective Time, the stock transfer books of SPAC shall be closed and there shall be no further registration of transfers of SPAC Common Stock thereafter on the records of SPAC.

SECTION 3.04    No Appraisal and Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the Merger.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s disclosure schedule delivered by the Company in connection with this Agreement (the “Company Disclosure Schedule”), the Company hereby represents and warrants to each of SPAC, NewCo and Merger Sub as follows:

SECTION 4.01    Organization and Qualification; Subsidiaries.

(a)    The Company is a company duly incorporated or organized, validly existing and in good standing under the laws of Australia and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not individually or in the aggregate expected to have a Company Material Adverse Effect.

(b)    Each Company Subsidiary is a corporation or other organization duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not individually or in the aggregate expected to have a Company Material Adverse Effect.

SECTION 4.02    Organizational Documents.

(a)    The Company has prior to the date of this Agreement made available to SPAC in a complete and correct copy of the certificate of incorporation and the bylaws or equivalent organizational documents (being articles of association in the case of the Company), each as amended to date, of the Company. Such certificates of incorporation, bylaws, articles of association or equivalent organizational documents are in full force and effect. The Company is not in material violation of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents. The Company has conducted its business in compliance with its organizational documents, except for such failures, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b)    The Company has prior to the date of this Agreement made available to SPAC a complete and correct copy of the certificate of incorporation and the bylaws or equivalent organizational documents (being articles of association in the case of the Company), each as amended to date, of each Company Subsidiary. Such certificates of incorporation, bylaws, articles of association or equivalent organizational documents are in full force and effect. No Company Subsidiary is in material violation of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents. Each Company Subsidiary has conducted its business in compliance with its organizational documents, except for such failures, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

SECTION 4.03    Capitalization.

(a)    A true and complete list of all the Equity Interests (including Company Shares) issued or outstanding in the Company is set forth in Section 4.03(a) of the Company Disclosure Schedule. All such Equity Interests or Company Shares, as applicable, have been issued and granted or allotted in compliance in all material respects with (i) applicable securities Laws and other applicable Law and (ii) all preemptive rights and other requirements set forth in applicable Contracts to which the Company is a Party and the organizational documents of the Company. The Company Shares are held and beneficially, or in respect of Company Shares held by a shareholder in its capacity of a trustee, legally owned as set out in Section 4.03(a) of the Company Disclosure Schedule.

(b)    A true and complete list of all the Company Subsidiaries, together with the jurisdiction of incorporation of each Company Subsidiary and the percentage of the outstanding Equity Interests of each Company Subsidiary owned by the Company and each other Company Subsidiary, is set forth in Section 4.03(b) of the Company Disclosure Schedule, and there are no Equity Interests issued or outstanding in any Company Subsidiary except as set forth thereon. None of the Company and the Company Subsidiaries directly or indirectly owns, and has never owned, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, trust, partnership, incorporated or unincorporated joint venture or business association, unincorporated associated, consortium or other entity or fund. All of the outstanding equity interests of the Company Subsidiaries (i) are duly authorized, validly issued, fully paid and nonassessable and (ii) have been issued and granted in compliance in all material respects with applicable securities Laws and other applicable Law and all preemptive rights and other requirements set forth in applicable Contracts to which any Company Subsidiary is a party and the organizational documents of the Company Subsidiaries. Each outstanding Equity Interest of each Company Subsidiary is owned 100% by the Company or another Company Subsidiary free and clear of all Liens, options, rights of first refusal and limitations on the Company’s or any Company Subsidiary’s voting or transfer rights other than transfer restrictions under applicable securities laws and their respective organizational documents. No Company Group Member is a trustee of any trust.

(c)    Except as set forth in Section 4.03(c) of the Company Disclosure Schedule, (i) there are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued Equity Interests of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of Equity Interests of, or other equity or voting interests in, or any securities convertible into or exchangeable or exercisable for Equity Interests in, the Company or any Company Subsidiary, and (ii) neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, and neither the Company nor any Company Subsidiary has granted, any equity appreciation rights, participations, phantom equity, restricted shares, restricted share units, performance shares, contingent value rights or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any Equity Interests in the Company or any Company Subsidiary. There are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements to which the Company or any Company Subsidiary is a party, or to the Company’s knowledge, among any holder of Company Shares or any other equity interests or other securities of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is not a party, with respect to the voting or transfer of the Company Shares or any of the equity interests or other securities of the Company. The Company does not own any equity interests in any Person.

(d)    There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Equity Interests of the Company or any Company Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person other than a Company Subsidiary. No Company Group Member has (i) redeemed or repaid any share capital (or other equity or interest in any trust of which it is the trustee) contrary to its organizational documents or the terms of issue of any shares or other equity or interest, (ii) issued any shares, securities, or loan capital convertible into shares or units to any person other than a Company Group Member, or bought back any shares or reduced its share capital or passed any resolution for the reduction of its share capital, or (iii) agreed or offered, whether or not subject to any condition, to do any of the matters referred to in the foregoing clauses (i) and (ii).

SECTION 4.04    Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this

Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by SPAC, NewCo and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”).

SECTION 4.05    No Conflict; Required Filings and Consents.

(a)    The execution and delivery of this Agreement by the Company does not, and subject to receipt of the consents, approvals, authorizations or permits, filings and notifications, expiration or termination of waiting periods after filings and other actions contemplated by Section 4.05(b), the performance of the Transactions by the Company will not (i) conflict with or violate the certificate of incorporation or bylaws or any equivalent organizational documents of the Company or any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations, expiration or termination of waiting periods and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any property or asset of the Company or any Company Subsidiary pursuant to, any Contract, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any asset or property of the Company or any Company Subsidiary is bound or affected, except, with respect to clauses (a)(ii) and (a)(iii) for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a Company Material Adverse Effect.

(b)    The execution and delivery of this Agreement by the Company does not, and the performance of the Transactions by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any U.S. or non-U.S.: (i) nation, state, commonwealth, province, territory, region, county, city, municipality, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental, quasi-governmental, public or statutory authority of any nature (including any governmental division, department, agency, regulatory or administrative authority, commission, instrumentality, official, organization, unit, body, or Entity and any court, judicial or arbitral body, or other tribunal) (a “Governmental Authority”), except (A) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act of 1933, as amended (the “Securities Act”), state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover laws, and the pre-merger notification requirements of the HSR Act and the filing and approval requirements under the FATA, and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is a “TID U.S. Business” as that term is defined in 31 CFR § 800.248.

SECTION 4.06    Permits; Compliance. Except as set forth in Section 4.06 of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”), except where the failure to have such Company Permits would not reasonably be expected to have a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened in writing. Neither the Company nor any Company Subsidiary is, or has been since January 1, 2019, in conflict with, or in default, breach or violation of (a) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (b) any Material Contract or Company Permit, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or would not reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.07    Financial Statements.

(a)    The Company has made available to SPAC true and complete copies of the International Financial Reporting Standards audited consolidated balance sheet of the Company and the Company Subsidiaries as of June 30, 2019 and June 30, 2020, and the related audited consolidated statements of operations and cash flows of the Company and the Company Subsidiaries for each of the years then ended, each audited in accordance with the Australian Auditing Standards (collectively, the “Financial Statements”), and each of which are set forth as Section 4.07(a) of the Company Disclosure Schedule. Each of the Financial Statements (including the notes thereto) (A) was prepared in accordance with Local GAAP, applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (B) fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company and the Company Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein. Each of the Financial Statements were prepared: (x) in accordance with the Accounting Standards, (y) in accordance with the requirements of the Corporations Act (to the extent applicable) and all other applicable Law, and (z) in a manner described in the notes thereto.

(b)    Except as and to the extent reflected or reserved for in the Financial Statements, the Company does not have any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with Local GAAP, except for: (i) liabilities that were incurred in the Ordinary Course since June 30, 2020 (and in any event do not relate to breach of Contract, tort or noncompliance with Law), (ii) obligations for future performance under any Contract to which the Company or any Company Subsidiary is a party (and in any event do not relate to breach of Contract, tort or noncompliance with Law), (iii) that will be paid off or discharged prior to or at the Closing, (iv) arising under this Agreement and/or the performance by the Company of its obligations hereunder, or (v) such other liabilities and obligations which are not, individually or in the aggregate, expected to have a Company Material Adverse Effect.

(c)    Since January 1, 2019, (i) neither the Company nor any Company Subsidiary nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or Representative of the Company or any Company Subsidiary in its capacity as such, has received any complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any such complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices and (ii) there have been no internal unresolved, material investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Board of Directors of the Company or any committee thereof.

SECTION 4.08    Absence of Certain Changes or Events. Since June 30, 2020 and on and prior to the date of this Agreement, except as expressly contemplated by this Agreement and the Share Transfer Agreement, (a) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the Ordinary Course, (b) the Company and the Company Subsidiaries have not sold, assigned, transferred, permitted to lapse, abandoned, or otherwise disposed of any right, title, or interest in or to any of their respective material assets (including Company-Owned IP) other than in the Ordinary Course, (c) there has not been a Company Material Adverse Effect, and (d) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 7.01(b)(iv), (vi), (vii), (viii), (ix), (x), (xv), (xvi) and, only with respect to the covenants in each of the foregoing subsections of Section 7.01(b), Section 7.01(b)(xviii).

SECTION 4.09    Absence of Litigation. There is no material litigation, suit, claim, charge, grievance, action, proceeding, audit or investigation by or before any Governmental Authority (an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is, subject to any material continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any material order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

SECTION 4.10    Employee Benefit Plans.

(a)    Section 4.10(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, all material Employee Benefit Plans that are maintained, contributed to, required to be contributed to, or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer, director and/or consultant of the Company or any Company Subsidiary, or under which the Company or any Company Subsidiary has or could reasonably be expected to incur any liability (contingent or otherwise) (collectively, whether or not material, the “Plans”). The Company has separately identified in Section 4.10(a) of the Company Disclosure Schedules each Plan that is maintained, sponsored, contributed to, or required to be contributed to by the Company or a Company Subsidiary primarily for the benefit of employees outside of the United States (a “Non-U.S. Benefit Plan”).

(b)    With respect to each material Plan, the Company has made available to SPAC, if applicable (i) a true and complete copy of the current plan document and all amendments thereto and each trust or other funding arrangement, (ii) copies of the most recent summary plan description and any summaries of material modifications, (iii) a copy of the most recent annual report and accompanying schedules filed with the relevant Governmental Authority, (iv) copies of the most recently received determination, opinion or advisory letter from the relevant Governmental Authority regarding the tax qualified status of each such Plan (or, if not yet received, a draft of the application provided to the relevant Governmental Authority for such Plan), and (v) any material non-routine correspondence from any Governmental Authority with respect to any Plan within the past three (3) years. Neither the Company nor any Company Subsidiary has any express commitment to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code, or other applicable Law.

(c)    None of the Plans is or was within the past six (6) years, nor does the Company or any ERISA Affiliate have or reasonably expect to have any liability or obligation under, (i) a multiemployer plan (including within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) a single employer pension plan (including within the meaning of Section 4001(a)(15) of ERISA) subject to Section 412 of the Code and/or Title IV of ERISA, (iii) a multiple employer plan subject to Section 413(c) of the Code, or (iv) a multiple employer welfare arrangement under ERISA. For purposes of this Agreement, “ERISA Affiliate” shall mean any entity that together with the Company would be deemed a “single employer” for purposes of Section 4001(b)(1) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.

(d)    Neither the Company nor any Company Subsidiary is or will be obligated, whether under any Plan or otherwise, to pay any bonus, separation, severance, termination or similar benefits to any Person directly as a result of the Transactions, nor will any Transaction accelerate the time of payment or vesting, or increase the amount, of any benefit or other compensation due from the Company or any Company Subsidiary to any individual. The Transactions shall not be the direct or indirect cause of any amount paid or payable by the Company or any Company Subsidiary being classified as an “excess parachute payment” under Section 280G of the Code.

(e)    None of the Plans provides, nor does the Company or any Company Subsidiary have or reasonably expect to have any obligation to provide, retiree medical to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary after termination of employment or service except as may be required under Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and the regulations thereunder or any analogous state or national law.

(f)    Each Plan is and has been within the past six (6) years in compliance, in all material respects, in accordance with its terms and the requirements of all applicable Laws. The Company and the each Company Subsidiary has performed, in all material respects, all obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation in any material respect by any party to, any

Plan. Except for any such Actions that would not have or would not reasonably be expected to result in a material liability to the Company and the Company Subsidiaries, no Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the Ordinary Course) and, to the knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such Action.

(g)    All contributions, premiums or payments required to be made with respect to any Plan have been timely made to the extent due or properly accrued on the consolidated financial statements of the Company and the Company Subsidiaries, except as would not result in material liability to the Company and the Company Subsidiaries. All Non-U.S. Benefit Plans that are intended to be funded and/or book-reserved are so funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions.

SECTION 4.11    Labor and Employment Matters.

(a)    The Company has made available to SPAC a true, correct and complete list of all employees of the Company and each Company Subsidiary as of May 20, 2021, including any employee who is on a leave of absence of any nature, authorized or unauthorized, and sets forth for each such individual the following: (1) employing entity; (2) title or position (including whether full or part time) and location of employment; (3) hire date; and (4) current annualized base salary or (if paid on an hourly basis) hourly rate of pay.

(b)    Section 4.11(b) of the Company Disclosure Schedule contains a correct and complete list of all individuals who provide material services to the Company or any Company Subsidiary in the capacity of an independent contractor as of May 20, 2021, and for each individual: (1) a description of the services provided and the location where such services are provided; (2) the compensation applicable to such services; and (3) details of any Contract applicable to such services.

(c)    As of the date of this Agreement and during all times during the three (3)-year period immediately prior to this Agreement, all compensation, including wages, commissions and bonuses, due and payable to all employees of, and individuals who have provided services as consultants or independent contractors to, the Company and any Company Subsidiary for services performed on or prior to the date hereof have been paid in full (or accrued in full in the Company’s financial statements) in all material respects.

(d)    As of the date of this Agreement and during all times during the three (3)-year period immediately prior to this Agreement, no employee of the Company or any Company Subsidiary is or was represented by a labor union, works council, trade union, industrial organization, or similar representative of employees with respect to employment with the Company or a Company Subsidiary, and neither the Company nor any Company Subsidiary is or was a party to, subject to, or bound by a collective bargaining agreement, collective agreement, workplace agreement or any other Contract with a labor union, works council, trade union, industrial organization, or similar representative of employees. As of the date of this Agreement, and during the three (3)-year period immediately prior to this Agreement, there are or were no strikes, lockouts or work stoppages existing or, to the Company’s knowledge, threatened, against the Company or any Company Subsidiaries with respect to any employees of the Company or any

Company Subsidiaries or any other individuals who have provided services with respect to the Company or any Company Subsidiaries. As of the date of this Agreement and during the three (3)-year period immediately prior to this Agreement, to the Company’s knowledge, there have been no union certification or representation petitions pending with a Governmental Authority or demands for recognition as the bargaining unit representative with respect to the Company or any Company Subsidiaries and any of their employees and, to the Company’s knowledge, no union organizing campaign or similar effort is pending or threatened with respect to the Company or any Company Subsidiaries and any of their respective employees. No Company Group Member has been involved in any industrial dispute with any union or any present or past employee of any Company Group Member at any time within the three-year period immediately prior to this Agreement, except as did not result in or would not result in, individually or in the aggregate, a Company Material Adverse Effect.

(e)    As of the date of this Agreement, there are no material Actions pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by any of their respective current or former employees or any other individuals who have provided services to the Company or any Company Subsidiary.

(f)    The Company and the Company Subsidiaries are and have been since January 1, 2019 in compliance with all applicable Laws relating to labor and employment, including (i) all such Laws relating to wages and hours, anti-discrimination, anti-harassment, anti-retaliation, employee leave, immigration, recordkeeping, occupational health and safety, tax withholding, and classification of employees and contractors and (ii) all applicable industrial Laws, industrial awards, statutes, company policies, codes of conduct and applicable agreements for all employees engaged in the business of the Company Group, and neither the Company nor any Company Subsidiary is liable for any arrears of wages, penalties or other sums for failure to comply with any of the foregoing, except as did not result in or would not result in, individually or in the aggregate, a Company Material Adverse Effect.

(g)    Each Company Group Member has kept adequate and suitable records regarding each Current Employee and such records meet the record keeping requirements set out in the Australian Fair Work Act 2009 (Cth).

(h)    No modern awards or enterprise agreements apply to any Current Employee.

(i)    No order has been made for the reinstatement of any person formerly employed by a Company Group Member.

(j)    Each Current Employee is employed by a Company Group Member subject to a written Contract of employment which comprises the terms and conditions set out in:

(i)    the employment Contract in respect of that Current Employee made available to SPAC; or

(ii)    an applicable template employment Contract made available to SPAC without any material variations, and no Current Employee receives or is entitled to any payment, bonus or benefit that is not documented in such written Contract.

(k)    No individual classified as an independent contractor by a Company Group Member is an employee of a Company Group Member. No Company Group Member contributes to any defined benefit fund for a Non-U.S. Benefit Plan in respect of the Current Employees and no Company Group Member is liable to contribute in respect of any such defined benefit fund.

(l)    No Company Group Member is liable to pay any allowance, annuity, benefit, lump sum, pension, premium or other payment in respect of the death, disability, retirement, resignation, dismissal or cessation of employment of any past or present employees of any Company Group Member or other person other than pursuant to any Plan set out in Section 4.10(a) of the Company Disclosure Schedules.

(m)    The prescribed minimum level of superannuation support for each Current Employee and each independent contractor of any Company Group Member (if applicable) has been provided by each Company Group Member so as not to incur a material superannuation guarantee charge liability.

(n)    There are no material overdue superannuation-related contributions due on the part of any Company Group Member or any Current Employee or independent contractor of the Company Group Member (if applicable) that are outstanding and unpaid.

SECTION 4.12    Real Property; Title to Assets.

(a)    The Company does not own any real property.

(b)    Section 4.12(b) of the Company Disclosure Schedule lists the street address of each parcel of Leased Real Property, and sets forth a list of each lease, sublease, and license pursuant to which the Company or any Company Subsidiary leases, subleases or licenses any real property (each, a “Lease”), with the name of the lessor and the date of each Lease in connection therewith, and each amendment, modification, supplement, extension, renewal and guaranty thereof or thereto (collectively, the “Lease Documents”). True, correct and complete copies of all Lease Documents have been made available to SPAC. (i) There are no leases, subleases, sublicenses, concessions or other Contracts granting to any Person other than the Company or Company Subsidiaries the right to use or occupy all or any portion of the Leased Real Property, and (ii) all such Leases are in full force and effect, are valid and enforceable in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such Leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the Company’s knowledge, by the other party to such Leases, except other than those that would not reasonably be expected have a Company Material Adverse Effect. If required by Law to be registered, each applicable Lease has been registered. The applicable Company Group Member has not received: (1) any notice of termination, rescission, avoidance or repudiation of the Lease and, to the knowledge of the Company, no event has occurred which may be grounds for termination, rescission, avoidance or repudiation of the Lease; (2) any notice requiring material work to be done or expenditure to be made on or in respect of any of the properties subject to a Lease; and (3) any notice from a Governmental Authority related to any of the properties subject to a Lease that will, or would be reasonably likely to, materially affect any Company Group Member’s use and enjoyment of the relevant property or give rise to any material liability for any Company Group Member. There are no current material disputes in connection with or arising out of the Lease involving a Company Group Member and, to the knowledge of the Company, no such disputes are pending or threatened.

(c)    There are no contractual or legal restrictions that preclude or restrict the ability of the Company or any Company Subsidiary to use any Leased Real Property by such party for the purposes for which it is currently being used other than those that would not reasonably be expected to have a Company Material Adverse Effect. The Leased Real Property, and the improvements thereon, are in compliance with all applicable laws, in good repair and in good condition (ordinary wear and tear excepted), and there are no patent or latent defects or adverse physical conditions except other than those that would not reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2019, there has not been any material interruption in the delivery of adequate service of any utilities required in the operation of the business of the Company or any Company Subsidiary currently conducted on the Leased Real Property and neither the Company nor any Company Subsidiary has experienced any material disruptions to its operations arising out of any recurring loss of electrical power, flooding, limitations to access to public sewer and water or restrictions on septic service at the Leased Real Property.

(d)    Each of the Company and the Company Subsidiaries has legal and valid title to, or, in the case of Leased Real Property and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all Liens other than Permitted Liens, except as would not reasonably be expected to have a Company Material Adverse Effect. The Leased Real Property constitutes all of the real property interests owned, used or held for use in the conduct of the business of the Company and the Company Subsidiaries.

SECTION 4.13    Intellectual Property.

(a)    Section 4.13(a) of the Company Disclosure Schedule sets forth a correct list of all: (i) Registered Intellectual Property constituting Company-Owned IP (showing in each, as applicable, the filing date, date of issuance and registration or application number), (ii) written Contracts currently in affect granting a license to use any Company-Licensed IP, including the Software of any other Person (other than generally commercially available Software with aggregate annual license and maintenance fees of less than $75,000); and (iii) Software constituting Company-Owned IP that is either (A) incorporated into the current Products or (B) otherwise material to the business of the Company or any Company Subsidiary as currently conducted. To the knowledge of the Company, the Company IP constitutes all Intellectual Property required for the conduct of the business of the Company and the Company Subsidiaries as such business substantially as conducted as of the date of this Agreement.

(b)    The Company or one of the Company Subsidiaries solely owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company-Owned IP. All Company-Owned IP is subsisting and, to the knowledge of the Company, valid and enforceable. The Company is unaware of any facts or circumstances which would be reasonably likely to result in the loss or expiration of material Company-Owned IP except for ordinary expirations of Registered Intellectual Property rights and other Intellectual Property rights expiring in the ordinary course.

(c)    The Company and each of its applicable Company Subsidiaries have taken and take commercially reasonable actions to, maintain, protect and enforce Intellectual Property rights, including the secrecy of its trade secrets and other Confidential Information. Neither the Company nor any Company Subsidiaries has disclosed any trade secrets or other Confidential Information that relates to the Products or is otherwise material to the business of the Company and any applicable Company Subsidiaries to any other Person other than pursuant to a written confidentiality agreement under which such other Person agrees to maintain the confidentiality and protect such Confidential Information, except as would not have a Company Material Adverse Effect.

(d)    (i) As of the date of this Agreement, there have been no claims filed and served, or threatened in writing, against the Company or any Company Subsidiary, by any Person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Company-Owned IP, or (B), except as set forth in Section 4.13(d) of the Company Disclosure Schedules, alleging any infringement or misappropriation of, or other violation of, any Intellectual Property of other Persons (including any unsolicited demands or offers to license any Intellectual Property from any other Person); (ii) to the knowledge of the Company the operation of the business of the Company and the Company Subsidiaries (including the Products) has not and does not infringe, misappropriate or violate, any Intellectual Property of other Persons; (iii) to the Company’s knowledge, no other Person has infringed, misappropriated or violated any of the Company-Owned IP; and (iv) neither the Company nor any of the Company Subsidiaries has received written notice of any of the foregoing, except, in each case, for notice of any such claims, infringements, misappropriations, violations and notices, which are not, individually or in the aggregate, expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(e)    All Persons who have contributed, developed or conceived any material Company-Owned IP have executed valid and enforceable written Contracts with the Company or one of the Company Subsidiaries, and with respect to employees, such Contracts are substantially in the form made available to SPAC, pursuant to which such Persons assigned to the Company or the applicable Company Subsidiary all of their entire right, title, and interest in and to any Intellectual Property created, conceived or otherwise developed by such Person in the course of and related to his, her or its relationship with the Company or the applicable Company Subsidiary, without further consideration or any restrictions or obligations whatsoever, including on the use or other disposition or ownership of such Intellectual Property.

(f)    Neither the Company nor any of the Company Subsidiaries or, to the Company’s knowledge, any other Person is in material breach or in material default of any Contract specified in Section 4.13(a) of the Company Disclosure Schedule.

(g)    The Company and Company Subsidiaries do not use and have not used any Open Source Software or any modification or derivative thereof in a manner that would grant or purport to grant to any other Person any rights to or immunities under any of the Company-Owned IP.

(h)    To the Company’s knowledge, there are no defects or technical concerns or problems, in each case that are current, unresolved and material, in any of the Products which are not of the type that are capable of being remediated in the Ordinary Course.

(i)    The Company and the Company Subsidiaries maintain commercially reasonable disaster recovery, business continuity and risk assessment plans, procedures and facilities. All of such plans and procedures have been proven reasonably effective upon testing in all material respects, since January 1, 2019. To the Company’s knowledge, since January 1, 2019, there has not been any material failure with respect to any of the Business Systems that has not been remedied or replaced in all material respects.

(j)    The Company and each of the Company Subsidiaries currently and previously have complied in all material respects with (A) all Privacy/Data Security Laws applicable to the Company or a Company Subsidiary, (B) any applicable privacy or other policies of the Company and/or the Company Subsidiary, respectively, concerning the collection, dissemination, storage or use of Personal Information or other Business Data, including any policies or disclosures posted to websites or other media maintained or published by the Company or a Company Subsidiary, (C) industry standards to which the Company or any Company Subsidiary is bound or purports to adhere, (D) PCI DSS and (E) all contractual commitments that the Company or any Company Subsidiary has entered into or is otherwise bound with respect to privacy and/or data security (collectively, the “Data Security Requirements”). The Company and the Company Subsidiaries have each implemented commercially reasonable data security safeguards designed to protect the security and integrity of the Business Systems and any Business Data stored thereon, including where applicable, implementing procedures preventing unauthorized access and the introduction of Disabling Devices, and the taking and storing on-site and off-site of back-up copies of data considered by the Company to be critical. The Company’s and the Company Subsidiaries’ employees and contractors receive reasonable training on information security issues. There is no Disabling Device in any of the Product components. Since January 1, 2019, neither the Company nor any of the Company Subsidiaries has (x) to the Company’s knowledge, experienced any material unauthorized access or use of any of the Business Systems constituting Company-Owned IP, or unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any material Business Data stored on the Business Systems; or (y) been subject to or received written notice of any audits, proceedings or investigations by any Governmental Authority or any customer, or received any claims or complaints regarding the collection, dissemination, storage or use of Personal Information, or the violation of any applicable Data Security Requirements, and, to the Company’s knowledge, there is no reasonable basis for the same.

(k)    The Company and/or one of the Company Subsidiaries (i) owns or possesses all right, title and interest in and to the Business Data constituting Company-Owned IP free and clear of any restrictions other than those imposed by applicable Privacy/Data Security Laws or (ii) has the right, as applicable, to use, exploit, publish, reproduce, distribute, license, sell and create derivative works of the Business Data, in whole or in part, in the manner in which the Company and the Company Subsidiaries use, exploit, publish, reproduce, distribute, license, sell and create derivative works of such Business Data prior to the Closing Date. The Company and the Company Subsidiaries are not subject to any contractual requirements, privacy policies, or other legal obligations, that would prohibit Merger Sub from receiving or using Personal Information or other Business Data held by the Company and/or one of the Company Subsidiaries after the Closing Date, in the manner in which the Company and the Company Subsidiaries received and used such Personal Information and such Business Data prior to the Closing Date or result in liabilities in connection with Data Security Requirements.

SECTION 4.14    Taxes.

(a)    All material Tax Returns of the Company and each of the Company Subsidiaries have been duly and timely filed (taking into account any extension of time to file), and all such Tax Returns are true, correct and complete in all material respects. All material Taxes due and owing by the Company and each of the Company Subsidiaries, or for which the Company and the Company Subsidiaries are otherwise liable, have been timely paid in full to the appropriate Taxing Authority. The Company and the Company Subsidiaries have withheld and paid to the appropriate Taxing Authority all material Taxes required to have been withheld and paid by them in connection with any amounts paid or owing to any current or former employee, independent contractor, creditor, equityholder or other third party. Neither the Company nor any Company Subsidiary has deferred the employer’s share of any “applicable employment taxes” under Section 2302 of the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116-136, H.R. 748 (Mar. 27, 2020) (the “CARES Act”) or received or claimed any Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act, Pub. L. 116-127, H.R. 6201 (Mar. 14, 2020) or Section 2301 of the CARES Act.

(b)    The Company and the Company Subsidiaries have provided adequate reserves in accordance with GAAP or applicable Local GAAP, as applicable, in the Financial Statements for any material Taxes of the Company or any Company Subsidiary that as of the date of the Financial Statements have not been paid.

(c)    No material audit, examination, investigation, litigation or other administrative or judicial proceeding in respect of Taxes or Tax matters is pending, being conducted or has been announced or threatened in writing by any Taxing Authority with respect to the Company or any Company Subsidiary. There is no outstanding claim, assessment or deficiency made in writing against the Company or any of the Company Subsidiaries for any material Taxes, and no such claim, assessment or deficiency has been asserted in writing or, to the knowledge of the Company, threatened, in each case, that has not been resolved.

(d)    Within the past six (6) years, neither the Company nor any Company Subsidiary has received written notice of any claim from a Taxing Authority in a jurisdiction in which the Company or any Company Subsidiary does not file Tax Returns stating that such person is or may be subject to Tax in such jurisdiction, that has not since been resolved.

(e)    Neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to the assessment or collection of any material Tax, in each case, which waiver or extension is currently in effect.

(f)    There are no Liens or encumbrances for material Taxes upon any of the assets of the Company or any Company Subsidiary except for Permitted Liens.

(g)    Neither the Company nor any Company Subsidiary is a party to, or bound by, any Tax indemnity (other than as a beneficiary thereto), Tax sharing or Tax allocation agreement or similar Contract (other than any such Contract entered into in the Ordinary Course and not primarily relating to Taxes).

(h)    Neither the Company nor any Company Subsidiary has been a member of an affiliated, consolidated, combined or unitary group for U.S. federal, state, local or non-U.S. Tax purposes (other than a group the common parent of which is or was the Company or any Company Subsidiary). Neither the Company nor any Company Subsidiary has any material liability for the Taxes of any Person (other than the Company or any Company Subsidiary) as a result of being a member of a consolidated group, fiscal unity or unified group (including pursuant to Treasury Regulation Section 1.1502-6 or any similar provision of state, local or non-U.S. law), as a transferee or successor, by Contract or otherwise by operation of applicable Law, in each case, other than pursuant to any Contract entered into in the Ordinary Course and not primarily relating to Taxes.

(i)    Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in method of accounting made prior to the Closing under Code Section 481(c) (or any corresponding or similar provision of state, local or non-U.S. income Tax Law); (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing outside the Ordinary Course; (iv) to the knowledge of the Company, intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. Tax Law) entered into or created prior to the Closing; or (v) prepaid amount received prior to the Closing outside the Ordinary Course.

(j)    Neither the Company nor any Company Subsidiary has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or any corresponding or similar provision of U.S. state, local or non-U.S. Law.

(k)    Neither the Company nor any Company Subsidiary has distributed to its shareholders or security holders stock or securities of a controlled corporation, nor has stock or securities of any such person been distributed, in a transaction to which Section 355 of the Code applies (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Transactions.

(l)    All payments by, to or among the Company, the Company Subsidiaries and their Affiliates are arm’s length for purposes of all relevant transfer pricing requirements imposed by any Taxing Authority in all material respects.

(m)    Subject to exceptions as would not be material, neither the Company nor any Company Subsidiary is engaged in a trade or business or has a permanent establishment (within the meaning of an applicable Tax treaty) in any country other than its country of incorporation, organization or formation.

(n)    Neither the Company nor any Company Subsidiary is a party to any material ruling or similar agreement or arrangement with a Taxing Authority, and neither the Company nor any Company Subsidiary has any request for a material ruling in respect of Taxes pending between it and any Taxing Authority, in each case, that would be binding on the Company or any Company Subsidiary after the Closing.

(o)    Neither the Company nor any Company Subsidiary has any outstanding liability for Taxes pursuant to Section 965 of the Code (including as a result of an election pursuant to Section 965(h) of the Code).

(p)    The U.S. federal income tax classification of the Company and each Company Subsidiary is set forth on Section 4.14(p) of the Company Disclosure Schedule.

SECTION 4.15    Environmental Matters. (a) Neither the Company nor any of the Company Subsidiaries has violated since January 1, 2019 nor is it in violation of, applicable Environmental Law; (b) to the knowledge of the Company, none of the properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance which requires reporting, investigation, remediation, monitoring or other response action by the Company or any Company Subsidiary pursuant to applicable Environmental Laws, or which could give rise to a liability of the Company or any Company Subsidiary under Environmental Laws; (c) to the Company’s knowledge, none of the Company or any of the Company Subsidiaries is actually, potentially or allegedly liable pursuant to applicable Environmental Laws for any off-site contamination by Hazardous Substances; (d) each of the Company and each Company Subsidiary is and, since January 1, 2019 has been in compliance with all material permits, licenses and other authorizations required under applicable Environmental Law; and (e) neither the Company nor any Company Subsidiary is the subject of any pending or threatened Action alleging any violation or, or liability under, Environmental Laws, except, in each case of clause (a) through (e), as would not have a Company Material Adverse Effect. The Company has provided all material environmental assessments, reports, studies or other evaluations in its possession or reasonable control relating to any of the Company’s products or to any properties currently or formerly owned, leased or operate by the Company or any Company Subsidiary.

SECTION 4.16    Material Contracts.

(a)    Section 4.16(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, the following types of Contracts to which the Company or any Company Subsidiary is a party or bound (such Contracts as are required to be set forth on Section 4.16(a) of the Company Disclosure Schedule being the “Material Contracts”):

(i)    each currently effective Contract with consideration paid or payable to or by the Company or any of the Company Subsidiaries of more than $1,000,000, in the aggregate, over any twelve (12)-month period;

(ii)    each Contract with the Company’s top 25 customers and Suppliers based on the aggregate amounts paid by or to the Company and the Company Subsidiaries in the twelve (12)-month period ending on the date hereof;

(iii)    each Contract to which the Company or any Company Subsidiary is a party (other than this Agreement and the Share Transfer Agreement) that is of a type that would be required to be included as an exhibit to a registration statement on Form S-1 pursuant to Items 601(b)(2), (4), (9) or (10) of Regulation S-K promulgated under the Securities Act if such a registration statement was filed by the Company on the date of this Agreement;

(iv)    each Contract (A) with any of the Affiliates of the Company (other than a Company Group Member) or (B) pursuant to which the Company or any Company Subsidiary receives any “preferred pricing” or similar benefit that is utilized by the Company or any Company Subsidiary in the Ordinary Course;

(v)    all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts (excluding reseller agreements in the Ordinary Course) to which the Company or any Company Subsidiary is a party that provide for payments by the Company or any Company Subsidiary or to the Company or any Company Subsidiary in excess of $1,000,000, in the aggregate, over any twelve (12)-month period;

(vi)    all Contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Company Subsidiary or income or revenues related to any Product of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party;

(vii)    all Contracts evidencing Indebtedness, and any pledge agreements, security agreements or other collateral agreements in which the Company or any Company Subsidiary granted to any Person a security interest in or Lien on any of the material property or assets of the Company or any Company Subsidiary, and all Contracts guarantying the debts or other obligations of any Person;

(viii)    all partnership, joint venture or similar agreements;

(ix)    all Contracts with any Governmental Authority to which the Company or any Company Subsidiary is a party, other than any Company Permits, or under which the Company or any Company Subsidiary is directly or indirectly, to the knowledge of the Company, providing goods, services, software, or other items to or for use by a Governmental Authority;

(x)    all Contracts that limit, or purport to limit, the ability of the Company or any Company Subsidiary to compete in any line of business or with any Person or entity or in any geographic area or during any period of time, excluding customary confidentiality agreements and Contracts that contain customary confidentiality clauses;

(xi)    all Contracts that result in any person or entity holding an irrevocable power of attorney from the Company or any Company Subsidiary that relates to the Company, any Company Subsidiary or their respective business;

(xii)    all leases or master leases of personal property reasonably likely to result in annual payments of $1,000,000 or more in a twelve (12)-month period;

(xiii)    all Contracts involving use of any Company-Licensed IP required to be listed in Section 4.13(a) of the Company Disclosure Schedule;

(xiv)    Contracts which involve the license or grant of rights to Company-Owned IP by the Company other than non-exclusive licenses (or sublicenses) of Company-Owned IP granted in the Ordinary Course;

(xv)    all Contracts that relate to the direct or indirect acquisition or disposition of any securities or business (whether by merger, sale of stock, sale of assets or otherwise) and under which there are surviving obligations of the Company or any Company Subsidiary;

(xvi)    all Contracts relating to a Company Interested Party Transaction;

(xvii)    all Contracts involving any resolution or settlement of any actual or threatened Action or other dispute which require payment in excess of $1,000,000 or impose continuing obligations on the Company or any Company Subsidiary, including injunctive or other non-monetary relief;

(xviii)    all Contracts under which the Company has agreed to purchase goods or services from a vendor, Supplier or other Person on a preferred supplier or “most favored supplier” basis;

(xix)    all Contracts with Vontier Corporation or its Affiliates (including Gilbarco Inc. and GGC International Holdings LLC);

(xx)    Contracts for the development of Company-Owned IP for the benefit of the Company (other than Contracts of employment);

(xxi)    Contract pursuant to which the Company agrees to jointly own any Intellectual Property with any third party; and

(xxii)    Contract pursuant to which the Company is obligated to develop any Intellectual Property to be owned by any third party.

(b)    (i) Each Material Contract is a legal, valid and binding obligation of the Company or the Company Subsidiaries and, to the knowledge of the Company, the other parties thereto, and neither the Company nor any Company Subsidiary is in breach or violation of, or default under, any Material Contract nor has any Material Contract been canceled by the other party; (ii) to the Company’s knowledge, no other party is in breach or violation of, or default under, any Material Contract; and (iii) the Company and the Company Subsidiaries have not received any written, or to the knowledge of the Company, oral claim of default under any such Material Contract, except for any such conflicts, violations, breaches, defaults or other occurrences which would not be expected to result in a Company Material Adverse Effect. No party to a Material Contract has given written notice of or, to the knowledge of the Company, threatened (i) any potential exercise of termination rights with respect to any Material Contract or (ii) any non-renewal or modification of any Material Contract.

(c)    The Company has furnished or made available to SPAC true and complete copies of all Material Contracts, including amendments thereto that are material in nature.

SECTION 4.17    Insurance.

(a)    Section 4.17(a) of the Company Disclosure Schedule sets forth, with respect to each material insurance policy under which the Company or any Company Subsidiary is an insured (the “Insurance Policies”), a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement (i) the names of the insurer, the principal insured and each named insured, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium most recently charged.

(b)    With respect to each such Insurance Policy, except as would not be expected to result in a Company Material Adverse Effect: (i) the policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the Ordinary Course, is in full force and effect; (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

SECTION 4.18    Certain Business Practices.

(a)    Except as set forth on Section 4.18(a) of the Company Disclosure Schedule, the Company and the Company Subsidiaries, and their respective officers, directors, and employees, and, to the knowledge of the Company, any agents, distributors or other third-party representatives, including but not limited to attorneys, accountants, consultants, or advisors, to the extent they act on behalf of the Company or any Company Subsidiary, are currently, and have for the past five (5) years at all times been, in compliance in all material respects with all applicable Sanctions and Ex-Im Laws. Neither the Company nor any Company Subsidiary, nor any of their respective officers, directors, or employees, nor, to the knowledge of the Company, any agents or other third-party representatives acting on behalf of the Company or any Company Subsidiary, are currently, or have been in the last five (5) years: (i) a Sanctioned Person; (ii) organized, resident, or located in a Sanctioned Country; (iii) operating, conducting business, or participating in any transaction in or with any Sanctioned Country, to the extent such activities violate applicable Sanctions or Ex-Im Laws; or (iv) to the knowledge of the Company, engaging in dealings with any Sanctioned Person, to the extent such activities violate applicable Sanctions or Ex-Im Laws. There are not now and have not been in the last five (5) years any material proceedings, investigations, or disclosures by or before any Governmental Authority involving the Company, the Company Subsidiaries, any of their respective directors, officers, or employees, or, to the Company’s knowledge, their agents relating to Sanctions or Ex-Im Laws, nor to the Company’s or the Company Subsidiaries’ knowledge is such a proceeding, investigation, or disclosure pending or threatened.

(b)    Except as set forth on Section 4.18(b) of the Company Disclosure Schedule, neither the Company nor the Company Subsidiaries nor their respective officers, directors, employees, nor, to the knowledge of the Company, any agents, distributors, or other third-party representatives acting on behalf of the Company or any Company Subsidiary, have in the past five (5) years: (i) violated or been convicted of violating any applicable Anti-Corruption Laws, or (ii) directly or knowingly indirectly, made, offered, paid, given, provided, promised to pay or give, or authorized the payment or giving of any money, contribution, commission, bribe, kickback, payoff, rebate, reward, gift, hospitality, entertainment, influence payment, inducement (including any facilitation payment), or any other thing of value, to any Person, including any Government Official, corruptly, or any employee or representative of a Governmental Authority, or any Person acting for or behalf of any Government Official, in order to influence decisions of such a Person, to induce such a Person to take or omit to take any action, to secure any improper business advantage, such as obtaining or retaining business or other favorable government action, or to otherwise secure any improper advantage, or for any other prohibited purpose (within the meaning of applicable Anti-Corruption Laws); or (iii) created any false record or established or maintained any fund or asset that has not been recorded in the books and records of the Company or the Company Subsidiaries in connection with such actions, in each case in such a manner that would violate applicable Anti-Corruption Laws. The Company and Company Subsidiaries have instituted and maintained policies, procedures, and controls reasonably designed to promote continued compliance therewith.

(c)    There have been no proceedings or investigations by or before any Governmental Authority involving the Company or any Company Subsidiary or their respective directors, officers or employees relating to the Anti-Corruption Laws in the past five (5) years nor are there any pending, or, to the knowledge of the Company or any Company Subsidiary, threatened.

SECTION 4.19    Interested Party Transactions. Except for employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the Ordinary Course, no director, officer or other Affiliate of the Company or any Company Subsidiary has or has had, directly or indirectly: (a) an economic interest in any Person that has furnished or sold, or furnishes or sells, services or Products that the Company or any Company Subsidiary furnishes or sells, or proposes to furnish or sell; (b) an economic interest in any Person that purchases from or sells or furnishes to, the Company or any Company Subsidiary, any goods or services; (c) a beneficial interest in any Material Contract; or (d) any contractual or other arrangement with the Company or any Company Subsidiary (including any “preferred pricing” or similar benefit enjoyed by the Company or any Company Subsidiary as a result of any such affiliation). The Company and the Company Subsidiaries have not, since January 1, 2019, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company, or (ii) materially modified any term of any such extension or maintenance of credit (each such transaction, a “Company Interested Party Transaction”).

SECTION 4.20    Exchange Act. Neither the Company nor any Company Subsidiary is currently (nor has it previously been) subject to the requirements of Section 12 of the Exchange Act.

SECTION 4.21    Brokers. Except as set forth on Section 4.21 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Affiliates. The Company has provided SPAC with a true and complete copy of all Contracts including its engagement letter, between the Company and the Persons identified on Section 4.21 of the Company Disclosure Schedule, other than those that have expired or terminated and as to which no further services are contemplated thereunder to be provided in the future.

SECTION 4.22    Products Liability.

(a)     (i) There have been no recalls, seizures or withdrawals from any market of Products and (ii) neither the Company nor any Company Subsidiary has any material liability arising as a result of or relating to, or has received any written notice of any threatened legal claim (and, to the Company’s knowledge, there is no reasonable basis for) any action, suit, charge, proceeding, audit or investigation, or any threat of the foregoing, relating to (A) material bodily injury, death or other disability arising as a result of the ownership, possession or use of any Product or (B) false advertising or deceptive trade practices, except in each case other than those that would not have a Company Material Adverse Effect.

(b)    Except for those warranties that are (i) expressly set forth in any Material Contract; (ii) set forth in the Company’s standard form customer agreement made available to SPAC or (iii) required by applicable Law, neither the Company nor any Company Subsidiary has in the last three (3) years made any express or implied warranties covering products manufactured or sold or services rendered by the Company and the Company Subsidiaries that have not expired. All Products have been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and neither the Company nor any Company Subsidiary has any existing liability (and, to the Company’s knowledge, there is no reasonable basis for any present or future action, suit, charge, proceeding, audit or investigation against it giving rise to any such liability) for replacement or repair thereof or other damages in connection therewith in excess of any warranty reserve specifically established with respect thereto and included in the Financial Statements.

SECTION 4.23    Sexual Harassment and Misconduct. Except as would not reasonably be expected to result in material liability to the Company or any of the Company Subsidiaries, (a) none of the Company or the Company Subsidiaries has entered into a settlement agreement with a current or former officer, director or employee of the Company or any of the Company Subsidiaries resolving allegations of sexual harassment or misconduct by an executive officer, director or employee of the Company or any of the Company Subsidiaries, and (b) there are no, and since the formation of the Company and the Company Subsidiaries, there have not been any Actions pending or, to the knowledge of the Company, threatened, against the Company or any of the Company Subsidiaries, in each case, involving allegations of sexual harassment or misconduct by an officer, director or employee of the Company or any of the Company Subsidiaries. To the knowledge of the Company, since January 1, 2019, the Company and the

Company Subsidiaries have materially complied with all applicable Laws with respect to investigating any sexual harassment or other discrimination allegations with respect to current or former employees of which the Company’s supervisory employees or human resources representatives have had actual knowledge.

SECTION 4.24    Solvency. No Company Group Member is the subject of an Insolvency Event and, to the knowledge of the Company, there are no circumstances that justify a Company Group Member being the subject of an Insolvency Event.

SECTION 4.25    Records.

(a)    The records of each the Company Group Member:

(i)    are in the possession or under the control of the Company Group;

(ii)    have been properly maintained in all material respects in accordance with all applicable Laws in Australia or any other jurisdiction in which a Company Group Member operates;

(iii)    do not contain any material inaccuracies; and

(iv)    include all material information required or under, or to comply in all material respects with, or to support any filing made or required to be made under any applicable Law in Australia or any other jurisdiction in which a Company Group Member operates.

(b)    No Company Group Member has received notice of any application or intended application for the rectification of its register of members or any other register that it is required by Law to maintain.

(c)    Each material document or filing which is required by Law to have been delivered or made to any Governmental Authority by a Company Group Member has been duly delivered or made.

SECTION 4.26    Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article IV (as modified by the Company Disclosure Schedule), the Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company, its Affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to SPAC, NewCo, Merger Sub, their respective Affiliates or any of their respective Representatives by, or on behalf of, the Company, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement (as modified by the Company Disclosure Schedule) or in any certificate delivered by the Company pursuant to this Agreement, neither the Company nor any other Person on behalf of the Company has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to SPAC, NewCo, Merger Sub, their respective

Affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to SPAC, NewCo, Merger Sub, their respective Affiliates or any of their respective Representatives or any other Person, and any such representations or warranties are expressly disclaimed.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SPAC

Except as set forth in the SPAC Disclosure Schedule or the SPAC SEC Reports (to the extent the qualifying nature of such disclosure is readily apparent from the content of such SPAC SEC Reports, but excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements), SPAC hereby represents and warrants to each of the Company, NewCo and Merger Sub as follows:

SECTION 5.01    Corporate Organization.

(a)    SPAC is a corporation, duly incorporated, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not be a SPAC Material Adverse Effect.

(b)    SPAC does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other Person.

SECTION 5.02    Organizational Documents. SPAC has furnished to the Company complete and correct copies of the SPAC Organizational Documents. The SPAC Organizational Documents are in full force and effect. SPAC is not in material violation of any of the provisions of the SPAC Organizational Documents.

SECTION 5.03    Capitalization.

(a)    The authorized capital stock of SPAC consists of (i) 250,000,000 shares of SPAC Class A Common Stock, (ii) 20,000,000 SPAC Founders Shares and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“SPAC Preferred Stock”). As of the date of this Agreement (i) 40,250,000 shares of SPAC Class A Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) 10,062,500 SPAC Founders Shares are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (iii) no shares of SPAC Class A Common Stock or SPAC Founders Shares are held in the treasury of SPAC, (iv) 13,416,667 SPAC Warrants are issued and outstanding, and (v) 13,416,667 shares of SPAC Class A Common Stock are reserved for future issuance pursuant to the SPAC Warrants. As of the date of this Agreement, there are no shares of SPAC Preferred Stock issued and outstanding. Each SPAC Warrant is exercisable for one share of SPAC Class A Common Stock at an exercise price of $11.50, subject to the terms of such SPAC Warrant and the SPAC Warrant Agreement. The SPAC Founders Shares will convert into NewCo Ordinary Shares at the Closing pursuant to the terms of this Agreement.

(b)    All outstanding shares of SPAC Class A Common Stock, SPAC Founders Shares and SPAC Warrants have been issued and granted in compliance with all applicable securities laws and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities laws and the SPAC Organizational Documents.

(c)    Except for this Agreement, the SPAC Warrants and the SPAC Founders Shares, SPAC has not issued any options, warrants, preemptive rights, calls, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued share capital of SPAC or obligating SPAC to issue or sell any share capital of, or other equity interests in, SPAC. All shares of SPAC Class A Common Stock and SPAC Founders Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. SPAC is not a party to, or otherwise bound by, and SPAC has not granted, any equity appreciation rights, participations, phantom equity or similar rights. Except for the letter agreement entered into by and among SPAC, Sponsor and the other parties thereto in connection with SPAC’s initial public offering, the Sponsor Agreement and any other agreement set forth in the SPAC SEC Reports, SPAC is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of shares of SPAC Common Stock or any of the equity interests or other securities of SPAC. Except with respect to the Redemption Rights and the SPAC Warrants, there are no outstanding contractual obligations of SPAC to repurchase, redeem or otherwise acquire any shares of SPAC Common Stock. There are no outstanding contractual obligations of SPAC to make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.

SECTION 5.04    Authority Relative to This Agreement. SPAC has all necessary corporate power and authority, to execute and deliver this Agreement and, subject to the receipt of SPAC Stockholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by SPAC and the consummation by SPAC of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of SPAC are necessary to authorize this Agreement or to consummate the Transactions (other than the receipt of the SPAC Stockholder Approval). This Agreement has been duly and validly executed and delivered by SPAC and, assuming due authorization, execution and delivery by the Company, NewCo and Merger Sub constitutes a legal, valid and binding obligation of SPAC enforceable against SPAC in accordance with its terms subject to the Remedies Exceptions.

SECTION 5.05    No Conflict; Required Filings and Consents.

(a)    The execution and delivery of this Agreement by SPAC does not, and the performance of this Agreement by SPAC will not, subject to receipt of the SPAC Stockholder Approval, (i) conflict with or violate the SPAC Organizational Documents, (ii) assuming that all consents, approvals, authorizations, expiration or termination of waiting periods and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any Law applicable to SPAC or by which any of its property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of SPAC pursuant to, any note, bond, mortgage, indenture, Contract, lease, license, permit, franchise or other instrument or obligation to which SPAC is a party or by which SPAC or any asset or property is bound or affected, except, with respect to clauses (a)(ii) and (a)(iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a SPAC Material Adverse Effect.

(b)    The execution and delivery of this Agreement by SPAC does not, and the performance of the Transactions by SPAC will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws and state takeover laws, the pre-merger notification requirements of the HSR Act, and the filing and approval requirements under the FATA and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent SPAC from performing its material obligations under this Agreement.

SECTION 5.06    Compliance. SPAC is not and has not been in conflict with, or in default, breach or violation of, (a) any Law applicable to SPAC or by which any property or asset of SPAC is bound or affected, or (b) any note, bond, mortgage, indenture, Contract, lease, license, permit, franchise or other instrument or obligation to which SPAC is a party or by which SPAC or any property or asset of SPAC is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or reasonably be expected to have a SPAC Material Adverse Effect. SPAC is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for SPAC to own, lease and operate its properties or to carry on its business as it is now being conducted.

SECTION 5.07    SEC Filings; Financial Statements; Sarbanes-Oxley.

(a)    SPAC has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since February 3, 2021, together with any amendments, restatements or supplements thereto (collectively, the “SPAC SEC Reports”). SPAC has heretofore made available to the Company true and correct copies of all amendments and modifications that have not been filed by SPAC with the SEC to all agreements, documents and other instruments that previously had been filed by SPAC with the SEC and are currently in effect. As of their respective dates, the SPAC SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the case of any SPAC SEC Report that is a registration statement, or include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of any other SPAC SEC Report. Each director and executive officer of SPAC has filed with the SEC on a timely basis all documents required with respect to SPAC by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(b)    Each of the financial statements (including, in each case, any notes thereto) contained in the SPAC SEC Reports was prepared in accordance with GAAP (applied on a consistent basis) and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations, changes in stockholders equity and cash flows of SPAC as at the respective dates thereof and for the respective periods indicated therein, (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not reasonably be expected to individually or in the aggregate be material). SPAC has no off-balance sheet arrangements that are not disclosed in the SPAC SEC Reports. No financial statements other than those of SPAC are required by GAAP to be included in the consolidated financial statements of SPAC.

(c)    Except as and to the extent set forth in the SPAC SEC Reports or Section 5.07 of the SPAC Disclosure Schedule, SPAC does not have any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for (A) liabilities incurred in the ordinary course of business subsequent to February 8, 2021; (B) liabilities for fees and expenses incurred in connection with the transactions contemplated by this Agreement.

(d)    SPAC is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq Capital Market.

(e)    SPAC has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to SPAC and other material information required to be disclosed by SPAC in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to SPAC’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting SPAC’s principal executive officer and principal financial officer to material information required to be included in SPAC’s periodic reports required under the Exchange Act.

(f)    SPAC maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that SPAC maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. SPAC has delivered to the Company a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of SPAC to SPAC’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of SPAC to record, process, summarize and report financial data. SPAC has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of SPAC. Since February 8, 2021, there have been no material changes in SPAC’s internal control over financial reporting.

(g)    There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC, and SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(h)    Neither SPAC (including any employee thereof) nor SPAC’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by SPAC, (ii) any fraud, whether or not material, that involves SPAC’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by SPAC or (iii) any claim or allegation regarding any of the foregoing.

(i)    As of the date hereof, there are no outstanding comments from the SEC with respect to the SPAC SEC Reports. To the knowledge of SPAC, none of the SPAC SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

SECTION 5.08    Absence of Certain Changes or Events. Since February 8, 2021 and prior to the date of this Agreement, except as expressly contemplated by this Agreement, SPAC has conducted its business in all material respects in the ordinary course of business.

SECTION 5.09    Absence of Litigation. There is no Action pending or, to the knowledge of SPAC, threatened against SPAC, or any property or asset of SPAC, before any Governmental Authority. Neither SPAC nor any material property or asset of SPAC is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of SPAC, continuing investigation by, any Governmental Authority.

SECTION 5.10    Board Approval; Vote Required.

(a)    The SPAC Board has unanimously (i) determined that the Merger is fair to, and in the best interests of, SPAC and its stockholders, (ii) approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement, and (iii) recommended the approval and adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement by the stockholders of SPAC.

(b)    The only vote of the holders of any class of capital stock of SPAC necessary to approve the Merger is the affirmative vote of the holders of a majority of the outstanding shares of SPAC Common Stock entitled to vote at the SPAC Stockholders’ Meeting (“SPAC Merger Approval”).

SECTION 5.11    Brokers. Except as set forth on Section 5.11 of the SPAC Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of SPAC.

SECTION 5.12    SPAC Trust Fund. As of the date of this Agreement, SPAC has no less than $402,500,000 in the trust fund established by SPAC for the benefit of its public stockholders (the “Trust Fund”) (including, if applicable, an aggregate of approximately $14,087,500 of Deferred Underwriting Fees) maintained in a trust account at J.P. Morgan Chase Bank, N.A. (the “Trust Account”). The monies of such Trust Account are invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of February 3, 2021, between SPAC and the Trustee (the “Trust Agreement”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions. SPAC has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by SPAC or the Trustee. There are no separate Contracts, side letters or other agreements or understandings (whether written or unwritten, express or implied): (i) between SPAC and the Trustee that would cause the description of the Trust Agreement in the SPAC SEC Reports to be inaccurate in any material respect; or (ii) that would entitle any Person (other than stockholders of SPAC who shall have elected to redeem their SPAC Class A Common Stock pursuant to the SPAC Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay any Taxes owned by SPAC as a result of assets of SPAC or interest or other income earned on the assets of the SPAC; and (B) upon the exercise of Redemption Rights in accordance with the provisions of the SPAC Organizational Documents. To SPAC’s knowledge, as of the date of this Agreement, following the Closing, no stockholder of SPAC shall be entitled to receive any amount from the Trust Account except to the extent such stockholder is exercising its Redemption Rights. There are no Actions pending or, to the knowledge of SPAC, threatened in writing with respect to the Trust Account. Upon consummation of the Transactions and notice thereof to the Trustee pursuant to the Trust Agreement, SPAC shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release to SPAC as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however, that the liabilities and obligations of SPAC due and owing or incurred at or prior to the Closing shall be paid as and when due, including all amounts payable (a) to stockholders of SPAC who shall have exercised their Redemption Rights, (b) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law, (c) to the Trustee for fees and costs incurred in accordance with the Trust Agreement, and (d) to third parties (e.g., professionals, printers, etc.) who have rendered services to SPAC in connection with its efforts to effect the Transactions. SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC at the Closing.

SECTION 5.13    Employees. Other than any officers as described in the SPAC SEC Reports, SPAC has no employees, and has not retained any contractors, other than consultants and advisors in the Ordinary Course and set forth on Section 5.13(a) of the SPAC Disclosure Schedule. Other than reimbursement of any out-of-pocket expenses incurred by SPAC’s officers and directors in connection with activities on SPAC’s behalf in an aggregate amount not in excess of the amount of cash held by SPAC outside of the Trust Account, SPAC has no unsatisfied material liability with respect to any officer or director. SPAC has never and does not currently maintain, sponsor, or contribute to any Employee Benefit Plan.

SECTION 5.14    Taxes.

(a)    All material Tax Returns of SPAC have been duly and timely filed (taking into account any extension of time to file), and all such Tax Returns are true, correct and complete in all material respects. All material Taxes due and owing by SPAC, or for which SPAC is otherwise liable, have been timely paid in full to the appropriate Taxing Authority. SPAC has withheld and paid to the appropriate Taxing Authority all material Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any current or former employee, independent contractor, creditor, equityholder or other third party. SPAC has not deferred the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act or received or claimed any Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act, Pub. L. 116-127, H.R. 6201 (Mar. 14, 2020) or Section 2301 of the CARES Act.

(b)    SPAC has provided adequate reserves in accordance with GAAP in the SPAC SEC Reports for any material Taxes of SPAC that as of the date of the SPAC SEC Reports have not been paid.

(c)    No material audit, examination, investigation, litigation or other administrative or judicial proceeding in respect of Taxes or Tax matters is pending, being conducted or has been announced or threatened in writing by any Taxing Authority with respect to SPAC. There is no outstanding claim, assessment or deficiency made in writing against SPAC for any material Taxes, and no such claim, assessment or deficiency has been asserted in writing or, to the knowledge of SPAC, threatened, in each case, that has not been resolved.

(d)    Within the past six (6) years, SPAC has not received written notice of any claim from a Taxing Authority in a jurisdiction in which SPAC does not file Tax Returns stating that SPAC is or may be subject to Tax in such jurisdiction, that has not since been resolved.

(e)    SPAC has not waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to the assessment or collection of any material Tax, in each case, which waiver or extension is currently in effect.

(f)    There are no Liens or encumbrances for material Taxes upon any of the assets of SPAC except for Permitted Liens.

(g)    SPAC is not a party to, or bound by, any Tax indemnity (other than as a beneficiary thereto), Tax sharing or Tax allocation agreement or similar Contract (other than any such Contract entered into in the Ordinary Course and not primarily relating to Taxes).

(h)    SPAC has not been a member of an affiliated, consolidated, combined or unitary group for U.S. federal, state, local or non-U.S. Tax purposes. SPAC does not have any material liability for the Taxes of any Person as a result of being a member of a consolidated group, fiscal unity or unified group (including pursuant to Treasury Regulation Section 1.1502-6 or any similar provision of state, local or non-U.S. law), as a transferee or successor, by Contract or otherwise by operation of applicable Law, in each case, other than pursuant to any Contract entered into in the Ordinary Course and not primarily relating to Taxes.

(i)    SPAC will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in method of accounting made prior to the Closing under Code Section 481(c) (or any corresponding or similar provision of state, local or non-U.S. income Tax Law); (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing outside the Ordinary Course; (iv) to the knowledge of SPAC, intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. Tax Law) entered into or created prior to the Closing; or (v) prepaid amount received prior to the Closing outside the Ordinary Course.

(j)    SPAC has not engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or any corresponding or similar provision of U.S. state, local or non-U.S. Law.

(k)    SPAC has not distributed to its shareholders or security holders stock or securities of a controlled corporation, nor has stock or securities of SPAC been distributed, in a transaction to which Section 355 of the Code applies (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Transactions.

(l)    All payments by, to or among SPAC and its Affiliates are arm’s length for purposes of all relevant transfer pricing requirements imposed by any Taxing Authority in all material respects.

(m)    SPAC is not a party to any material ruling or similar agreement or arrangement with a Taxing Authority, and SPAC has no request for a material ruling in respect of Taxes pending between it and any Taxing Authority, in each case, that would be binding on the SPAC after the Closing.

(n)    SPAC is neither engaged in a trade or business nor has a permanent establishment (within the meaning of an applicable Tax treaty) in any country other than its country of incorporation, organization or formation.

SECTION 5.15    Registration and Listing. The issued and outstanding SPAC Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “DCRNU.” The issued and outstanding shares of SPAC Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “DCRN.” The issued and outstanding SPAC Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “DCRNW.” As of the date of this Agreement, there is no Action pending or, to the knowledge of SPAC, threatened in writing against SPAC by the Nasdaq Capital Market or the SEC with respect to any intention by such entity to deregister the SPAC Units, the SPAC Class A Common Stock, or SPAC Warrants or terminate the listing of SPAC on the Nasdaq Capital Market. Other than the transactions contemplated by this Agreement, none of SPAC or any of its Affiliates has taken any action in an attempt to terminate the registration of the SPAC Units, the SPAC Class A Common Stock, or the SPAC Warrants under the Exchange Act.

SECTION 5.16    SPAC’s Investigation and Reliance. SPAC is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company, any Company Subsidiary, NewCo, Merger Sub and the Transactions, which investigation, review and analysis were conducted by SPAC together with expert advisors, including legal counsel, that they have engaged for such purpose. SPAC and its Representatives have been provided with full and complete access to the Representatives, properties, offices, plants and other facilities, books and records of the Company and any Company Subsidiary and other information that they have requested in connection with their investigation of the Company, the Company Subsidiaries, NewCo, Merger Sub and the Transactions. SPAC is not relying on any statement, representation or warranty, oral or written, express or implied, made by the Company, any Company Subsidiary, NewCo, Merger Sub or any of their respective Representatives, except as expressly set forth in Article IV (as modified by the Company Disclosure Schedule) or in any certificate delivered by the Company pursuant to this Agreement. None of the Company, NewCo, Merger Sub nor any of their respective stockholders, Affiliates or Representatives shall have any liability to SPAC or any of its respective stockholders, Affiliates or Representatives resulting from the use of any information, documents or materials made available to SPAC or any of its Representatives, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the Transactions. SPAC acknowledges that none of the Company, NewCo, Merger Sub nor any of their respective stockholders, Affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company, any Company Subsidiary, NewCo and/or Merger Sub.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF NEWCO AND MERGER SUB

NewCo and Merger Sub, jointly and severally hereby represent and warrant to each of the Company and SPAC as follows:

SECTION 6.01    Corporate Organization.

(a)    Merger Sub is a corporation and NewCo is an Australian public company limited by shares, in each case, duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has the requisite corporate or equivalent power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and approvals would not result in a material adverse effect on NewCo and Merger Sub, taken as a whole.

(b)    As of the date of this Agreement, Merger Sub is the only Subsidiary of NewCo. Except for Merger Sub, as of the date of this Agreement NewCo does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other Person.

(c)    Each of NewCo and Merger Sub has made available to SPAC complete and correct copies of the NewCo Organizational Documents. The NewCo Organizational Documents are in full force and effect. None of NewCo or Merger Sub is in material violation of any of the provisions of the NewCo Organizational Documents.

SECTION 6.02    Capitalization.

(a)    As of the date of this Agreement, Mark Johannes Thomas Schutters owns 100% of the Equity Interests in NewCo free and clear of all Liens, options, rights of first refusal and limitations on voting or transfer rights other than transfer restrictions under applicable securities laws and NewCo’s organizational documents. All such Equity Interests are validly issued, fully paid and non-assessable. All such Equity Interests have been issued and granted in compliance in all material respects with (i) applicable securities Laws and other applicable Law and (ii) all preemptive rights and other requirements set forth in applicable Contracts to which NewCo is a party and the organizational documents of NewCo.

(b)    As of the date of this Agreement, NewCo owns 100% of the Equity Interests in Merger Sub free and clear of all Liens, options, rights of first refusal and limitations on voting or transfer rights other than transfer restrictions under applicable securities laws and Merger Sub’s organizational documents. All such Equity Interests are validly issued, fully paid and non-assessable. All such Equity Interests have been issued and granted in compliance in all material respects with (i) applicable securities Laws and other applicable Law and (ii) all preemptive rights and other requirements set forth in applicable Contracts to which Merger Sub is a party and the organizational documents of Merger Sub.

(c)    The Per Share Merger Consideration being delivered by NewCo hereunder shall be duly and validly issued, fully paid and nonassessable, and each such share or other security shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities Laws and the organizational documents of NewCo. The Per Share Merger Consideration will be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other Person’s rights therein or with respect thereto.

(d)    As of the date of this Agreement, except for this Agreement and the Share Transfer Agreement, there are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of NewCo or Merger Sub or obligating NewCo or Merger Sub to issue or sell any shares of capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable or exercisable for shares of capital stock, or other equity or other voting interests in, NewCo or Merger Sub. As of the date of this Agreement, except for this Agreement and the Share Transfer Agreement, neither NewCo nor Merger Sub is a party to, or otherwise bound by, and neither NewCo nor Merger Sub has granted, any equity appreciation rights, participations, phantom equity, restricted shares, restricted share units, performance shares, contingent value rights or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, NewCo or Merger Sub. As of the date of this Agreement, there are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements to which NewCo or Merger Sub is a party or among any holder of Equity Interests to which NewCo or Merger Sub is not a party, with respect to the voting or transfer of such Equity Interests.

SECTION 6.03    Authority Relative to This Agreement. Each of NewCo and Merger Sub has all necessary corporate or equivalent power and authority, to execute and deliver this Agreement and, subject to the receipt of Merger Sub Stockholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by each of NewCo and Merger Sub and the consummation by each of NewCo and Merger Sub of the Transactions have been duly and validly authorized by all necessary action and no other proceedings on the part of NewCo or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the receipt of the Merger Sub Stockholder Approval). This Agreement has been duly and validly executed and delivered by NewCo and Merger Sub and, assuming due authorization, execution and delivery by the Company and SPAC constitutes a legal, valid and binding obligation of NewCo and Merger Sub, enforceable against NewCo and Merger Sub in accordance with its terms subject to the Remedies Exceptions.

SECTION 6.04    No Conflict; Required Filings and Consents.

(a)    The execution and delivery of this Agreement by each of NewCo and Merger Sub does not, and the performance of this Agreement by each of NewCo and Merger Sub will not, subject to receipt of the Merger Sub Stockholder Approval, (i) conflict with or violate the NewCo Organizational Documents, (ii) assuming that all consents, approvals, authorizations, expiration or termination of waiting periods and other actions described in Section 6.04(b) have been obtained and all filings and obligations described in Section 6.04(b) have been made, conflict with or violate any Law applicable to each of NewCo or Merger Sub or by which any of their property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of each of NewCo or Merger Sub pursuant to, any note, bond, mortgage, indenture, Contract, lease, license, permit, franchise or other instrument or obligation to which each of NewCo or Merger Sub is a party or by which each of NewCo or Merger Sub or any of their property or assets is bound or affected, except, with respect to clauses a(ii) and (a)(iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a material adverse effect on NewCo and Merger Sub, taken as a whole.

(b)    The execution and delivery of this Agreement by each of NewCo and Merger Sub do not, and the performance of the Transactions by each of NewCo and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws and state takeover laws, the pre-merger notification requirements of the HSR Act, and the filing and approval requirements under the FATA and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent NewCo or Merger Sub from performing its material obligations under this Agreement.

SECTION 6.05    Compliance. Neither NewCo nor Merger Sub is or has been in conflict with, or in default, breach or violation of, (a) any Law applicable to NewCo or Merger Sub or by which any property or asset of NewCo or Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, Contract, lease, license, permit, franchise or other instrument or obligation to which NewCo or Merger Sub is a party or by which NewCo or Merger Sub or any property or asset of NewCo or Merger Sub is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or reasonably be expected to have a material adverse effect on NewCo and Merger Sub, taken as a whole. Each of NewCo and Merger Sub is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for NewCo or Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted.

SECTION 6.06    Board Approval; Vote Required.

(a)    The board of directors of Merger Sub, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that the Merger is fair to, and in the best interests of, Merger Sub and its sole stockholder, (ii) has approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement and (iii) recommended the approval and adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement by the sole stockholder of Merger Sub.

(b)    The only vote of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Merger Sub Common Stock (“Merger Sub Stockholder Approval”).

(c)    The NewCo Board has duly (i) determined that this Agreement and the transactions contemplated by this Agreement are fair to and in the best interests of NewCo and its business, taking into account the interests of its sole shareholder, and (ii) approved this Agreement and the Transactions and declared their advisability. No vote of the holders of any class or series of capital stock of NewCo is necessary to approve this Agreement, the Merger, the Share Transfer and the other transactions contemplated by this Agreement.

SECTION 6.07    No Prior Operations. NewCo was formed on May 7, 2021 and Merger Sub was formed on May 18, 2021. Since its inception, neither NewCo nor Merger Sub has engaged in any activity, other than such actions in connection with (i) its organization and (ii) the preparation, negotiation and execution of this Agreement and the Transactions contemplated hereby. Neither NewCo nor Merger Sub has operations, has generated any revenues or has any liabilities other than those incurred in connection with the foregoing and in association with the Transactions.

SECTION 6.08    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of NewCo or Merger Sub.

SECTION 6.09    Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article VI, each of NewCo and Merger Sub hereby expressly disclaim and negate, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Merger Sub or NewCo, as applicable, their Affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to SPAC, the Company, their respective Affiliates or any of their respective Representatives by, or on behalf of, the Merger Sub and NewCo, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, the Share Transfer Agreement or in any certificate delivered by the NewCo or Merger Sub pursuant to this Agreement, none of NewCo, Merger Sub nor any other Person on behalf of NewCo or Merger Sub has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to SPAC or the Company, their respective Affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of NewCo or Merger Sub (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to SPAC or the Company, their respective Affiliates or any of their respective Representatives or any other Person, and any such representations or warranties are expressly disclaimed.

ARTICLE VII

CONDUCT OF BUSINESS

SECTION 7.01    Conduct of Business by the Company.

(a)    The Company agrees that it shall, and shall cause each Company Subsidiary to, between the date of this Agreement and the Closing or the earlier termination of this Agreement, except (1) as may be required or expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 7.01 of the Company Disclosure Schedule, (3) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), or (4) for any actions taken reasonably and in good faith to respond to COVID-19 Measures or Emergency Actions (provided that prior to taking any material actions that the Company intends to take, to the extent the Company intends to take such actions in reliance on this clause (4), the Company shall use reasonable best efforts to provide advance notice to and consult with SPAC (if reasonably practicable) prior to taking such actions), unless SPAC shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed); provided that SPAC shall be deemed to have consented in writing if it provides no response within five (5) Business Days after the Company has made a request for such consent in writing:

(i)    conduct their business in the Ordinary Course; and

(ii)    use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, key employees, service partners and consultants of the Company and the Company Subsidiaries, to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other Persons with which the Company or any Company Subsidiary has significant business relations, and to maintain in effect all permits and Insurance Policies (in such amounts and with such deductibles as are currently maintained).

(b)    By way of amplification and not limitation, except (1) as may be required or expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 7.01 of the Company Disclosure Schedule, (3) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), and (4) for any actions taken reasonably and in good faith to respond to COVID-19 Measures or Emergency Actions (provided that prior to taking any material actions that the Company intends to take, to the extent the Company intends to take such actions in reliance on this clause (4), the Company shall use reasonable best efforts to provide advance notice to and consult with SPAC (if reasonably practicable), prior to taking such actions), the Company shall not, and the Company shall cause each Company Subsidiary not to, between the date of this Agreement and the Closing or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of SPAC (which consent shall not be unreasonably conditioned, withheld or delayed), provided that SPAC shall be deemed to have consented in writing if it provides no response within five (5) Business Days after the Company has made a request for such consent in writing:

(i)    amend or otherwise change any organizational documents of the Company or any Company Subsidiary;

(ii)    issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any Equity Interests of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any Equity Interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary; or (B) any material assets of the Company or any Company Subsidiary;

(iii)    form any Subsidiary or acquire any equity interest or other interest in any other entity or enter into a joint venture with any other entity;

(iv)    declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its Equity Interests;

(v)    reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its Equity Interests;

(vi)     (A) acquire (including, by merger, consolidation, or acquisition of stock or substantially all of the assets or any other business combination) any corporation, partnership, other business organization or any division thereof; (B) other than loans under the Company’s Loan Funded Share Plan, incur any Indebtedness or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances, or intentionally grant any security interest in any of its assets; or (C) merge, consolidate, combine or amalgamate with any Person or authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution or winding-up;

(vii)    other than in the Ordinary Course, as required under the terms of any Plan in effect on the date hereof (or any Plan adopted or amended after the date hereof in accordance with this Agreement) or as contemplated by clause (ii) above, (A) grant any increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee or consultant, (B) enter into any new, or materially amend any existing, employment, retention, bonus, change in control, severance or termination agreement with any current or former director, officer, employee or consultant, (C) accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any current or former director, officer, employee or consultant, (D) establish or become obligated under any collective bargaining agreement, collective agreement, or other Contract with a labor union, trade union, works council, or other representative of employees; (E) hire any new employees holding an executive position (i.e., ‘C-level’ employees); or (F) terminate the employment or service of any employee other than any such termination for cause;

(viii)    adopt, amend and/or terminate any material Plan except as may be required by applicable Law, or is necessary in order to consummate the Transactions, or health and welfare plan renewals in the Ordinary Course;

(ix)    materially amend other than reasonable and usual amendments in the Ordinary Course, with respect to accounting policies or procedures, other than as required by GAAP or applicable Local GAAP;

(x)    other than in the Ordinary Course, (A) amend any material Tax Return, (B) change any material method of Tax accounting, (C) make, change or rescind any material election relating to Taxes, or (D) settle or compromise any material Tax audit, assessment, Tax claim or other controversy relating to Taxes;

(xi)     other than in the Ordinary Course (A) amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any Material Contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the Company’s or any Company Subsidiary’s material rights thereunder, or (B) enter into any Contract that would have been a Material Contract had it been entered into prior to the date of this Agreement;

(xii)    materially amend, modify, extend, renew or terminate any of the Lease Documents or enter into any new Lease;

(xiii)    other than in the Ordinary Course, allow to lapse, abandon, fail to maintain the existence of, or use commercially reasonable efforts to protect, its interest in, the existence and enforceability of, Company-Owned IP to the extent such Company-Owned remains material to the conduct of the businesses of the Company and any Company Subsidiary;

(xiv)    other than in the Ordinary Course, enter into any Contract that obligates the Company or any Company Subsidiary to develop any Intellectual Property related to the business of the Company or the Products;

(xv)    enter into any material new line of business outside of the business currently conducted by the Company or the Company Subsidiaries as of the date of this Agreement;

(xvi)    voluntarily fail to maintain, cancel or materially change coverage under any material insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to the Company and any Company Subsidiaries and their assets and properties;

(xvii)    waive, release, assign, settle or compromise any Action, other than waivers, releases, assignments, settlements or compromises that are solely monetary in nature and do not exceed $100,000 individually or $500,000 in the aggregate; or

(xviii)    enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

Nothing herein shall require the Company to obtain consent from SPAC to do any of the foregoing if obtaining such consent might reasonably be expected to violate applicable Law, and nothing contained in this Section 7.01 shall give to SPAC, directly or indirectly, the right to control or direct the ordinary course of business operations of the Company or any of the Company Subsidiaries prior to the Closing Date. Prior to the Closing Date, each of SPAC and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its respective operations, as required by Law.

SECTION 7.02    Conduct of Business by SPAC.

(a)    Except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement and except as required by applicable Law (including as may be requested or compelled by any Governmental Authority), SPAC agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Closing, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the businesses of SPAC shall be conducted in the Ordinary Course. By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement and as required by applicable Law (including as may be requested or compelled by any Governmental Authority), SPAC shall not, between the date of this Agreement and the Closing or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned:

(i)    amend or otherwise change the SPAC Organizational Documents;

(ii)    declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or share capital, as applicable, other than redemptions from the Trust Fund that are required pursuant to the SPAC Organizational Documents;

(iii)    reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the SPAC Common Stock or SPAC Warrants except for redemptions from the Trust Fund and conversions of the SPAC Founders Shares that are required pursuant to the SPAC Organizational Documents;

(iv)    issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of SPAC, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of SPAC, except (A) in connection with conversion of the SPAC Founders Shares pursuant to the SPAC Organizational Documents and (B) in connection with a loan from the Sponsor or an Affiliate thereof or certain of SPAC’s officers and directors to finance SPAC’s transaction costs in connection with the transactions contemplated hereby;

(v)    acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other Person;

(vi)    incur any Indebtedness or guarantee any such Indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of SPAC, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the Ordinary Course or except a loan from the Sponsor or an Affiliate thereof or certain of SPAC’s officers and directors to finance SPAC’s transaction costs in connection with the transactions contemplated hereby;

(vii)    make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;

(viii)     (A) amend any material Tax Return, (B) change any material method of Tax accounting, (C) make, change or rescind any material election relating to Taxes, or (D) settle or compromise any material Tax audit, assessment, Tax claim or other controversy relating to Taxes;

(ix)    liquidate, dissolve, reorganize or otherwise wind up the business and operations of SPAC;

(x)    amend the Trust Agreement or any other agreement related to the Trust Account;

(xi)    hire any employee, consultant or independent contractor, or adopt enter into or incur any liability with respect to any Employee Benefit Plans;

(xii)    other than in the Ordinary Course or in a form consistent with SPAC’s public filings with the SEC, enter into any indemnification agreements with the directors and officers of SPAC; or

(xiii)    enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

Nothing herein shall require SPAC to obtain consent from the Company to do any of the foregoing if obtaining such consent might reasonably be expected to violate applicable Law, and nothing contained in this Section 7.02 shall give to the Company, directly or indirectly, the right to control or direct the ordinary course of business operations of SPAC prior to the Closing Date. Prior to the Closing Date, each of SPAC and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its respective operations, as required by Law.

SECTION 7.03    Conduct of Business by NewCo and Merger Sub. Except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement and as required by applicable Law (including as may be requested or compelled by any Governmental Authority), NewCo and Merger Sub shall not, between the date of this Agreement and the Closing or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of SPAC, which consent shall not be unreasonably withheld, delayed or conditioned:

(a)    amend or otherwise change the NewCo Organizational Documents;

(b)    declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or share capital, as applicable;

(c)    issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of NewCo or Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of NewCo or Merger Sub;

(d)    acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other Person;

(e)    form any Subsidiary;

(f)    incur any Indebtedness or guarantee any such Indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of NewCo or Merger Sub, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(g)    liquidate, dissolve, reorganize or otherwise wind up the business and operations of NewCo or Merger Sub; or

(h)    enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

SECTION 7.04    Claims Against Trust Account. The Company, NewCo and Merger Sub agree that, notwithstanding any other provision contained in this Agreement, the Company, NewCo and Merger Sub do not have, and shall not at any time prior to the Closing have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company, NewCo and/or Merger Sub on the one hand, and SPAC on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on Contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 7.03 as the “Claims”). Notwithstanding any other provision contained in this Agreement, the Company, NewCo and Merger Sub hereby irrevocably waives any Claim it and its Affiliates may have, now or in the future and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof; provided, however, that the foregoing waiver will not limit or prohibit the Company, NewCo or Merger Sub from pursuing a claim against SPAC or any other person (a) for legal relief against monies or other assets of SPAC held outside of the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) or for specific performance or other equitable relief in connection with the Transactions (including a claim for SPAC to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the Redemption Rights)) or for Fraud or (b) for damages for breach of this Agreement against SPAC or any of their respective successor entities in the event this Agreement is terminated for any reason and SPAC consummates, directly or indirectly, a business combination transaction, whether by way of a purchase of assets or securities or merger, consolidation or otherwise, with another party. In the event that the Company, NewCo and Merger Sub or any of their Affiliates commences any action or proceeding against or involving the Trust Fund in violation of the foregoing, SPAC shall be entitled to recover from the Company, NewCo and Merger Sub the associated reasonable legal fees and costs in connection with any such action, in the event SPAC prevails in such action or proceeding.

ARTICLE VIII

ADDITIONAL AGREEMENTS

SECTION 8.01    Registration Statement.

(a)    As promptly as reasonably practicable after the date hereof, SPAC, the Company and NewCo shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed), and NewCo shall file with the SEC, a registration statement on Form F-4 relating to the transactions contemplated by this Agreement (as amended from time to time, the “Registration Statement / Proxy Statement”) (it being understood that the Registration Statement / Proxy Statement shall include a proxy statement / prospectus which will be included therein as a prospectus with respect to NewCo and which will be used as a proxy statement with respect to the SPAC Stockholders’ Meeting to adopt and approve the Transaction Proposals (as defined below) and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by SPAC’s Organizational Documents, any related agreements with Sponsor and its Affiliates, applicable Law, and any applicable rules and regulations of the SEC and the Nasdaq Capital Market). Each of SPAC, NewCo and the Company shall use its reasonable best efforts to: (i) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC; (ii) promptly notify the other of, cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; (iii) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (iv) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the Transactions. Each of SPAC, NewCo and the Company shall promptly furnish the other all information concerning such Party, its Subsidiaries, Representatives and shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 8.01; provided, however, that none of SPAC, NewCo nor the Company shall use any such information for any purposes other than those contemplated by this Agreement unless: (A) such Party obtains the prior written consent of the other to such use (which consent shall not be unreasonably withheld, conditioned or delayed); or (B) to the extent that use of such information is required to avoid violation of applicable Law. NewCo shall promptly advise the Company and SPAC of the time of effectiveness of the Registration Statement / Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of the NewCo Ordinary Shares for offering or sale in any jurisdiction, and each of NewCo, SPAC and the Company shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

(b)    SPAC represents that the information supplied by SPAC for inclusion in the Registration Statement / Proxy Statement shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, at (i) the time the Registration Statement / Proxy Statement is declared effective, (ii) the time the Registration Statement / Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of SPAC, (iii) the time of the SPAC Stockholders’ Meeting and (iv) the Closing. If, at any time prior to the Closing, any event or circumstance relating to SPAC or its officers or directors, should be discovered by SPAC which should be set forth in an amendment or a supplement to the Registration Statement / Proxy Statement, SPAC shall promptly inform the Company. All documents that SPAC is responsible for filing with the SEC in connection with the Transactions shall comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

(c)    The Company represents that the information supplied by the Company for inclusion in the Registration Statement / Proxy Statement shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, at (i) the time the Registration Statement / Proxy Statement is declared effective, (ii) the time the Registration Statement / Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of SPAC, (iii) the time of the SPAC Stockholders’ Meeting and(iv) the Closing. If, at any time prior to the Closing, any event or circumstance relating to the Company or any Company Subsidiary or its officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement / Proxy Statement, the Company, as applicable, shall promptly inform SPAC and NewCo. After the Closing, all documents that the Company is responsible for filing with the SEC in connection with the Transactions shall comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

(d)    NewCo and Merger Sub represent that the information supplied by the Company for inclusion in the Registration Statement / Proxy Statement shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, at (i) the time the Registration Statement / Proxy Statement is declared effective, (ii) the time the Registration Statement / Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of SPAC, (iii) the time of the SPAC Stockholders’ Meeting and (iv) the Closing. If, at any time prior to the Closing, any event or circumstance relating to the NewCo or Merger Sub or their officers or directors, should be discovered by NewCo or Merger Sub which should be set forth in an amendment or a supplement to the Registration Statement / Proxy Statement, the Company, as applicable, shall promptly inform SPAC and the Company. After the Closing, all documents that NewCo is responsible for filing with the SEC in connection with the Transactions shall comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

(e)    Except to the extent required by the SEC or any other Governmental Authority or as otherwise required under applicable Law, no Party shall provide any advice, disclosure, assurance, representation, warranty or other communication regarding any Tax consequences related to the Transactions to its equityholders. If either Party sends any material communication regarding the Transactions to its equityholders, each Party shall (x) allow each other Party to review and comment on any such communication (and revise such communication in good faith to reflect any such reasonable comments), and (y) to the maximum extent reasonably permissible in such communication, explicitly state in such communication that (1) the Tax consequences of the Transactions are not free from doubt, (2) none of the Parties, their equityholders, any of their Affiliates or any of their Representatives is providing any advice, disclosure, assurance, representation or warranty regarding the Tax consequences of the Transactions, and (3) each such recipient should consult with and rely solely upon its own Tax advisors as to the Tax consequences of the Transactions.

SECTION 8.02    SPAC Stockholders’ Meeting. SPAC shall: (i) take all action necessary under applicable Law and the SPAC Organizational Documents to call, give notice of, convene and hold a meeting of its shareholders (the “SPAC Stockholders’ Meeting”) to seek (A) adoption and approval of the Merger and this Agreement by the holders of shares of SPAC Common Stock in accordance with applicable Law and exchange rules and regulations, (B) the adjournment of the SPAC Stockholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing and (C) approval of any other proposals reasonably agreed by SPAC and the Company to be necessary or appropriate in connection with the transactions contemplated hereby (such proposals in clauses (A) through (C), together, the “Transaction Proposals”), which SPAC Stockholders’ Meeting shall be held as promptly as reasonably practicable following the date the Registration Statement / Proxy Statement is declared effective by the SEC (and conditioned upon such declaration of effectiveness); and (ii) submit the Transaction Proposals to, and use its reasonable best efforts to solicit proxies in favor of such Transaction Proposals from, such holders at the SPAC Stockholders’ Meeting. SPAC shall, through the SPAC Board, include a statement in the Registration Statement / Proxy Statement to the effect that the SPAC Board recommends that SPAC’s shareholders vote in favor of the Transaction Proposals (the “SPAC Board Recommendation”). The SPAC Board shall not change, withdraw, withhold, qualify or modify in a manner adverse to the Company, the SPAC Board Recommendation (a “Change in Recommendation”); provided, however, that, at any time prior to obtaining the SPAC Stockholder Approval, the SPAC Board may make a Change in Recommendation in response to any material event, change, fact, condition, occurrence or circumstance (A) that does not relate to an Alternative Transaction and (B) (x) first occurring after the date hereof or (y) first actually or constructively known by the SPAC Board following the date hereof, if it determines in good faith, after consultation with its outside legal counsel, that a failure to make such Change in Recommendation would constitute a breach by the SPAC Board of its fiduciary obligations under applicable Law (an “Intervening Event”); provided, however, that the SPAC Board may not make a Change in Recommendation unless SPAC notifies the Company in writing at least five (5) Business Days before taking that action of its intention to do so (such period from the time the Intervening Event notice is delivered until 5:00 p.m., New York time on the fifth (5th) Business Day from the date of such notice, it being understood that any material development with respect to such Intervening Event shall require a new notice with an additional four (4) Business Day period from the date of such notice), and specifies the reasons therefor, and negotiates, and causes its financial and legal advisors to negotiate, with the Company in good faith during the applicable notice period (to the extent the Company seeks to negotiate) regarding any revisions to the terms of the Transactions proposed by the Company so as to obviate the need for a Change in Recommendation and, following such good faith negotiations, the SPAC Board determines in good faith, after consultation with its outside legal counsel, that a failure to make a Change in Recommendation would continue to constitute a breach by the SPAC Board of its fiduciary obligations under applicable Law, provided further, that the following events shall not be taken into account for purposes of determining whether an Intervening Event occurred: (I) any change in the price or trading volume of SPAC Class A Common Stock; and (II) the Company meeting, failing to meet or exceeding projections. Notwithstanding anything to the contrary contained in this Agreement, SPAC may adjourn the SPAC Stockholders’ Meeting (1) to the extent necessary to ensure that any required supplement or amendment to the Registration Statement / Proxy Statement is provided to SPAC’s shareholders or, if as of the time for which the SPAC Stockholders’ Meeting is scheduled there are insufficient SPAC Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such meeting, (2) in order to solicit additional proxies from shareholders of SPAC in favor of the adoption of each of the Transaction Proposals or (3) if the SPAC Shareholder Redemption Amount is such that the condition to closing in Section 9.03(e) would not be satisfied.

SECTION 8.03    Exit Notice; Share Transfer Agreement. If the Key Company Shareholders fail to deliver the Share Transfer Agreement as duly executed by all shareholders of the Company to SPAC within forty-eight (48) hours of the Registration Statement / Proxy Statement becoming effective, or if the Exit Notice or the Share Transfer Agreement are terminated or otherwise rescinded at any time prior to Closing (a “Exit Notice Failure”), SPAC shall have the right to terminate this Agreement as set forth in Section 10.01.

SECTION 8.04    Access to Information; Confidentiality.

(a)    From the date of this Agreement until the Closing, the Company, SPAC, NewCo and Merger Sub shall (and shall cause their respective Subsidiaries to): (i) provide to the other Party (and the other Party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such Party and its Subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other Party such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of such Party and its Subsidiaries as the other Party or its Representatives may reasonably request. Notwithstanding the foregoing, neither the Company nor SPAC shall be required to provide access to or disclose information where the access or disclosure would jeopardize the protection of attorney-client privilege or contravene applicable Law (it being agreed that the Parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

(b)    All information obtained by the Parties pursuant to this Section 8.04 shall be kept confidential in accordance with the Letter of Intent, dated March 5, 2021 by and between the Company and SPAC (the “Confidentiality Agreement”).

(c)    Notwithstanding anything in this Agreement to the contrary, each Party (and its respective Representatives) may consult any Tax advisor as is reasonably necessary regarding the Tax treatment and Tax structure of the Transactions and may disclose to such advisor as if reasonably necessary, the intended Tax treatment and Tax structure of the Transactions and all materials (including any Tax analysis) that are provided relating to such treatment or structure, in each case in accordance with the Confidentiality Agreement.

SECTION 8.05    Exclusivity. From the date of this Agreement and ending on the earlier of (a) the Closing, (b) the termination of this Agreement pursuant to Article X and (c) the date on which Fortive (as defined in the Shareholders’ Deed) validly delivers a Fortive Option Exercise Notice (as defined in the Shareholders’ Deed) to the Company in accordance with the Shareholders’ Deed (a “Fortive Notice”) (provided that if such Fortive Notice is revoked or withdrawn by Fortive and the Fortive Waivers are obtained, the following restrictions shall be reinstated), the Parties shall not, and shall cause their respective Subsidiaries and its and their respective Representatives not to, directly or indirectly, (i) enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries, indications of interest, offers or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any Person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning an Alternative Transaction, (ii) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any Person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction or (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction; provided that the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby shall not be deemed a violation of this Section 8.05. For purposes of this Agreement, an “Alternative Transaction” shall mean (A) with respect to the Company, (x) the issuance, sale or transfer to or investment by any Person in any newly issued or currently outstanding equity interest in the Company, (y) the sale or transfer of the assets of the Company and its Subsidiaries to any Person (except, in the cases of clauses (x) and (y), with respect to any de minimis transfers of equity interests or assets or any issuance, sale, transfer, investment of equity interests or assets permitted by the terms of this Agreement), or (z) any merger or business combination between the Company or any of its Subsidiaries, on the one hand, and any other Person, on the other hand and (B) with respect to SPAC, any direct or indirect acquisition of assets of business of any person, whether by way of a purchase of assets or securities or merger, consolidation or otherwise, such as the “initial business combination” under SPAC’s initial IPO prospectus with any third party; provided, that, with respect to the Company, none of the following shall constitute an Alternative Transaction: (I) any de minimis transfers of equity interests or assets or any issuance, sale, transfer, investment of equity interests or assets permitted by the terms of this Agreement or the Share Transfer Agreement; (II) the issuance of any newly issued equity interest in the Company as part of a capital raising of up to approximately $35 million in or around June 2021; (III) the issuance of any newly issued equity interest in the Company as part of a capital raising of up to approximately $20 million in or around December 2021; (IV) the issuance of any newly issued equity interest in the Company where the directors of the Company determine that an injection of funds is reasonably necessary to ensure that the Company is able to pay its debts (and the debts of its subsidiaries) as and when they fall due; (V) the issuance of any newly issued convertible notes which will convert into ordinary shares in the Company as part of a capital raising of up to approximately $75 million; (VI) any such sale or transfer made in accordance with clause 19 of the Shareholders’ Deed; and (VII) any transaction approved by SPAC in writing; provided, further, that, any such issuance pursuant to the foregoing clauses (I) to (V) shall be made in accordance with and subject to any conditions imposed under the Commitment Agreement and the Share Transfer Agreement with such conditions being applicable to the Company for purposes of this Agreement. Each Party shall, and shall cause its Subsidiaries and its and their respective Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Alternative Transaction. Each Party also agrees that it shall promptly request each Person (other than the Parties and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of an Alternative Transaction to return or destroy all confidential information furnished to such Person by or on behalf of it prior to the date hereof (to the extent so permitted under, and in accordance with the terms of, such confidentiality agreement). If a Party or any of its Subsidiaries or any of its or their respective Representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the earlier of (a) Closing, (b) the termination of this Agreement pursuant to Article X and (c) the valid delivery of a Fortive Notice (unless and until such Fortive Notice has been revoked or withdrawn by Fortive and the Fortive Waivers are obtained), then such Party shall promptly (and in no event later than twenty-four (24) hours after such Party becomes aware of such inquiry or proposal) notify such Person in writing that such Party is subject to an exclusivity agreement with respect to the Transaction that prohibits such Party from considering such inquiry or proposal. Without limiting the foregoing, the Parties agree that any violation of the restrictions set forth in this Section 8.05 by a Party or any of its Subsidiaries or its or their respective Affiliates or Representatives shall be deemed to be a breach of this Section 8.05 by such Party. The Parties agree that this Section 8.05 shall supersede the exclusivity provisions included in that certain Letter of Intent entered into by and among SPAC and the Company dated March 5, 2021 in its entirety and such exclusivity provisions shall be terminated as of the date hereof.

SECTION 8.06    Employee Matters.

(a)    NewCo shall, or shall cause its applicable Subsidiary to, provide the employees of the Company and the Company Subsidiaries who remain employed immediately after the Closing (the “Continuing Employees”) credit for purposes of eligibility to participate, vesting and determining the level of benefits, as applicable, under any employee benefit plan, program or arrangement established or maintained by NewCo or any of its Subsidiaries (excluding any retiree health plans or programs, or defined benefit retirement plans or programs) for service accrued or deemed accrued prior to the Closing with the Company or any Company Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, subject to the terms of all governing documents, NewCo shall use reasonable best efforts to (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under each of the employee benefit plans established or maintained by NewCo or any of its Subsidiaries that cover the Continuing Employees or their dependents, and (ii) cause any eligible expenses incurred by any Continuing Employee and his or her covered dependents, during the portion of the plan year in which the Closing occurs, under those health and welfare benefit plans in which such Continuing Employee currently participates to be taken into account under those health and welfare benefit plans in which such Continuing Employee participates subsequent to the Closing Date for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year. Following the Closing, NewCo shall honor all accrued but unused vacation and other paid time off of the Continuing Employees that existed immediately prior to the Closing.

(b)     Prior to the filing of the definitive Registration Statement / Proxy Statement, NewCo shall adopt a customary equity incentive plan that is reasonably acceptable to the Company and the SPAC.

(c)    To the extent the Company, NewCo or any of their respective Affiliates elects to cause any incentive compensation award that is outstanding under any Incentive Plan immediately prior to the Closing to become payable in cash to the participant as of or in connection with the Closing (or as a result of the consummation of the Transactions), including any buy-back pursuant to the Loan Funded Share Plan (the “Incentive Payments”), the Parties agree that any such Incentive Payments shall be funded, first, with the cash on hand of the Company and NewCo, and, second, to the extent any such required Incentive Payments have not been fully funded, proceeds from the Trust Fund.

(d)    The provisions of this Section 8.06 are solely for the benefit of the Parties to the Agreement, and nothing contained in this Agreement, express or implied, shall confer upon any Continuing Employee or legal representative or beneficiary or dependent thereof, or any other Person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, whether as a third-party beneficiary or otherwise, including, without limitation, any right to employment or continued employment for any specified period, or level of compensation or benefits. Nothing contained in this Agreement, express or implied, shall constitute an amendment or modification of any employee benefit plan of the Company or shall require the Company, SPAC, NewCo, Merger Sub or any of their respective Subsidiaries to continue any Plan or other employee benefit arrangements, or prevent their amendment, modification or termination.

(e)    Prior to the Closing, NewCo and the Company shall use reasonable best efforts to obtain (i) a duly executed termination agreement relating to the employment agreement and the management agreement of the Chief Executive Officer and the Chief Financial Officer of the Company in force and effect as of the date hereof and (ii) a management agreement entered into by and between NewCo or one of its Affiliates and such Chief Executive Officer and Chief Financial Officer on terms substantially similar to the Chief Executive Officer and Chief Financial Officer as those of such existing agreements, at the date of this Agreement (other than as necessary to comply with applicable Law), in each case subject to and effective as of Closing and on terms approved by NewCo.

SECTION 8.07    Directors’ and Officers’ Indemnification.

(a)    Following the Closing, the organizational documents of the Company, SPAC, or NewCo shall contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement than are set forth in the SPAC Organizational Documents, and such provisions shall not thereafter be amended, repealed or otherwise modified for a period of six (6) years from the Closing in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Closing, were directors, officers, employees, fiduciaries or agents of the Company, SPAC or NewCo (as applicable), unless such modification shall be required by applicable Law. NewCo further agrees that with respect to the provisions of the bylaws or limited liability company agreements of the Company Subsidiaries relating to indemnification, advancement or expense reimbursement, such provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Closing in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Closing, were directors, officers, employees, fiduciaries or agents of such Company Subsidiary, unless such modification shall be required by applicable Law. For a period of six (6) years from the Closing, NewCo agrees that it shall defend, indemnify and hold harmless each present and former director and officer of the Company, SPAC and NewCo against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest permitted under applicable Law (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law).

(b)    Prior to the Closing, the Company shall purchase a prepaid “tail” policy or policies in respect of the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) covering those Persons who are currently covered by the Company’s D&O Insurance (true, correct and complete copies of which have been heretofore made available to SPAC or its agents or Representatives) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall the Company pay a premium for such insurance in excess of 300% of the aggregate annual premium attributable to the Company for coverage of the Company under such insurance policy or policies for the most recent policy year (the “Maximum Annual Premium”). If the premium of such insurance coverage exceeds the Maximum Annual Premium, then the Company shall obtain a “tail” policy or policies with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. NewCo shall maintain such “tail” policy or policies in full force and effect for a period of no less than six (6) years after the Closing and continue to honor its obligations thereunder. From and after the date of this Agreement, NewCo, SPAC, and the Company shall cooperate in good faith with respect to any efforts to obtain the insurance described in this Section 8.07(b), including but not limited to providing access to insurance broker presentations, underwriter quotes for such insurance, and draft policies for such insurance.

(c)    Prior to or in connection with the Closing, SPAC or NewCo shall purchase a prepaid “tail” policy (a “SPAC Tail Policy”) with respect to the D&O Insurance covering those persons who are currently covered by SPAC’s D&O Insurance policies. NewCo shall maintain such SPAC Tail Policy in full force and effect for a period of no less than six (6) years after the Closing and continue to honor its obligations thereunder.

(d)    Prior to or in connection with the Closing, the Company shall purchase “go-forward” D&O Insurance to cover the post-Closing directors and officers of NewCo. From and after the date of this Agreement, NewCo, SPAC, and the Company shall cooperate in good faith with respect to any efforts to obtain the insurance described in this Section 8.07(d), including providing access to insurance broker presentations, underwriter quotes for such insurance, and draft policies for such insurance.

(e)    On the Closing Date, NewCo shall (i) enter into customary indemnification agreements reasonably satisfactory to each of the Company and NewCo with the post-Closing directors and officers of NewCo, and (ii) shall assume all rights and obligations of SPAC under all indemnification agreements then in effect between SPAC and any person who is or was a director or officer of SPAC prior to the Effective Time and that have either been (a) made available to the Company prior to the date hereof or (b) are entered into after the date hereof in accordance with Section 7.02, which indemnification agreements shall continue to be effective following the Closing.

(f)    For a period of six (6) years from the Closing, NewCo agrees that it shall defend, indemnify and hold harmless the Sponsor, its Affiliates, and their respective present and former directors and officers against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions, actions, and investments contemplated by this Agreement or any Ancillary Agreement, whether asserted or claimed prior to, at or after the Closing, to the fullest extent permitted by applicable law (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law).

SECTION 8.08    Notification of Certain Matters. The Company, NewCo and Merger Sub shall give prompt notice to SPAC, and SPAC shall give prompt notice to the Company, NewCo and Merger Sub of any event which a Party becomes aware of between the date of this Agreement and the Closing (or the earlier termination of this Agreement in accordance with Article X), the occurrence or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in Article IX to fail. The Company shall notify the SPAC within two (2) Business Days of receipt by the Company of a Fortive Notice.

SECTION 8.09    Further Action; Reasonable Best Efforts.

(a)    Upon the terms and subject to the conditions of this Agreement, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise, and each shall cooperate with the other, to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of, and the expiration or termination of waiting periods by, Governmental Authorities and parties to Contracts with the Company and the Company Subsidiaries as set forth in Section 4.05 necessary for the consummation of the Transactions and to fulfill the conditions to the Transactions. In case, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each Party shall use their reasonable best efforts to take all such action. Subject to the terms and conditions of this Agreement, the Parties agree to use their reasonable best efforts (except where a different efforts standard is specifically contemplated by this Agreement, in which case such different standard shall apply) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby and cause the conditions to the Closing set forth in Article IX to be satisfied.

(b)    Each of the Parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other Parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other Parties to review in advance, and to the extent practicable consult about, any proposed communication by such Party to any Governmental Authority in connection with the Transactions. No Party to this Agreement shall agree to participate in any meeting, or video or telephone conference, with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other Parties in advance and, to the extent permitted by such Governmental Authority, gives the other Parties the opportunity to attend and participate at such meeting or conference. Subject to the terms of the Confidentiality Agreement, the Parties shall coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing. Subject to the terms of the Confidentiality Agreement, the Parties shall provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement and the Transactions contemplated hereby. No Party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.

SECTION 8.10    Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of SPAC and the Company. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article X) unless otherwise prohibited by applicable Law or the requirements of the Nasdaq Capital Market, each Party shall use its reasonable best efforts to consult with each other Party before issuing any press release or otherwise making any public statements (including through social media platforms) with respect to this Agreement and the Transactions, and shall not issue any such press release or make any such public statement (including through social media platforms) without the prior written consent of the other Parties. Furthermore, nothing contained in this Section 8.10 shall prevent SPAC or the Company and/or their respective Affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors that is substantively consistent with public statements previously consented to by the other Party in accordance with this Section 8.10.

SECTION 8.11    Stock Exchange Listing. From the date of this Agreement through the Effective Time, the Parties shall use reasonable best efforts to ensure that SPAC remains listed as a public company on, and for the SPAC Class A Common Stock to be tradable over, the Nasdaq Capital Market. From the date of this Agreement through the Closing, the Parties shall use reasonable best efforts to have NewCo listed on the Nasdaq Capital Market as of the Closing.

SECTION 8.12    Antitrust.

(a)    To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each Party agrees to promptly make any required filing or application under Antitrust Laws, as applicable, and no later than ten (10) Business Days after the date of this Agreement, the Company and SPAC each shall file (or cause to be filed) with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission a Notification and Report Form as required by the HSR Act. The Parties agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act.

(b)    SPAC and the Company each shall, in connection with its efforts to obtain all requisite approvals and expiration or termination of waiting periods for the Transactions under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other reasonably informed of any communication received by such Party from, or given by such Party to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions, and promptly furnish the other with copies of all such written communications (with the exception of the filings, if any, submitted under the HSR Act); (iii) permit the other to review in advance any written communication to be given by it to, and consult with each other in advance of any meeting or video or telephonic conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give the other the opportunity to attend and participate in such in person, video or telephonic meetings and conferences; (iv) in the event a Party is prohibited from participating in or attending any in person, video or telephonic meetings or conferences, the other shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority; provided that materials required to be provided pursuant to this Section 8.12(b) may be restricted to outside counsel and may be redacted (i) to remove references concerning the valuation of the Company, and (ii) as necessary to comply with contractual arrangements.

(c)    No Party shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority, or the expiration or termination of any waiting period under Antitrust Laws, including by agreeing to merge with or acquire any other Person or acquire a substantial portion of the assets of or equity in any other Person. The Parties further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the Parties to consummate the Transactions, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

SECTION 8.13    Trust Account. At least forty-eight (48) hours prior to the Closing, SPAC shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the Closing to, and the Trustee shall thereupon be obligated to, transfer all funds held in the Trust Account to SPAC and thereafter shall cause the Trust Account and the Trust Agreement to terminate.

SECTION 8.14    Certain Actions.

(a)    Immediately prior to the Closing, the Company shall, and shall cause its Affiliates to, terminate or cause to be terminated all of the agreements set forth on Section 8.14 of the Company Disclosure Schedule. No such agreement (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Closing, and all Company Group Members shall be released from all liabilities thereunder effective as of the Closing.

(b)    Prior to the Closing, the Company shall, and shall cause the Company Subsidiaries to, use reasonable best efforts to obtain and maintain in full force and effect all consents, approvals, ratifications, notices, waivers or other authorizations required as a result of the consummation of the Transactions under any Contract to which the Company or any Company Subsidiary is a party or by which any of their respective assets are bound, and shall cooperate in good faith with all reasonable requests of SPAC related to the same; provided, however, that neither the Company nor any Company Subsidiary shall be required to expend money (other than costs and expenses associated with compliance with this Section 8.14(b), which shall not be considered Company Transaction Expenses), commence, defend or participate in any litigation, or offer or grant any material accommodation (financial or otherwise) to any third party in connection with obtaining any consent therefrom in connection with the Transactions. In connection with the actions contemplated by this Section 8.14(b), the Company shall not, without the prior written consent of SPAC (which shall not be unreasonably conditioned, withheld or delayed), enter into any (i) amendment to the applicable Contract or (ii) agreement, or otherwise agree to any accommodation or concession that requires any payments by, or imposes any obligations, liabilities or restrictions (including any limitations on commercial or business activities) on, NewCo, the Company or any Company Subsidiary prior to or following the Closing.

(c)     Prior to the Closing, the Company shall use reasonable best efforts to seek a waiver from Fortive (as defined in the Shareholders’ Deed) with respect to all of its rights under clause 19 of the Shareholders’ Deed, including with respect to (i) the finalization of the 2021 Accounts (as defined in the Shareholders’ Deed), (ii) the undertaking of the Company Valuation (as defined in the Shareholders’ Deed) and the determination of the Determined Value (as defined in the Shareholders’ Deed), (iii) any rights to exercise the Fortive Option (as defined in the Shareholders’ Deed) and (iv) the exclusivity period in clause 19.4 of the Shareholders’ Deed (each of (i)-(iv), a “Fortive Waiver”, and collectively the “Fortive Waivers”). Prior to the Closing, unless otherwise waived by SPAC, if the Company is unable to obtain the applicable Fortive Waiver, the Company shall use reasonable best efforts to finalize the 2021 Accounts (as defined in the Shareholders’ Deed) and engage Third Party Valuers (as defined in the Shareholders’ Deed) as soon as reasonably practicable in order to undertake a valuation of the Company in accordance with clause 19 of the Shareholders’ Deed and receive the determination of the Determined Value (as defined in the Shareholders’ Deed) by July 29, 2021 (or as soon as is otherwise reasonably practicable).

SECTION 8.15    Intended Tax Treatment. This Agreement is intended to constitute, and the Parties hereto hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). Each Party shall report and file all applicable U.S. income Tax Returns consistent with the Intended Tax Treatment (including, if applicable, attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with its Tax Return for the taxable year of the Closing), except as otherwise required by Law. Each of SPAC and the Company will use its reasonable best efforts to reasonably cooperate with one another and their respective Tax advisors in connection with the issuance to NewCo, SPAC or the Company of any opinion relating to the Tax consequences of the Transactions, including using reasonable best efforts to deliver to the relevant counsel certificates (dated as of the necessary date and signed by an officer of NewCo, Merger Sub, SPAC or the Company, or their respective Affiliates, as applicable) containing such customary representations as are reasonably necessary or appropriate for such counsel to render such opinion. If the SEC or any other Governmental Authority requests or requires that an opinion be provided on or prior to the Closing in respect of the Tax consequences of or related to the Transactions: (i) to the extent such opinion relates to SPAC or any equityholders thereof, SPAC will use its reasonable best efforts to cause its Tax advisors to provide any such opinion, subject to customary assumptions and limitations, and (ii) to the extent such opinion relates to the Company or any equityholders thereof, the Company will use its reasonable best efforts to cause its Tax advisors to provide any such opinion, subject to customary assumptions and limitations.

SECTION 8.16    Delivery of Audited Financial Statements. As soon as reasonably practicable following the date of this Agreement (and, in the case of final drafts of the Audited Financial Statements and the Reviewed Financial Statements, in no event more than 10 days following the date of this Agreement), the Company shall deliver to SPAC final drafts, subject only to final approval, noting any subsequent events that may occur between delivery thereof and execution by the Company’s independent auditors, of (i) the audited consolidated balance sheet of the Company and the Company Subsidiaries as of June 30, 2019 and June 30, 2020, and the related audited consolidated statements of operations and cash flows of the Company and the Company Subsidiaries for each of the years then ended, each audited in accordance with the auditing standards of the PCAOB (collectively, the “Audited Financial Statements”), (ii) the reviewed consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2020, and the related reviewed consolidated statements of operations and cash flows of the Company and the Company Subsidiaries for the six-month period then ended, each reviewed in accordance with the PCAOB (the “Reviewed Financial Statements”) and (iii) any other audited or reviewed financial statements of the Company and the Company Subsidiaries that are required by applicable Law to be included in the Registration Statement (together with the Audited Financial Statements and the Reviewed Financial Statements, the “Updated Financial Statements”); provided that upon delivery of such Updated Financial Statements as and when such Updated Financial Statement have been signed by the Company’s independent auditors in connection with the filing of the Registration Statement, the representations and warranties set forth in Section 4.07(a) shall be deemed to apply to the Updated Financial Statements with the same force and effect as if made as of the date of this Agreement (provided that, in the case of the Reviewed Financial Statements and any other reviewed financial statements provided pursuant to this Section 8.16, such statements are subject to normal year-end adjustments that were not or are not expected to be material in amount or effect).

SECTION 8.17    Delivery of Updated Members’ Register and Capitalization(i) . At least 5 Business Days prior to Effective Time, the Company shall deliver to SPAC (a) true and complete register of members of the Company and (b) true and complete list of all the Equity Interests issued or outstanding in the Company.

ARTICLE IX

CONDITIONS TO THE TRANSACTIONS

SECTION 9.01    Conditions to the Obligations of Each Party. The obligations of the Company, SPAC, NewCo and Merger Sub to consummate the Transactions are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a)    SPAC Stockholder Approval. The SPAC Stockholder Approval shall have been obtained.

(b)    No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, illegal or otherwise prohibiting consummation of the Transactions.

(c)    Regulatory Approvals.

(i)    All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated; and

(ii)    FIRB Approval.

(A)    SPAC shall have received a written notice under the FATA, by or on behalf of the Treasurer of the Commonwealth of Australia stating or to the effect that the Commonwealth Government does not object to the Transactions, either unconditionally or on terms that are reasonably acceptable to SPAC and the Company (it being understood that the imposition of customary tax conditions in connection with the FIRB approval shall be deemed acceptable); or

(B)    the Treasurer of the Commonwealth of Australia shall have become precluded from making an order in relation to the subject matter of this Agreement and the Transactions under the FATA; or

(C)    if an interim order is made under the FATA in respect of the Transactions, the subsequent period for making a final order prohibiting the Transactions shall have elapsed without a final order being made.

(d)    Stock Exchange Listing. The NewCo Ordinary Shares shall have been accepted for listing on the Nasdaq Capital Market (subject to the Closing occurring), or another national securities exchange mutually agreed to by the Parties in writing, as of the Closing Date.

(e)    Penny Stock. The NewCo Ordinary Shares shall not constitute “penny stock” as such term is defined in Rule 3a51-1 of the Exchange Act.

(f)    Registration Statement / Proxy Statement. The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened in writing by the SEC.

(g)    The Share Transfer. The Exit Notice and the Share Transfer Agreement shall have been duly executed and delivered to SPAC, and the transfer of the Company Shares to NewCo in accordance with the terms of the Share Transfer Agreement shall have occurred at the Closing.

(h)    Shareholders’ Deed. (i) The Company shall have delivered to SPAC the Fortive Waiver, or (ii) the Fortive Option Period (as defined in the Shareholders’ Deed) under the Shareholders’ Deed shall have expired and the Fortive Option (as defined in the Shareholders’ Deed) shall not have been exercised.

SECTION 9.02    Conditions to the Obligations of SPAC. The obligations of SPAC to consummate the Transactions are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a)    Representations and Warranties.

(i)    The representations and warranties of the Company in (x) Section 4.01, Section 4.02, Section 4.03 (other than 4.03(a) and 4.03(c)), Section 4.04 and Section 4.21 shall each be true and correct in all material respects as of the date hereof and the Closing (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), (y) Section 4.03(a) and 4.03(c) shall each be true and correct in all respects except for de minimis inaccuracies as of the date hereof and the Closing (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date) and (z) the other provisions of Article IV shall be true and correct in all respects (without giving effect to any “materiality,” “Company Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) as of the date hereof and as of the Closing as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(ii)    The representations and warranties of NewCo and Merger Sub in (x) Section 6.01, Section 6.03 and Section 6.08 shall each be true and correct in all material respects as of the date hereof and the Closing (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), (y) Section 6.02 shall each be true and correct in all respects except for de minimis inaccuracies as of the date hereof and the Closing (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date) and (z) the other provisions of Article VI shall be true and correct in all respects (without giving effect to any “materiality,” “material adverse effect” or similar qualifiers contained in any such representations and warranties) as of the date hereof and as of the Closing as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on NewCo and Merger Sub, taken as a whole.

(b)    Agreements and Covenants.

(i)    The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing; provided, that for the purposes of this Section 9.02(b)(i), a covenant of the Company shall only be deemed to have not been performed if the Company has materially breached such covenant and failed to cure within 20 days after written notice of such breach has been delivered to the Company (or if earlier, the Outside Date).

(ii)    NewCo and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by such party on or prior to the Closing; provided, that for purposes of this Section 9.02(b)(ii), a covenant of NewCo or Merger Sub shall only be deemed to have not been performed if NewCo or Merger Sub has materially breached such covenant and failed to cure within 20 days after written notice of such breach has been delivered to NewCo or Merger Sub, as applicable (or if earlier the Outside Date).

(c)    Officer Certificate.

(i)    The Company shall have delivered to SPAC a certificate, dated the date of the Closing, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 9.02(a)(i), Section 9.02(b)(i) and Section 9.02(d) as they relate to the Company.

(ii)    NewCo shall have delivered to SPAC a certificate, dated the date of the Closing, signed by an officer of NewCo, certifying as to the satisfaction of the conditions specified in Section 9.02(a)(ii) and Section 9.02(b)(ii) as they relate to NewCo and Merger Sub.

(d)    Material Adverse Effect. No Company Material Adverse Effect shall have occurred between the date of this Agreement and the Closing.

(e)    Registration Rights Agreement. NewCo shall have delivered a copy of the Registration Rights Agreement duly executed by NewCo.

(f)    Lock-Up Agreements. NewCo, Tritium and each recipient of NewCo Ordinary Shares in the Share Transfer shall have delivered a copy of the Lock-Up Agreement duly executed by NewCo, Tritium and such recipients (or their validly authorized attorney-in-fact).

SECTION 9.03    Conditions to the Obligations of the Company. The obligations of the Company, NewCo and Merger Sub to consummate the Transactions are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a)    Representations and Warranties.

(i)    The representations and warranties of SPAC contained in (x) Section 5.01, Section 5.02, Section 5.04, and Section 5.11 shall each be true and correct in all material respects as of the date hereof and the Closing (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date),(y) Section 5.03(a) shall be true and correct in all respects except for de minimis inaccuracies as of the date hereof and as of the Closing as though made on and as of such date (except to the extent of any changes that reflect actions permitted in accordance with Section 7.02 of this Agreement and except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than de minimis additional cost, expense or liability to the Company, SPAC, NewCo, Merger Sub or their Affiliates and(z) the other provisions of Article V shall be true and correct in all respects (without giving effect to any “materiality,” “SPAC Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) as of the date hereof and as of the Closing as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a SPAC Material Adverse Effect.

(b)    Agreements and Covenants.

(i)    SPAC shall have performed or complied in all material respects with all other agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing; provided, that for purposes of this Section 9.03(b)(i), a covenant of the SPAC shall only be deemed to have not been performed if the SPAC has materially breached such covenant and failed to cure within 20 days after written notice of such breach has been delivered to the SPAC (or if earlier, the Outside Date).

(c)    Officer Certificate.

(i)    SPAC shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President of SPAC, certifying as to the satisfaction of the conditions specified in Section 9.03(a)(i), Section 9.03(b)(i) and Section 9.03(d).

(d)    Material Adverse Effect. No SPAC Material Adverse Effect shall have occurred between the date of this Agreement and the Closing.

(e)    Trust Cash. The amount of Trust Cash shall not be less than $200,000,000.

ARTICLE X

TERMINATION, AMENDMENT AND WAIVER

SECTION 10.01    Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of SPAC, as follows:

(a)    by mutual written consent of SPAC and the Company;

(b)    by either SPAC or the Company if the Closing shall not have occurred prior to January 14, 2022 (subject to extension as set forth below, the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 10.01(b) by or on behalf of any Party that either directly or indirectly through its Affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article IX on or prior to the Outside Date;

(c)    by either SPAC or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions;

(d)    by either SPAC or the Company if the SPAC Stockholder Approval is not obtained at the SPAC Stockholders’ Meeting;

(e)    by SPAC in the event of an Exit Notice Failure;

(f)    by SPAC or the Company if Fortive (as defined in the Shareholders’ Deed) acquires securities of the Company (other than the acquisition of securities (i) not in accordance with the Shareholders’ Deed from another shareholder of the Company, (ii) of a de minimis amount from another shareholder of the Company or (iii) newly issued securities directly from the Company and without violation of this Agreement) pursuant to the Shareholders’ Deed;

(g)    by SPAC upon a breach of any representation, warranty, covenant or agreement on the part of the Company, NewCo or Merger Sub set forth in this Agreement, or if any representation or warranty of the Company, NewCo or Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 9.02(a) and 9.02(b) would not be satisfied (“Terminating Company Breach”); provided that SPAC has not waived such Terminating Company Breach and SPAC is not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided further that, if such Terminating Company Breach is curable by the Company, NewCo or Merger Sub, SPAC may not terminate this Agreement under this Section 10.01(g) for so long as the Company, NewCo or Merger Sub continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured by the earlier of thirty (30) days after notice of such breach is provided by SPAC to the Company and the Outside Date;

(h)    by the Company upon a breach of any representation, warranty, covenant or agreement on the part of SPAC set forth in this Agreement, or if any representation or warranty of SPAC shall have become untrue, in either case such that the conditions set forth in Sections 9.03(a) and Section 9.03(b) would not be satisfied (“Terminating SPAC Breach”); provided that the Company has not waived such Terminating SPAC Breach and the Company, NewCo or Merger Sub is not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, however, that, if such Terminating SPAC Breach is curable by SPAC, the Company may not terminate this Agreement under this Section 10.01(h) for so long as SPAC continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured by the earlier of thirty (30) days after notice of such breach is provided by the Company to the SPAC and the Outside Date; and

(i)    by the Company, at any time prior to SPAC’s receipt of the SPAC Stockholder Approval, if SPAC or the SPAC Board effects a Change in Recommendations.

SECTION 10.02    Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any Party, except as set forth in Article XI, and any corresponding definitions set forth in Article I, or in the case of termination subsequent to a willful and material breach of this Agreement by a Party or in the case of Fraud. In the event of the termination of this Agreement pursuant to (a) Section 10.01(f) by the Company or SPAC or (b) (i) Section 10.01(b) by the Company or the SPAC or (ii) any other clause in Section 10.01 (other than clauses (c) or (h) thereof) by the Company, in each case at a time when Fortive (as defined in the Shareholders’ Deed) has validly delivered a Fortive Notice in accordance with the Shareholders’ Deed, and in order to induce the Parties to enter into this Agreement, the SPAC and certain shareholders of the Company have entered into a letter agreement with respect to the payment of a termination fee to the SPAC.

SECTION 10.03    [RESERVED].

SECTION 10.04    Expenses. Except as set forth in this Section 10.04 or as otherwise set forth in this Agreement (including Section 8.14), all expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses; provided that if the Closing shall occur, NewCo shall pay or cause to be paid, (i) the SPAC Transaction Expenses and (ii) except as set forth in this Agreement (including Section 8.14), the Company Transaction Expenses.

SECTION 10.05    Amendment. This Agreement may be amended in writing by the Parties at any time prior to the Closing. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

SECTION 10.06    Waiver. At any time prior to the Closing, (a) SPAC may (i) extend the time for the performance of any obligation or other act of the Company, NewCo or Merger Sub, (ii) waive any inaccuracy in the representations and warranties of the Company, NewCo or Merger Sub contained herein or in any document delivered by the Company, NewCo or Merger Sub pursuant hereto and (iii) waive compliance with any agreement of the Company, NewCo or Merger Sub or any condition to its own obligations contained herein and (b) the Company may (i) extend the time for the performance of any obligation or other act of SPAC, (ii) waive any inaccuracy in the representations and warranties of SPAC contained herein or in any document delivered by SPAC pursuant hereto and (iii) waive compliance with any agreement of SPAC or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Neither the waiver by any of the Parties of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that each Party may otherwise have at law or in equity.

ARTICLE XI

GENERAL PROVISIONS

SECTION 11.01    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.01):

if to SPAC:

Decarbonization Plus Acquisition Corporation II

2744 Sand Hill Road

Menlo Park, CA

(212) 993-0076

Attention: Erik Anderson, Peter Haskopoulos and Robert Tichio

Email: erik@wrg.vc, phaskopoulos@riverstonellc.com,

rtichio@riverstonellc.com

with a copy to:

Vinson & Elkins L.L.P.

1114 Avenue of the Americas

32nd Floor

New York, NY 10036

Attention: Dan Komarek

Email: dkomarek@velaw.com

and

Vinson & Elkins L.L.P.

2801 Via Fortuna

Suite 100

Austin, TX 78746

Attention: Milam Newby

Email: mnewby@velaw.com

and

Clifford Chance LLP

Level 16, 1 O’Connell Street

Sydney NSW 2000

Australia

Attention: Andrew Crook and Tennie Tam

Email:     Andrew.Crook@cliffordchance.com and

   Tennie.Tam@cliffordchance.com

if to the Company, NewCo or Merger Sub:

48 Miller Street

Murarrie, QLD 4172

Australia

Attention: Mark Anning

Email: manning@tritium.com.au

with a copy to:

LATHAM & WATKINS LLP

330 North Wabash Avenue

Suite 2800

Chicago, IL 60611

Attention:      Ryan Maierson

Jason Morelli

Email:           Ryan.Maierson@lw.com

Jason.Morelli@lw.com

and

Corrs Chambers Westgarth

Level 42, 111 Eagle Street

Brisbane, QLD 4000

Australia

Attention: Alex Feros

Email: Alexandra.Feros@corrs.com.au

SECTION 11.02    Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article XI and any corresponding definitions set forth in Article I.

SECTION 11.03    Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, in whole or in part, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 11.04    Entire Agreement; Assignment. This Agreement and the Ancillary Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede, except as set forth in Section 8.04(b), all prior and contemporaneous agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement. No Party shall assign, grant or otherwise transfer the benefit of the whole or any part of this Agreement or any of the rights hereunder (whether pursuant to a merger, by operation of Law or otherwise) by any Party without the prior express written consent of the other Parties.

SECTION 11.05    Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 8.07 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

SECTION 11.06    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to Contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in a Court of Chancery of the State of Delaware, then any such Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party, and (b) agree not to commence any Action relating thereto except in the courts described above in the State of Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in the State of Delaware as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in the State of Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

SECTION 11.07    Waiver of Jury Trial. Each of the Parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the Parties (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.07.

SECTION 11.08    Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 11.09    Counterparts. This Agreement may be executed and delivered (including executed manually or electronically via DocuSign or other similar services and delivered by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 11.10    Specific Performance.

(a)    The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the Parties’ obligation to consummate the Transactions) without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the Parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

(b)    Notwithstanding anything to the contrary in this Agreement, if prior to the Outside Date any Party initiates an Action to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, then the Outside Date shall be automatically extended by: (A) the amount of time during which such Action is pending plus twenty (20) Business Days; or (B) such other time period established by the court presiding over such Action.

SECTION 11.11    No Recourse. All claims, obligations, liabilities, or causes of action (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or the other Transaction Documents, or the negotiation, execution, or performance or non-performance of this Agreement or the other Transaction Documents (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or the other Transaction Documents), may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as parties to this Agreement or the applicable Transaction Document (the “Contracting Parties”) except as set forth in this Section 11.11. In no event shall any Contracting Party have any shared or vicarious liability for the actions or omissions of any other Person. No Person who is not a Contracting Party, including without limitation any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, financing source, attorney or Representative or assignee of any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, financing source, attorney or Representative or assignee of any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any liability (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any obligations or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or the other Transaction Documents or for any claim based on, in respect of, or by reason of this Agreement or the other Transaction Documents or their negotiation, execution, performance, or breach, except with respect to willful misconduct or Fraud against the Person who committed such willful misconduct or Fraud, and, to the maximum extent permitted by applicable Law; and each Party waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates. The Parties acknowledge and agree that the Nonparty Affiliates are intended third-party beneficiaries of this Section 11.11. Notwithstanding anything to the contrary herein, none of the Contracting Parties or any Nonparty Affiliate shall be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages which may be alleged as a result of this Agreement, the Transaction Documents or any other agreement referenced herein or therein or the transactions contemplated hereunder or thereunder, or the termination or abandonment of any of the foregoing, except with respect to willful misconduct or Fraud against the Person who committed such willful misconduct or Fraud, and, to the maximum extent permitted by applicable Law.

[Signature Page Follows.]

SPAC, NewCo, Merger Sub, and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

DECARBONIZATION PLUS ACQUISITION CORPORATION II

By	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title: Chief Financial Officer, Chief Accounting Officer and Secretary

[Signature Page to Business Combination Agreement]

TRITIUM HOLDINGS PTY LTD

By:	/s/ Trevor C. St. Baker
Name:	Trevor C. St. Baker
Title:	Chairman

By:	/s/ Mark Anning
Name:	Mark Anning
Title:	Company Secretary

[Signature Page to Business Combination Agreement]

TRITIUM DCFC LIMITED

By:	/s/ Trevor C. St. Baker
Name:	Trevor C. St. Baker
Title:	Director

By:	/s/ Mark Anning
Name:	Mark Anning
Title:	Company Secretary

HULK MERGER SUB, INC.

By	/s/ Trevor C. St. Baker
Name:	Trevor C. St. Baker
Title:	Director

[Signature Page to Business Combination Agreement]

Exhibit A

FORM OF REGISTRATION RIGHTS AGREEMENT

[Attached]

Final Form

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [______], 2021, is made and entered into by and among Tritium DCFC Limited (ACN                ), an Australian public company (the “Company”), Decarbonization Plus Acquisition Corporation II, a Delaware corporation (the “SPAC”), Decarbonization Plus Acquisition Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), and the undersigned parties listed under Holder on the signature pages hereto (each such party, together with the Sponsor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively, the “Holders”).

RECITALS

WHEREAS, on February 3, 2021, the SPAC, the Sponsor and certain other security holders named therein (the “SPAC Holders”) entered into that certain Registration Rights Agreement (the “SPAC Registration Rights Agreement”), pursuant to which the SPAC granted the Sponsor and such other SPAC Holders certain registration rights with respect to certain securities of the SPAC;

WHEREAS, on May 25, 2021, the SPAC, the Company, Hulk Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Tritium Holdings Pty Ltd (ACN 145 324 910), an Australian propriety company (“Tritium”), entered into that certain Business Combination Agreement (the “BCA”), pursuant to which, among other things, (i) Merger Sub will merge with and into the SPAC on or about the date hereof, with the SPAC surviving the merger as a wholly owned subsidiary of the Company and the stockholders and warrant holders of the SPAC receiving ordinary shares of the Company (“Ordinary Shares”) and warrants to purchase Ordinary Shares, respectively, and (ii) the equity holders of Tritium will enter into a Share Transfer Agreement pursuant to which they will transfer their Tritium securities to the Company in exchange for Ordinary Shares (collectively, the “Business Combination”);

WHEREAS, after the closing of the Business Combination (the “Closing”), the Holders will own Ordinary Shares, and the Sponsor, James AC McDermott, Jeffrey Tepper, Dr. Jennifer Aaker, Jane Kearns and Michael Warren will own warrants to purchase 7,366,667 Ordinary Shares (the “Private Placement Warrants”); and

WHEREAS, in connection with the Closing, the SPAC and the SPAC Holders desire to amend and restate the SPAC Registration Rights Agreement in its entirety as set forth herein, and the Company and the other Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1    Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Agreement” shall have the meaning given in the Preamble.

“BCA” shall have the meaning given in the Recitals.

“Block Trade” shall have the meaning given to it in subsection 2.3.1 of this Agreement.

“Board” shall mean the board of directors of the Company.

“Business Combination” shall have the meaning given in the Recitals.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble.

“Demanding Holder” shall mean any Holder or group of Holders that together elects to dispose of Registrable Securities having an aggregate value of at least US$25 million, at the time of the Underwritten Demand, under a Registration Statement pursuant to an Underwritten Offering.

“Effectiveness Period” shall have the meaning given in subsection 3.1.1 of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Financial Counterparty” shall have the meaning given in subsection 2.3.1 of this Agreement.

“Holder Indemnified Persons” shall have the meaning given in subsection 4.1.1 of this Agreement.

“Holders” shall have the meaning given in the Preamble.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.3 of this Agreement.

“Merger Sub” shall have the meaning given in the Recitals.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the light of the circumstances under which they were made) not misleading.

“Ordinary Shares” shall have the meaning given in the Recitals.

“Other Coordinated Offering” shall have the meaning given to it in subsection 2.3.1 of this Agreement.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1 of this Agreement.

“Private Placement Warrants” shall have the meaning given in the Recitals.

“Pro Rata” shall have the meaning given in subsection 2.1.3 of this Agreement.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the Private Placement Warrants (including any Ordinary Shares issued or issuable upon the exercise of any such Private Placement Warrants) held by a Holder immediately following the Closing, (b) any outstanding Ordinary Shares held by a Holder immediately following the Closing (including any Ordinary Shares issued or issuable upon exercise of any other outstanding equity securities of the Company (other than equity securities issued pursuant to an employee stock option or other benefit plan) held by a Holder immediately following the Closing), (c) any equity securities (including the Ordinary Shares issued or issuable upon the exercise of any such equity security) of the Company issuable immediately following the Closing upon conversion of any working capital loans in an amount up to US$1,500,000 in the aggregate made to the SPAC by a Holder and (d) any other equity security of the Company issued or issuable with respect to any such Ordinary Shares held by a Holder immediately following the Closing by way of a share sub-division or share dividend or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; or (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations).

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and any such registration statement having been declared effective by, or become effective pursuant to rules promulgated by, the Commission.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A)    all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority and any securities exchange on which the Ordinary Shares is then listed);

(B)    fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C)    printing, messenger, telephone and delivery expenses;

(D)    reasonable fees and disbursements of counsel for the Company;

(E)    reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F)    reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of Registrable Securities held by the Demanding Holders initiating an Underwritten Demand to be registered for offer and sale in the applicable Underwritten Offering, not to exceed US$50,000.

“Registration Statement” shall mean any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.2 of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Registration” shall have the meaning given in subsection 2.1.1.

“SPAC” shall have the meaning given in the Preamble.

“SPAC Holders” shall have the meaning given in the Recitals.

“SPAC Registration Rights Agreement” shall have the meaning given in the Recitals.

“Sponsor” shall have the meaning given in the Preamble.

“Suspension Event” shall have the meaning given in Section 3.4 of this Agreement.

“Tritium” shall have the meaning given in the Recitals.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Demand” shall have the meaning given in subsection 2.1.2 of this Agreement.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II

REGISTRATIONS

2.1	Registration.

2.1.1    Shelf Registration. (a) The Company agrees that, within thirty (30) calendar days after the consummation of the Business Combination, the Company will file with the Commission (at the Company’s sole cost and expense) a Registration Statement registering the resale of all Registrable Securities (a “Shelf Registration”).

(b)    The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective by the Commission as soon as reasonably practicable after the initial filing of the Registration Statement. Subject to the limitations contained in this Agreement, the Company shall effect any Shelf Registration on such appropriate registration form of the Commission (a) as shall be selected by the Company and (b) as shall permit the resale or other disposition of the Registrable Securities by the Holders. If at any time a Registration Statement filed with the Commission pursuant to Section 2.1.1 is effective and a Holder provides written notice to the Company that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Company will use its commercially reasonable efforts to amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place in accordance with the terms of this Agreement.

2.1.2    Underwritten Offering. Subject to the provisions of subsection 2.1.3 and Section 2.3 of this Agreement, any Demanding Holder may make a written demand to the Company for an Underwritten Offering pursuant to a Registration Statement filed with the Commission in accordance with Section 2.1.1 of this Agreement (an “Underwritten Demand”). The Company shall, within ten (10) days of the Company’s receipt of the Underwritten Demand, notify, in writing, all other Holders of such demand, and each Holder who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Underwritten Offering pursuant to an Underwritten Demand (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Underwritten Offering, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s), such Requesting Holder(s) shall be entitled to have their Registrable Securities included in the Underwritten Offering pursuant to an Underwritten Demand. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.2 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company in consultation with the Demanding Holders initiating the Underwritten Offering. Notwithstanding the foregoing, the Company is not obligated to effect (i) more than an aggregate of two (2) Underwritten Offerings pursuant to this subsection 2.1.2 in any twelve (12)-month period, (ii) more than an aggregate of four (4) Underwritten Offerings pursuant to this subsection 2.1.2 in total, (iii) an Underwritten Offering pursuant to this subsection 2.1.2 within ninety (90) days after the closing of an Underwritten Offering or (iv) an Underwritten Offering unless the reasonably expected the aggregate gross proceeds from the offering of the Registrable Securities to be registered in connection with such Underwritten Offering will be at least US$75,000,000 (the “Minimum Amount”).

2.1.3    Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering pursuant to an Underwritten Demand, in good faith, advises or advise the Company, the Demanding Holders, the Requesting Holders and other persons or entities holding Ordinary Shares or other equity securities of the Company that the Company is obligated to include pursuant to separate written contractual arrangements with such persons or entities (if any) in writing that the dollar amount or number of Registrable Securities or other equity securities of the Company requested to be included in such Underwritten Offering exceeds the maximum dollar amount or maximum number of equity securities of the Company that can be sold in the

Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Offering (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Ordinary Shares or other equity securities of the Company that the Company desires to sell and that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Ordinary Shares or other equity securities of the Company held by other persons or entities that the Company is obligated to include pursuant to separate written contractual arrangements with such persons or entities and that can be sold without exceeding the Maximum Number of Securities.

2.1.4    Registration Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Offering, a majority-in-interest of the Demanding Holders initiating an Underwritten Offering pursuant to subsection 2.1.2 of this Agreement shall have the right to withdraw from such Underwritten Offering for any or no reason whatsoever upon written notification to the Company of their intention to withdraw from such Underwritten Offering prior to the launch of such Underwritten Offering; provided, however, that upon the withdrawal of an amount of Registrable Securities that results in the remaining amount of Registrable Securities included by the Demanding Holders and participating Holders in such Underwritten Offering being less than the Minimum Amount, the Company may cease all efforts to complete the Underwritten Offering and, for the avoidance of doubt, if such efforts are ceased, such Underwritten Offering shall not be counted as an Underwritten Offering for the purpose of the final sentence of subsection 2.1.2. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Demand prior to its withdrawal under this subsection 2.1.4.

2.2	Piggyback Registration.

2.2.1    Piggyback Rights. If the Company proposes to (i) file a Registration Statement under the Securities Act with respect to the Registration of equity securities of the Company, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities of the Company, for its own account or for the account of shareholders of the Company, other than a Registration Statement (A) filed in connection with any employee stock option or other benefit plan, (B) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto) (C) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (D) for an offering of debt that is convertible into equity securities of the Company or (E) for a dividend reinvestment plan, or (ii) consummate an Underwritten Offering for its own account or for the account of shareholders of the Company (other than pursuant to the terms of this Agreement), then the Company shall give written notice of such proposed action to all of the Holders of Registrable Securities as soon as practicable (but in the case of filing a Registration Statement, not less than ten (10) days before the anticipated filing date of such Registration Statement), which notice shall (x) describe the amount and type of securities to be included, the intended method(s) of distribution and the name of the proposed managing Underwriter or Underwriters, if any, and (y) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within (a) five (5) days in the case of filing a Registration Statement and (b) two (2) days in the case of an Underwritten Offering (unless such offering is an overnight or bought Underwritten Offering, then one (1) day), in each case after receipt of such written notice (such Registration, a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Piggyback Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Piggyback Registration. All such Holders proposing to include Registrable Securities in an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2    Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of the equity securities of the Company that the Company desires to sell, taken together with (i) the shares of equity securities of the Company, if any, as to which Registration or Underwritten Offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which Registration or Underwritten Offering has been requested pursuant to Section 2.2 of this Agreement and (iii) the shares of equity securities of the Company, if any, as to which Registration or Underwritten Offering has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

(a)    If the Registration or Underwritten Offering is undertaken for the Company’s account, the Company shall include in any such Registration or Underwritten Offering (A) first, the Ordinary Shares or other equity securities of the Company that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.1.1 of this Agreement, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Ordinary Shares or other equity securities of the Company, if any, as to which Registration or Underwritten Offering has been requested pursuant to written contractual piggyback registration rights of other shareholders of the Company, which can be sold without exceeding the Maximum Number of Securities; or

(b)    If the Registration or Underwritten Offering is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or Underwritten Offering (A) first, Ordinary Shares or other equity securities of the Company, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.1.1 of this Agreement, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Ordinary Shares or other equity securities of the Company that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Ordinary Shares or other equity securities of the Company for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3    Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to, as applicable, the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or the launch of the Underwritten Offering with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement or abandon an Underwritten Offering in connection with a Piggyback Registration at any time prior to the launch of such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4    Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration or Underwritten Offering effected pursuant to Section 2.2 of this Agreement shall not be counted as an Underwritten Offering pursuant to an Underwritten Demand effected under Section 2.1 of this Agreement.

2.3	Block Trades Other Coordinated Offerings.

2.3.1    Notwithstanding any other provision of this Article II, but subject to Section 2.4 and Section 3.4, at any time and from time to time when an effective Registration Statement is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”) or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, (an “Other Coordinated Offering”), in each case, with a total offering price reasonably expected to exceed, in the aggregate, either (x) $25 million or (y) all remaining Registrable Securities held by the Demanding Holder, then if such Demanding Holder requires any assistance from the Company pursuant to this Section 2.3, such Holder shall notify the Company of the Block Trade or Other Coordinated Offering at least five (5) business days prior to the day such offering is to commence and, as promptly as reasonably practicable, the Company shall use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters or brokers, sales agents or placement agents (each, a “Financial Counterparty”) prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

2.3.2    Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a written notice of withdrawal to the Company, the Underwriter or Underwriters (if any) and Financial Counterparty (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this subsection 2.3.2.

2.3.3    Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to Section 2.3 of this Agreement.

2.3.4    The Demanding Holder in a Block Trade or Other Coordinated Offering shall have the right to select the Underwriters and Financial Counterparty (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).

2.3.5    A Holder in the aggregate may demand no more than two (2) Block Trades or Other Coordinated Offerings pursuant to this Section 2.3 in any twelve (12) month period. For the avoidance of doubt, any Block Trade or Other Coordinated Offering effected pursuant to this Section 2.3 shall not be counted as a demand for an Underwritten Offering pursuant to subsection 2.1.2 hereof.

2.4    Restrictions on Registration Rights. If (A) the Holders have requested an Underwritten Offering pursuant to an Underwritten Demand and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; (B) the filing, initial effectiveness, or continued use of a Registration Statement in respect of such Underwritten Offering at any time would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control; or (C) the Holders have requested an Underwritten Offering pursuant to an Underwritten Demand and in the good faith judgment of a majority of the Board that such Underwritten Offering would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement or the undertaking of such Underwritten Offering at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the majority of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed or to undertake such Underwritten Offering in the near future and that it is therefore essential to defer the filing of such Registration Statement or undertaking of such Underwritten Offering. In such event, the Company shall have the right to defer such filing or offering for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any twelve (12)-month period.

ARTICLE III

COMPANY PROCEDURES

3.1    General Procedures. The Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible and to the extent applicable:

3.1.1    prepare and file with the Commission, within the time frame required by Section 2.1.1, a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective, including filing a replacement Registration Statement, if necessary, until all Registrable Securities covered by such Registration Statement have been sold or are no longer outstanding (such period, the “Effectiveness Period”);

3.1.2    prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Demanding Holders or any Underwriter or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or are no longer outstanding;

3.1.3    prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters or Financial Counterparty, if any, and the Holders of Registrable Securities included in such Registration or Underwritten Offering or Block Trade, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus (including each preliminary Prospectus) and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

3.1.4    prior to any Registration of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5    cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6    provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7    advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8    during the Effectiveness Period, furnish a conformed copy of each filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, promptly after such filing of such documents with the Commission to each seller of such Registrable Securities or its counsel; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

3.1.9    notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act;

3.1.10    in accordance with Section 3.4 of this Agreement of this Agreement, notify the Holders of the happening of any event as a result of which a Misstatement exists, and then to correct such Misstatement as set forth in Section 3.4 of this Agreement;

3.1.11    in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering, or sale by a Financial Counterparty pursuant to such Registration, permit a representative of the Holders (such representative to be selected by a majority of the Holders), the Underwriters or other Financial Counterparty facilitating such Underwritten Offering, a Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement or the Prospectus, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, Financial Counterparty, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives or Underwriters or Financial Counterparty enter to confidentiality agreements, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.12    obtain a comfort letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a Financial Counterparty pursuant to such Registration (subject to such Financial Counterparty providing such certification or representation reasonably requested by the Company’s independent registered public accountants and the Company’s counsel), in customary form and covering such matters of the type customarily covered by comfort letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.13    in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a Financial Counterparty pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders or the Financial Counterparty, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, Financial Counterparty or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to such participating Holders, Financial Counterparty or Underwriter;

3.1.14    in the event of an Underwritten Offering or a Block Trade, or an Other Coordinated Offering or sale by a Financial Counterparty pursuant to such Registration to which the Company has consented, to the extent reasonably requested by such Financial Counterparty in order to engage in such offering, allow the Underwriters or Financial Counterparty to conduct customary “underwriter’s due diligence” with respect to the Company;

3.1.15    in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a Financial Counterparty pursuant to such Registration, enter into and perform its obligations under an underwriting agreement or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or the Financial Counterparty of such offering or sale;

3.1.16    make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.17    if the Registration involves the Registration of Registrable Securities in an Underwritten Offering in excess of the Minimum Amount, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.18    otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or Financial Counterparty if such Underwriter or Financial Counterparty has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter or Financial Counterparty, as applicable.

3.2    Registration Expenses. The Registration Expenses in respect of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3    Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4    Suspension of Sales. Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to (A) delay or postpone the (i) initial effectiveness of any Registration Statement or (ii) launch of any Underwritten Offering, in each case, filed or requested pursuant to this Agreement, and (B) from time to time to require the Holders not to sell under any Registration Statement or Prospectus or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Board reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the applicable Registration Statement or Prospectus of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement or Prospectus would be expected, in the reasonable determination of the Board, upon the advice of legal counsel, to cause the Registration Statement or Prospectus to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend a Registration Statement, Prospectus or Underwritten Offering on more than two occasions, for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of a Suspension Event while a Registration Statement filed pursuant to this Agreement is effective or if as a result of a Suspension Event a Misstatement exists, each Holder agrees that (i) it will immediately discontinue offers and sales of Registered Securities under each Registration Statement filed pursuant to this Agreement until the Holder receives copies of a supplemental or amended Prospectus (which the Company agrees to promptly prepare) that corrects the relevant misstatements or omissions and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales and (ii) it will maintain the confidentiality of information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the Holders will deliver to the Company or, in Holders’ sole discretion destroy, all copies of each Prospectus covering Registrable Securities in Holders’ possession; provided, however, that this obligation to deliver or destroy shall not apply (A) to the extent the Holders are required to retain a copy of such Prospectus (x) to comply with applicable legal, regulatory, self-regulatory or professional requirements or (y) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

3.5    Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1	Indemnification.

4.1.1    The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) (collectively, the “Holder Indemnified Persons”) against all losses, claims, damages, liabilities and out-of-pocket expenses (including reasonable outside attorneys’ fees and inclusive of all reasonable outside attorneys’ fees arising out of the enforcement of each such persons’ rights under this Section 4.1) resulting from any Misstatement or alleged Misstatement, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of such Holder Indemnified Person specifically for use therein.

4.1.2    In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and out-of-pocket expenses (including reasonable outside attorneys’ fees and inclusive of all reasonable outside attorneys’ fees arising out of the enforcement of each such persons’ rights under this Section 4.1) resulting from any Misstatement or alleged Misstatement, but only to the extent that the same are made in reliance on and in conformity with information relating to the Holder so furnished in writing to the Company by or on behalf of such Holder specifically for use therein. In no event shall the liability of any selling Holder hereunder be greater in amount than the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement giving rise to such indemnification obligation.

4.1.3    Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one outside counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4    The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities.

4.1.5    If the indemnification provided under Section 4.1 of this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall to the extent permitted by law contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 of this Agreement, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1    Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery or (iii) transmission by hand delivery, telecopy, telegram, facsimile or email. Each notice or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third (3rd) business day following the date on which it is mailed, in the case of notices delivered by courier service, hand delivery, telecopy or telegram, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation, and in the case of notices delivered by facsimile or email, at such time as it is successfully transmitted to the addressee. Any notice or communication under this Agreement must be addressed, if to the Sponsor, to: 2744 Sand Hill Road, Menlo Park, CA 94025, or by email at: phaskopoulos@riverstonellc.com, if to the Company, to: 48 Miller Street, MURARRIE, QLD 4172, Australia, Attention: Mark Anning, or by email at: manning@tritium.com.au, and, if to any Holder, to the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing by such Holder (including on the signature pages hereto). Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2    Assignment; No Third Party Beneficiaries.

5.2.1    This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2    This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors.

5.2.3    This Agreement shall not confer any rights or benefits on any persons that are not parties hereto or do not hereafter become a party to this Agreement pursuant to Section 5.2 of this Agreement.

5.2.4    No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice provided in accordance with Section 5.1 of this Agreement and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3    Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4    Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

5.5    Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the total Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6    Other Registration Rights. The Company represents and warrants that no person, other than (a) a Holder of Registrable Securities and (b) the holders of the Company’s warrants pursuant to that certain Warrant Agreement, dated as of February 3, 2021, by and between the SPAC and Continental Stock Transfer & Trust Company, and assumed by the Company on or about the date hereof, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement, including the SPAC Registration Rights Agreement, or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.7    Term. This Agreement shall terminate upon the earlier of (i) the tenth (10th) anniversary of the date of this Agreement and (ii) with respect to any Holder, the date as of which such Holder ceases to hold any Registrable Securities. The provisions of Article IV shall survive any termination.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

TRITIUM DCFC LIMITED, an Australian public company

By:
Name:
Title:

SPAC:

DECARBONIZATION PLUS ACQUISITION CORPORATION II, a Delaware corporation

By:
Name:
Title:

HOLDERS:

DECARBONIZATION PLUS ACQUISITION SPONSOR II, LLC, a Delaware limited liability company

By:
Name: Peter Haskopoulos
Title: Authorized Person

James AC McDermott

Jeffrey Tepper

Dr. Jennifer Aaker

Jane Kearns

[Signature Page to Registration Rights Agreement]

Michael Warren

[Company shareholder]

[Company shareholder]

[Signature Page to Registration Rights Agreement]

Exhibit B

EXIT NOTICE

[Attached]

17 May 2021

To: Tritium Holdings Pty Ltd (Tritium)

Unit 1, 31 Archimedes Place

Murarrie QLD 4172

Australia

To: Each of the holders of ordinary or “Class C” shares in the capital of Tritium other than the Proposing Shareholders (together the Other C/Ord Shareholders)

From: The parties listed in Schedule 1 to this Notice (together, the Proposing Shareholders)

Notice under clause 13.1(a) and 13.1(b) of the Tritium Shareholders Deed

1	We refer to the Shareholders Deed dated 12 July 2016 (as amended and restated on 2 November 2017, 25 May 2018 and on or about 27 August 2018) in relation to Tritium (the Shareholders Deed).

2	Capitalised terms used but not defined in this Notice have the meaning given in the Shareholders Deed unless the context requires otherwise.

3

In accordance with clause 18.4(b)(ii), clause 13.1(a) and clause 13.1(b) of the Shareholders Deed, the Proposing Shareholders give notice to Tritium and the Other C/Ord Shareholders of their intention to seek an Exit Proposal through a Trade Sale (being the proposed sale of shares resulting from the business combination between the Company and Decarbonisation Plus Acquisition Corporation II (DCRN)).

4

The Proposing Shareholders look forward to the Company’s and the Other C/Ord Shareholders’ cooperation in giving effect to the Exit Proposal in accordance with clause 13.1(c) of the Shareholders Deed, and the Proposing Shareholders note that they and DCRN are proceeding with the Exit Proposal on the basis that the Other C/Ord Shareholders will act in good faith and use best endeavours to give effect to the Exit Proposal under those clauses of the Shareholders Deed.

Signed for and on behalf of the Proposing Shareholders by:

Executed in accordance with section 127 of the Corporations Act 2001 (Cth) by St Baker Energy Holdings Pty Ltd as trustee for the St Baker Energy Innovation Trust:

/s/ Trevor St Baker	/s/ Stephan St Baker
Director Signature	Director/Secretary Signature

Trevor St Baker	Stephan St Baker
Print Name	Print Name

Schedule 1 – Proposing Shareholders

•	Finnmax Pty Ltd (ACN 625 001 863) as trustee for The Finn Family Trust

•	Ilwella Pty Ltd (ACN 003 220 371)

•	Varley Holdings Pty Ltd (ACN 008 464 935)

•	St Baker Energy Holdings Pty Ltd (ACN 010 165 554) as trustee for the St Baker Energy Innovation Trust (ABN 60 715 308 891)

•	James McFarlane Kennedy as trustee for The Kennedy Family Trust

•	Sernik Pty Ltd as Trustee for the Sernia Family Trust

•	Coolah Holdings Pty Ltd

•	Retail Bids Limited

•	LRSR Pty Ltd

•	Bernard Walsh

•	Greengrid Investment Holding Group Pty Ltd

•	Mariva Investments Pty Ltd

•	Panic Super Pty Ltd

•	Franunta Super Pty Ltd as Trustee for the Franunta Superannuation Fund

EXHIBIT C

FORM OF SHARE TRANSFER AGREEMENT

[Attached]

CLIFFORD CHANCE

THE PARTIES LISTED AT Schedule 2

TRITIUM DCFC LIMITED

TRITIUM HOLDINGS PTY LTD

DECARBONIZATION PLUS ACQUISITION CORPORATION II

SHARE TRANSFER AGREEMENT

6.2 Independent Seller Warranties	C-13

6.3 Maximum Claim exposure	C-13

6.4 Reliance	C-13

6.5 Notification of Seller Warranty breaches	C-13

7. Buyer Warranties	C-13

7.1 Buyer Warranties	C-13

7.2 Independent Buyer Warranties	C-14

7.3 Reliance	C-14

8. Termination	C-14

8.1 Termination	C-14

8.2 Effect of termination	C-15

9. Announcements, Exclusivity and Confidentiality	C-15

9.1 Announcements	C-15

9.2 Exclusivity	C-15

9.3 Confidentiality	C-16

10. Trustee limitation of liability	C-17

10.1 Application	C-17

10.2 Acknowledgement	C-18

10.3 Limited Capital	C-18

10.4 Limited rights to sue	C-18

10.5 Exceptions	C-18

10.6 Limited authority	C-18

10.7 Multiple capacities	C-18

11. Duties, costs and expenses, CGT withholding	C-18

11.1 Duties	C-18

11.2 Costs and expenses	C-19

11.3 Foreign resident CGT withholding tax	C-19

11.4 Withholding rights	C-20

12. GST	C-20

12.1 Definitions	C-20

12.2 GST	C-20

12.3 Tax invoices	C-20

12.4 Reimbursements	C-21

13. Notices	C-21

13.1 Form of Notice	C-21

13.2 How Notice must be given and when Notice is received	C-22

13.3 Notice must not be given by electronic communication	C-22

14. Sellers’ Representative	C-22

14.1 Authority	C-22

14.2 Replacement	C-23

14.3 Rights and liabilities of the Sellers	C-23

15. General	C-24

15.1 Governing Law and jurisdiction	C-24

15.2 Invalidity and enforceability	C-25

15.3 Waiver	C-25

15.4 Variation	C-25

15.5 Assignment of rights	C-25

15.6 Further action to be taken at each party’s own expense	C-25

15.7 Entire agreement	C-26

15.8 Conflicts	C-26

15.9 No reliance	C-26

15.10 Damages inadequate	C-26

15.11 Counterparts	C-26

15.12 Relationship of the parties	C-26

15.13 Exercise of discretions	C-26

15.14 Service of process	C-27

15.15 Remedies cumulative	C-27

15.16 No merger	C-27

15.17 Attorneys	C-27

15.18 Intended Tax Treatment	C-27

Schedule 1 Dictionary and Interpretation	C-28

Schedule 2 Seller Parties	C-37

Schedule 3 Seller Warranties	C-38

Schedule 4 Buyer Warranties	C-41

Schedule 5 Completion Steps	C-43

Schedule 6 Form of STA Deed of Accession	C-45

THIS SHARE TRANSFER AGREEMENT is made on [_______] 2021

BETWEEN:

(1)	The parties listed at Schedule 2, including any Sellers who accede to this agreement pursuant to a STA Accession Deed (“Sellers”);[1]

(2)	Tritium DCFC Limited (ACN 650 026 314) of 48 Miller Street, Murarrie, Queensland 4172, Australia (“Buyer”);

(3)	Tritium Holdings Pty Ltd (ACN 145 324 910) of 48 Miller Street, Murarrie, Queensland 4172, Australia (“Company”); and

(4)	Decarbonization Plus Acquisition Corporation II, a Delaware corporation of 2744 Sand Hill Road, Menlo Park, California 94025, USA (“SPAC”).

RECITALS:

(A)	The Sellers are the registered holders of all the Sale Shares. Each of the Sellers owns the Sale Shares set out opposite the name of that Seller in Schedule 2.

(B)

On the terms and subject to the conditions of this agreement, the Buyer makes an offer (“Rollover Offer”) on the same terms to each of the Sellers to acquire all of the Sale Shares held by each Seller for the issue of Consideration Shares.

(C)

Each of the Sellers has agreed to accept the Rollover Offer and sell the Sale Shares set out opposite the name of that Seller in Schedule 2 to the Buyer, and the Buyer has agreed to buy the Sale Shares from the Sellers pursuant to the Rollover Offer, on the terms and conditions of this agreement.

THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions in the Dictionary

A term or expression starting with a capital letter:

(a)	which is defined in the Dictionary in Schedule 1, has the meaning given to it in the Dictionary unless otherwise expressly provided in this agreement;

(b)	which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act; and

(c)	which is defined in the GST Law, but is not defined in the Dictionary or the Corporations Act, has the meaning given to it in the GST Law.

[1]	Note to Draft: The schedule of Sellers will include all Appointing Beneficiaries (but, for the avoidance of doubt, will not include the Bare Trustee).

1.2	Interpretation

The interpretation clause in Schedule 1 sets out rules of interpretation for this agreement.

2.	SALE AND PURCHASE

2.1	Sale Shares

On Completion:

(a)

each of the Sellers (other than the Appointing Beneficiaries) must sell the Sale Shares set out opposite the name of that Seller in columns 5 and 6 of the table in Schedule 2, free and clear from all Encumbrances (other than as created by the Commitment Agreement), and the Buyer must purchase the Sale Shares, on the terms and subject to the conditions of this agreement; and

(b)

each of the Appointing Beneficiaries shall procure that the Bare Trustee sells the Sale Shares set out opposite that Appointing Beneficiary’s name in columns 5 and 6 of the table in Schedule 2, free and clear from all Encumbrances (other than as created by the Commitment Agreement), and the Buyer must purchase the Sale Shares, on the terms set out in this agreement.

2.2	Purchase Price

(a)	The consideration for the sale of the Sale Shares is the payment by the Buyer of the Purchase Price.

(b)	The Purchase Price shall be paid by the Buyer issuing the Consideration Shares to each Seller in their Respective Proportions at the Effective Time in accordance with clause 4.

2.3	Sale Shares Schedule

(a)

Subject to clause 2.3(b), the determination of the Respective Proportion of Consideration Shares to be issued to each of the Sellers shall be calculated in accordance with the Sale Shares Schedule which sets out the number of Sale Shares held by the Sellers immediately prior to Completion, as set out opposite the name of each Seller in columns 5 and 6 of the Sale Shares Schedule.

(b)	The Sellers’ Representative may, at least 2 Business Days prior to Completion, deliver to Buyer and SPAC a final Sale Shares Schedule setting out:

(i)	any additional Sellers who have acceded to this agreement; and

(ii)	any revised numbers of Sale Shares issued to the Sellers between the date of this agreement and Completion.

2.4	New Sellers

If, after the date of this agreement and prior to Completion, the Company issues equity interests or any securities convertible into equity interests to any person who is not already a party to this agreement:

(a)	any such issuance must be conditional on the person first entering into a binding STA Deed of Accession and a SHD Deed of Accession; and

(b)	the Company must promptly provide a copy of such STA Deed of Accession and SHD Deed of Accession under the Shareholders’ Deed to the Buyer and SPAC.

2.5	Title and risk

Title to and risk in the Sale Shares passes to the Buyer with effect on and from Completion.

2.6	Waiver of pre-emptive rights and consent

Each Seller:

(a)

waives and releases any and all restrictions on transfer (including pre-emptive rights) that might exist in respect of the Sale Shares, whether under the Shareholders’ Deed, the Constitution or otherwise; and

(b)

consents to the Transactions and each matter incidental to those Transactions, for all purposes, including under the Shareholders’ Deed, the Employee Equity Plan Offer Letter, the Loan Funded Share Plan Rules and all such other documents which regulate the Sale Shares.

2.7	Fractional shares

No fractional Consideration Shares will be issued in accordance with this agreement and any fractional Consideration Shares to which the Seller would otherwise be entitled shall be rounded up or down to the nearest whole number of Consideration Shares, as applicable, with a fraction of 0.5 to be rounded up unless to do so would exceed the total number of Consideration Shares.

2.8	Purchase of all the Sale Shares

The Sellers need not complete the sale, and the Buyer need not complete the purchase, of any of the Sale Shares unless the sale and purchase of all the Sale Shares is completed simultaneously.

3.	CONDITIONS PRECEDENT

3.1	Conditions

Clauses 2 and 4 are not binding on the parties and are of no force or effect unless and until the following Conditions have been satisfied:

(a)

all conditions precedent to the Company’s and SPAC’s obligations to effect the Transactions set forth in the Business Combination Agreement shall have been satisfied or waived (other than the condition in clause 9.01(g) of the Business Combination Agreement in respect of the transfer of the Sale Shares to the Buyer pursuant to this agreement);

(b)

each Rollover Offer shall have been accompanied by a disclosure document in compliance with Chapter 6D of the Corporations Act (other than where the Rollover Offer has been made to any Seller to whom disclosure is not required to be given pursuant to an exemption under, or relief given pursuant to, the Corporations Act).

3.2	No Waiver

The Conditions in clause 3.1(a) and 3.1(b) may not be waived. Both the Buyer and the Sellers have the benefit of the Conditions in clause 3.1(a) and clause 3.1(b).

3.3	Satisfaction of the Conditions

(a)

Each of the Buyer, the Company, SPAC and the Sellers must use its reasonable endeavours to ensure that the Conditions in clause 3.1 are satisfied as soon as practicable after the date of this agreement and in any event on or before the Outside Date.

(b)	Each of the Buyer, the Company, SPAC and the Sellers must provide all reasonable assistance to the others as is necessary to satisfy the Conditions.

(c)

The Sellers must provide to the Buyer, SPAC and the Company all information as may be reasonably requested by the Buyer, SPAC or the Company for the purposes of procuring the satisfaction of the Conditions in clause 3.1. Notwithstanding anything to the contrary in this agreement, the Buyer, SPAC and the Company may disclose such information obtained from the Sellers or the Group as it reasonably considers to be necessary or desirable to any Government Agency in connection with the satisfaction of the Conditions in clause 3.1.

(d)	Each party must within one Business Day notify the other parties in writing if it becomes aware that a Condition:

(i)	is satisfied; or

(ii)	becomes incapable of being satisfied before the Outside Date.

(e)	Each party may terminate this agreement by giving not less than 2 Business Days written notice to the other parties if at any time before Completion:

(i)	the Conditions are not satisfied by the Outside Date; or

(ii)	any Condition becomes incapable of being satisfied, or the parties agree that any Condition cannot be satisfied, by the Outside Date,

and provided that the terminating party is not in breach of a material obligation under clauses 3.3(a) to 3.3(d).

3.4	No binding agreement for transfer

For the avoidance of doubt, nothing in this agreement will cause a binding agreement for the transfer of shares or the sale of assets to arise unless and until the Conditions have been satisfied and no person will obtain rights in relation to Sale Shares or Consideration Shares as a result of this agreement unless and until the Conditions have been satisfied.

4.	COMPLETION

4.1	Time and place

Completion must take place at the office of Clifford Chance at Level 16, 1 O’Connell Street, Sydney NSW 2000 at the Effective Time subject to the satisfaction of the Conditions, or at such other place, time and date (or electronically) as the parties may agree.

4.2	Completion

On or before Completion, the Sellers and the Buyer must carry out the Completion Steps referable to it in accordance with Schedule 5.

4.3	Notice to complete

(a)	If Completion does not occur in accordance with this clause 4 because of the failure of the Buyer or the Sellers (“Defaulting Party”) to satisfy its obligations under clause 4.2 and Schedule 5 then:

(i)	the Sellers (where the Defaulting Party is the Buyer);

(ii)	the Buyer (where the Defaulting Party is one or more of the Sellers);

(iii)	SPAC (where the Defaulting Party is either the Buyer or one or more of the Sellers),

(in each case the “Notifying Party”) may give the Defaulting Party a notice requiring the Defaulting Party to satisfy those obligations within a period of 5 Business Days from the date of the notice and declaring time to be of the essence in relation to that notice.

(b)

If the Defaulting Party fails to comply with the notice given under clause 4.3(a), the Notifying Party may, without limitation to any other rights it may have, terminate this agreement by giving written notice to the Buyer or the Sellers (as applicable). Any termination by the Buyer pursuant to this clause 4.3(b) is subject to the consent of SPAC.

4.4	Completion simultaneous

(a)

Subject to clause 4.4(b), the actions to take place at Completion as contemplated by this clause 4 are interdependent and, unless otherwise stated, all actions required to be performed by a party at Completion, once those actions are completed, are taken to have occurred simultaneously on the Completion Date. If any obligation specified in this clause 4 is not performed on or before Completion then, without limiting the rights of the parties, Completion is taken not to have occurred and any document delivered, or payment made, under clause 4 must be returned to the party that delivered it or paid it.

(b)

SPAC may, in its sole discretion, waive any or all of the actions that the Sellers are required to perform under clause 4.2 and the Seller Representative, on behalf of the Sellers, may, in its sole discretion, waive any or all of the actions that the Buyer is required to perform under clause 4.2.

4.5	Termination of Shareholders’ Deed

Subject to Completion occurring:

(a)

each Seller and the Company agrees that the Shareholders’ Deed terminates in accordance with clause 30.1 thereof, effective from Completion and each Seller agrees that after such termination, the clauses referenced in clause 30.2 of the Shareholders’ Deed continue in force.

(b)	each Seller and the Company:

(i)	agrees that all rights, obligations and Liabilities of each of the parties to the Shareholders’ Deed under the Shareholders’ Deed is extinguished with effect immediately following Completion;

(ii)	agrees that the Shareholders’ Deed has no force or effect immediately following Completion;

(iii)	waives and releases all Claims it had under or in connection with the Shareholders’ Deed, effective from Completion.

4.6	Post Completion

Immediately following Completion the Buyer must procure that all necessary forms are lodged with the appropriate Government Agency (including ASIC) to reflect the actions taken under clause 4.2.

4.7	Sellers’ obligations in respect of the Consideration Shares

Effective upon Completion, each Seller agrees to accept the issue of its Consideration Shares, to become a member of the Buyer and to be bound by the constitution of the Buyer.

5.	PERIOD PRIOR TO COMPLETION

5.1	Sellers’ obligations

Between the date of this agreement and the earlier of the Completion Date and the termination of this agreement, except with the prior written consent of SPAC, the Sellers shall not take any actions or omit to take any actions to cause the Company to be in breach of the Business Combination Agreement.

5.2	Disclosure Document

As promptly as reasonably practicable after the date of this agreement, the Buyer, the Company and SPAC will prepare and mutually agree upon (such agreement not to be unreasonably withhold, conditioned or delayed) a disclosure document in compliance with Chapter 6D of the Corporations Act to ensure that each Rollover Offer will be made in compliance with Chapter 6D of the Corporations Act (other than where the Rollover Offer has been made to any Seller to whom disclosure is not required to be given pursuant to an exemption under, or relief given pursuant to, the Corporations Act). Each of the Buyer, the Company and SPAC agrees to promptly furnish the other all information concerning such party, its subsidiaries, representatives and shareholders that may be required or reasonably requested in connection with any action contemplated by this clause 5.2, except that that none of the Buyer, the Company and SPAC shall use any such information for any purposes other than those contemplated by this agreement unless:

(a)	such party obtains the prior written consent of the other to such use (which consent shall not be unreasonably withheld, conditioned or delayed); or

(b)	to the extent that use of such information is required to avoid violation of applicable law.

5.3	Amendment of Loan Funded Share Plan Rules

(a)	The parties acknowledge that:

(i)

the Loan Funded Share Plan Rules may need to be amended by the Company in order to facilitate the transfer of any Sale Shares issued in accordance with the Loan Funded Share Plan Rules to the Buyer in accordance with the terms and conditions of this agreement; and

(ii)

Sale Shares issued in accordance with the Loan Funded Share Plan Rules may need to be bought back by the Company in accordance with the Loan Funded Share Plan Rules (and, if the subject of a buy-back by the Company, would not be Sale Shares for the purposes of this agreement).

(b)	The parties agree to use reasonable endeavours to take such actions as may be reasonably necessary in respect of Sale Shares issued in accordance with the Loan Funded Share Plan Rules to either:

(i)

facilitate the transfer of those Sale Shares to the Buyer in accordance with the terms and conditions of this agreement (which may, without limitation, require amendment of the Loan Funded Share Plan Rules); or

(ii)	facilitate the buy-back of those Sale Shares by the Company in accordance with the Loan Funded Share Plan Rules.

6.	SELLER WARRANTIES

6.1	Seller Warranties

Each of the Sellers represents and warrants to each of the Buyer and SPAC, in respect of itself and the Sale Shares held by it only, that each of the Seller Warranties is true and accurate on its terms:

(a)	in respect of each Seller Warranty that is expressed to be given on a particular date, on that date; and

(b)	in respect of each other Seller Warranty, as at entry into this agreement and immediately before Completion.

6.2	Independent Seller Warranties

Each of the Seller Warranties is to be construed independently of the others and is not limited by reference to any other Seller Warranty.

6.3	Maximum Claim exposure

Notwithstanding anything else in this agreement, a Seller’s maximum liability to SPAC or the Buyer for any Claims made against the Seller under or relating in any way to this agreement or its subject matter is limited to that Seller’s Respective Proportion of the Purchase Price.

6.4	Reliance

Each Seller acknowledges that each of the Buyer and the SPAC has entered into this agreement and will complete this agreement in reliance on the Seller Warranties.

6.5	Notification of Seller Warranty breaches

The Sellers must promptly notify the Buyer and SPAC if at any time after the date of this agreement any one of them becomes aware that:

(a)	a Seller Warranty was not true when given, or has ceased to be true (if it was repeated); or

(b)	an act or event has occurred that would or might reasonably be expected to result in a Seller Warranty ceasing to be true if it were repeated immediately before or at Completion,

and must also provide the Buyer and SPAC with details of that fact.

7.	BUYER WARRANTIES

7.1	Buyer Warranties

The Buyer represents and warrants to the Sellers and SPAC that each of the Buyer Warranties is true and accurate on its terms:

(a)	in respect of each Buyer Warranty that is expressed to be given on a particular date, on that date; and

(b)	in respect of each other Buyer Warranty, as at entry into this agreement and immediately before Completion.

7.2	Independent Buyer Warranties

Each of the Buyer Warranties is to be construed independently of the others and is not limited by reference to any other Buyer Warranty.

7.3	Reliance

The Buyer acknowledges that each of the Sellers and SPAC has entered into this agreement and will complete this agreement in reliance on the Buyer Warranties.

8.	TERMINATION

8.1	Termination

(a)

Each of SPAC, the Buyer and the Company may terminate this agreement at any time before Completion by notice in writing to the other parties if the Business Combination Agreement is terminated in accordance with its terms.

(b)	SPAC may terminate this agreement at any time before Completion by notice in writing to the Buyer, the Company and the Sellers if:

(i)	in respect of the Seller Warranties in clause 1 of Schedule 3:

(A)

a breach of Seller Warranty occurs before Completion such that in respect of a Seller Warranty that is given on the date of this agreement, such Seller Warranty was not true except for de minimis inaccuracies when given or would not be true except for de minimis inaccuracies if such Seller Warranty was repeated; or

(B)

a breach of Seller Warranty occurs before Completion such that in respect of a Seller Warranty that is given immediately before or at Completion, such Seller Warranty could not reasonably be expected to be true except for de minimis inaccuracies when it is given immediately before or at Completion; and

(ii)	in respect of all other Seller Warranties:

(A)

a breach of Seller Warranty occurs before Completion such that in respect of a Seller Warranty that is given on the date of this agreement, such Seller Warranty was not true in all material respects when given or would not be true in all material respects if such Seller Warranty was repeated; or

(B)

a breach of Seller Warranty occurs before Completion such that in respect of a Seller Warranty that is given immediately before or at Completion, such Seller Warranty could not reasonably be expected to be true in all material respects when it is given immediately before or at Completion, in each case provided that if such breach is curable, SPAC may not terminate this agreement for so long as the Seller that is in breach continues to use reasonable endeavours to cure such breach, unless such breach is not cured by such Seller on the date that is the earlier of thirty days after notice of such breach is provided by SPAC to the Buyer, the Company and the Sellers and the Outside Date.

8.2	Effect of termination

(a)	If this agreement is terminated under clause 3.3(e), 4.3(b), 8 or 15.5, then:

(i)	each party is released from its obligations to further perform its obligations under this agreement, except those expressed to survive termination;

(ii)	each party retains the rights it has against the other in respect of any breach of this agreement occurring before termination; and

(iii)	any confidential information of the Sellers or Group Companies in the Buyer’s possession or control will be subject to the terms of the Confidentiality Agreement.

(b)

This clause 8 and clauses 1 (Definitions and interpretation), 9.3 (Confidentiality), 11.1 and 11.2 (Duties, costs and expenses), 12 (GST), 13 (Notices), 14 (Sellers’ Representative) and 15 (General) continue to apply after termination of this agreement.

9.	ANNOUNCEMENTS, EXCLUSIVITY AND CONFIDENTIALITY

9.1	Announcements

A party may not make any public announcement relating to this agreement or the Business Combination Agreement (including the fact that the parties have executed this agreement and the Business Combination Agreement) unless the parties have consented to the announcement, including the form and content of that disclosure, or unless the announcement would be permitted under an exemption in clause 9.3(a)(i) or 9.3(a)(ii) or under the Business Combination Agreement.

9.2	Exclusivity

(a)

Prior to Completion or the termination of this agreement, the Sellers shall not, and shall cause their respective Affiliates and its and their respective Representatives not to, directly or indirectly:

(i)

enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries, indications of interest, offers or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the United States Securities Exchange Act of 1934, as amended, concerning an Alternative Transaction;

(ii)

enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction; or

(iii)	commence, continue or renew any due diligence investigation regarding any Alternative Transaction,

provided that the execution, delivery and performance of this agreement and the Business Combination Agreement and the consummation of the Transactions contemplated hereby and thereby shall not be deemed a violation of this clause 9.2.

(b)

Each Seller shall, and shall cause its Affiliates and their respective Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted prior to entering into this agreement with respect to any Alternative Transaction.

(c)

If a Seller or its Representative receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Completion, then such Seller shall promptly (and in no event later than twenty-four (24) hours after such Seller becomes aware of such inquiry or proposal) notify such person in writing that such Seller is subject to an exclusivity agreement with respect to the Transactions contemplated under this agreement that prohibits such Seller from considering such inquiry or proposal. Without limiting the foregoing, the Sellers agree that any violation of the restrictions set forth in this clause 9.2 by a Seller or any of its Affiliates or their respective Representatives shall be deemed to be a breach of this clause 9.2 by such Seller.

9.3	Confidentiality

(a)

Each party (“recipient”) must keep secret and confidential, and must not divulge or disclose any information relating to another party or its business (which is disclosed to the recipient by the other party, its representatives or advisers), this agreement or the terms of the Transactions other than to the extent that:

(i)

the information is in the public domain as at the date of this agreement (or subsequently becomes in the public domain other than by breach of any obligation of confidentiality binding on the recipient);

(ii)

the recipient is required to disclose the information by applicable Law (other than under section 275 of the PPSA to the extent that disclosure is not required under that section if it would breach a duty of confidence) or the rules of any recognised stock exchange on which its shares or securities or the shares or securities of any of its Related Bodies Corporate are listed or proposed to be listed, provided that the recipient has to the extent possible having regard to the required timing of the disclosure consulted with the provider of the information as to the form and content of the disclosure and must disclose only the minimum information required to comply with the applicable Law or rule;

(iii)

the disclosure is made by the recipient to its financiers or lawyers, accountants, investment bankers, consultants or other professional advisers to the extent necessary to enable the recipient to properly perform its obligations under this agreement or to conduct their business generally, in which case the recipient must ensure that such persons keep the information secret and confidential and do not divulge or disclose the information to any other person;

(iv)

the disclosure is made by SPAC or the Buyer to a direct or indirect investor in SPAC or the Buyer, to the members of advisory and investment committees of any fund, trust, limited partnership or similar vehicle managed or advised by SPAC or its Related Body Corporate, or to investors, proposed investors, advisors or financiers of any fund, trust, limited partnership or similar vehicle managed or advised by SPAC or its Related Body Corporate;

(v)	the disclosure is required for use in legal proceedings regarding this agreement or the Transactions contemplated under this agreement;

(vi)	the party to whom the information relates has consented in writing before the disclosure; or

(vii)

the disclosure is otherwise permitted by this agreement or the Business Combination Agreement or is necessary to enable SPAC or the Buyer to give effect to, or exercise any rights or powers it has under or in connection with the Transactions.

(b)

Each recipient must ensure that its directors, officers, employees, agents, representatives, advisers and Related Bodies Corporate comply in all respects with the recipient’s obligations under this clause 9.2.

(c)

Nothing in this agreement is to be construed as constituting the consent of a party, with respect to a Security Interest created by this agreement, to the disclosure of the terms of this agreement for the purpose of section 275(7) of the PPSA. No party who is the grantor of a Security Interest under this agreement will, after the date of this agreement, consent to the disclosure of the terms of this agreement to an interested person for the purpose of section 275 of the PPSA.

(d)

To the extent not prohibited by the PPSA, each party that is the grantor of a Security Interest under this agreement waives its right to receive any notice otherwise required to be given by a secured party under section 157 (verification statements) or any other provision of the PPSA.

10.	TRUSTEE LIMITATION OF LIABILITY

10.1	Application

In this clause 10 the term “Trustee” means each Seller who enters into this agreement in the capacity of a trustee (in respect of each such Trustee, its “Trust”).

10.2	Acknowledgement

Each Trustee and each party acknowledges that the Trustee enters into this agreement in its capacity as trustee of its Trust.

10.3	Limited Capital

Each Trustee enters into this agreement only in its capacity as trustee of its Trust and in no other capacity. Except with respect to any liability arising under clause 6 of Schedule 3, any liability arising under or in connection with this agreement is limited to, and can be enforced against the Trustee only to the extent to which it can be satisfied out of the assets of its Trust out of which the Trustee is actually indemnified for the liability. This limitation of the Trustee’s liability applies despite any other provision of this agreement and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this agreement.

10.4	Limited rights to sue

No other party may sue the Trustee in any capacity other than as trustee of the Trust, including seeking the appointment of a receiver (except in relation to property of the Trust), a liquidator, an administrator, or any similar person to the Trustee or prove in any liquidation, administration or arrangement of or affecting the Trustee (except in relation to property of the Trust).

10.5	Exceptions

The provisions of this clause 10 do not apply to any obligation or liability of the Trustee to the extent that is not satisfied under, the deed governing the Trust or by operation of Law there is a reduction in the extent of the Trustee’s indemnification out of the assets of the Trust, as a result of the Trustee’s fraud, negligence or breach of trust.

10.6	Limited authority

No attorney, agent, receiver or receiver and manager appointed in accordance with this agreement has authority to act on behalf of the Trustee in a way which exposes the Trustee to any personal liability.

10.7	Multiple capacities

Notwithstanding this clause 10, nothing prevents a party suing a Trustee in his or her personal capacity if that Trustee is a party to this agreement both as trustee of a relevant trust and in its personal capacity and the Trustee has breached its obligations under this agreement in its personal capacity.

11.	DUTIES, COSTS AND EXPENSES, CGT WITHHOLDING

11.1	Duties

The Buyer must pay all Duty in respect of the execution, delivery and performance of this agreement.

11.2	Costs and expenses

Unless otherwise provided for in this agreement or unless otherwise agreed between the parties:

(a)

each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery and registration of this agreement and any other agreement or document entered into or signed under this agreement; and

(b)	any action to be taken by the Buyer or the Seller in performing its obligations under this agreement must be taken at its own cost and expense unless otherwise provided in this agreement.

11.3	Foreign resident CGT withholding tax

(a)

For the purposes of subsection 14-225(2) of Schedule 1 of the TAA, by entering into this agreement each Seller declares, for the period beginning from the day before the date of this agreement until Completion, that each Seller is, and will be, an Australian resident for Australian income tax purposes or, to the extent the Seller is not an Australian resident, that the Sale Shares held by that Seller are membership interests but not indirect Australian real property interests.

(b)

If Completion occurs later than the date that is six months after the date of this agreement, each Seller must deliver to the Buyer, on or before Completion, a further declaration that the Seller is, and will be, an Australian resident for Australian income tax purposes or, to the extent the Seller is not an Australian resident, that the Sale Shares held by that Seller are membership interests but not indirect Australian real property interests.

(c)	The Buyer acknowledges and agrees that:

(i)	clause 11.3(a) constitutes a declaration for the purposes of sections 210(3) and 14-225(2) of Schedule 1 to the TAA, given by each Seller to the Buyer;

(ii)	the Buyer does not know the declaration in clause 11.3(a)to be false in respect of any Seller; and

(iii)

As a result of the matters referred to in clauses 11.3(c)(i) and 11.3(c)(ii), and provided that a declaration referred to in clause 11.3(b) (if any) is not known to be false when given, the Buyer will not (despite any provision to the contrary in this agreement, including clause 11.4):

(A)	withhold a CGT Withholding Amount from any payment to be made to the Sellers; or

(B)	pay a CGT Withholding Amount to the Commissioner of Taxation,

in connection with this agreement.

11.4	Withholding rights

The Buyer shall be entitled to deduct and withhold from the Purchase Price any amounts required under applicable Law.

12.	GST

12.1	Definitions

Words used in this clause 12 that have a defined meaning in the GST Law, have the same meaning as in the GST Law unless the context indicates otherwise.

12.2	GST

(a)

Unless expressly stated otherwise, any consideration (monetary or non-monetary) payable or to be provided or amount used in the calculation of a sum payable under or in connection with this agreement has been determined without regard to GST.

(b)

To the extent that any supply made under or in connection with this agreement is a taxable supply (other than any supply made under another agreement that contains a specific provision dealing with GST), the recipient must pay, in addition to the consideration provided under this agreement for that supply (unless it expressly includes GST) an amount (“additional amount”) equal to the amount of that consideration (or its GST exclusive market value) multiplied by the rate at which GST is imposed in respect of the supply. The recipient must pay the additional amount at the same time as the consideration to which it is referable.

(c)	Whenever an adjustment event occurs in relation to any taxable supply to which clause 12.2(a) applies:

(i)	the supplier must determine the amount of the GST component of the consideration payable;

(ii)	if the GST component of that consideration differs from the amount previously paid, the amount of the difference must be paid by, refunded to or credited to the recipient, as applicable; and

(iii)	the supplier must issue the recipient with a tax invoice or adjustment note within 21 days of the supplier becoming aware of the adjustment.

12.3	Tax invoices

The supplier must issue a Tax Invoice to the recipient of a supply to which clause 12.2 applies no later than 7 days following payment of the GST inclusive consideration for that supply under that clause.

12.4	Reimbursements

If either party is entitled under this agreement to be reimbursed or indemnified by the other party for a cost or expense incurred in connection with this agreement, the reimbursement or indemnity payment must not include any GST component of the cost or expense to the extent that the cost or expense is the consideration for a creditable acquisition made by the party being reimbursed or indemnified, or by its representative member.

13.	NOTICES

13.1	Form of Notice

A notice or other communication to a party under this agreement (“Notice”) must be:

(a)	in writing and in English; and

(b)	addressed to that party as follows:

(i)	if to one or more Sellers, to the Sellers’ Representative in accordance with the notice details set out in the table below;

(ii)	if to the Sellers’ Representative, in accordance with the notice details set out in the table below;

(iii)	if to the Buyer, in accordance with the notice details set out in the table below;

(i)	if to SPAC, in accordance with the notice details set out in the table below;

(or any alternative details nominated to the sending party by Notice).

Party	Notice details
Sellers’ Representative[2]	Address: [___________] Attention: [___________] Email: [___________]

Buyer	Address: 48 Miller Street, Murarrie QLD 4172, Australia Attention: Mark Anning Email: manning@tritium.com.au

[2]	Note to Draft: Consortium to confirm who will act as the Sellers’ Representative.

SPAC

Address: 2744 Sand Hill Road Menlo Park, California 94025, USA

Attention: Erik Anderson, Peter Haskopoulos and Robert Tichio

Email: erik@wrg.vc;

phaskopoulos@riverstonellc.com;

rtichio@riverstonellc.com

with a copy to:

Address: Vinson & Elkins L.L.P.,

1114, Avenue of the Americas, 32nd

Floor, New York, NY 10036

Attention: Dan Komarek

Email: dkomarek@velaw.com

and

Address: Vinson & Elkins L.L.P.,

2801 Via Fortuna, Suite 100,

Austin, TX 78746

Attention: Milam Newby

Email: mnewby@velaw.com

13.2	How Notice must be given and when Notice is received

(a)	A Notice must be given by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested).

(b)	A Notice is regarded as given upon receipt by the respective party at its address as set out in clause 13.1.

13.3	Notice must not be given by electronic communication

A Notice must not be given by electronic means of communication (other than email as permitted in clause 13.2).

14.	SELLERS’ REPRESENTATIVE

14.1	Authority

Each of the Sellers:

(a)

despite any other provision of this agreement, irrevocably authorises the Sellers’ Representative (subject only to clause 14.2) to act on its behalf in relation to any act, matter or thing required or permitted by the terms of this agreement to be done by the Sellers or any of them, including:

(i)	to give and receive payments and documents on behalf of any Seller;

(ii)	to direct payments to be made from or to any of the Sellers’ Accounts;

(iii)	to give and receive notices under this agreement;

(iv)	to give any consent or approval, exercise any power or discretion, or make any decision;

(v)	to amend, vary or waive any provision of this agreement or any matter relating to this agreement;

(vi)

to carry out any act or execute any document necessary or desirable in connection with effecting Completion in accordance with clause 4 of this agreement for and on behalf of and as attorney for any of the Sellers;

(vii)

to carry out any act or execute any document necessary or desirable in relation to any claim or potential claim under or in respect of any Transactions or matter contemplated by this agreement, including to pursue, settle or compromise any such claim on such terms as the Sellers’ Representative may in its absolute discretion determine; and

(viii)	to execute on behalf of any Seller any document giving effect to any action referred to above;

(b)

agree to be bound by all acts and omissions of the Sellers’ Representative in exercising its rights and performing its obligations under this agreement and acknowledges that each of the Buyer and SPAC is entitled to treat any act, matter or thing done by the Sellers’ Representative as binding on all Sellers and is not required to enquire further in respect of such act, matter or thing;

(c)

acknowledges that the Buyer may discharge any obligation under this agreement to give any payment, document, notice or other thing to one or more of the Sellers (including any document served to initiate or as part of legal proceedings against any one or more of the Sellers) by giving it to the Sellers’ Representative; and

(d)

agree to indemnify the Sellers’ Representative against all Loss arising as a result of or in connection with the exercise in good faith of any power under this agreement by the Sellers’ Representative on behalf of any one or more Sellers and the Sellers hereby waive any rights they have or may have to make or bring a claim against the Sellers’ Representative in relation to the exercise of any power for and on behalf of any of the Sellers.

14.2	Replacement

The Sellers’ Representative or the Sellers (acting with the consent of Sellers holding 75% or more of the Sale Shares) may by notice to the Sellers, SPAC and the Buyer replace the Sellers’ Representative (either permanently or for such period as is specified in the notice).

14.3	Rights and liabilities of the Sellers

In this agreement:

(a)

the Buyer and SPAC agree that each Seller gives the Seller Warranties in respect of that Seller and the Sale Shares set out opposite its name in columns 5 and 6 of Schedule 2 only and not any other Sellers or any other Sale Shares;

(b)	a Seller is solely liable for all of the Liability arising in connection with:

(i)	a breach of Seller Warranty given by the Seller;

(ii)	a warranty, obligation or Liability under this agreement which is expressed to be that of the particular Seller; and

(iii)	a breach of this agreement by the Seller individually,

and in such circumstances, the other Sellers are not liable for any Liability or Claim arising in connection with the breach by the liable Seller;

(c)

each Seller is individually liable (and not jointly or severally liable) for a Claim by the Buyer or SPAC in connection with this agreement with such Liability limited to its Respective Proportion of the Liability arising from the relevant Claim (other than where the Seller is solely liable for all of the Liability in accordance with clause 14.3(b)).

(d)	no Seller is liable for any Liability of any other Seller;

(e)	a right of a Seller is held by each of them severally;

(f)	in respect of the Bare Trustee:

(i)	the only obligation of the Bare Trustee under or in connection with this agreement is to execute and deliver to the Buyer the documents referred to in item 1.1(a)(2) of Schedule 5;

(ii)

if the Bare Trustee breaches its obligations in item 1.1(a)(2) of Schedule 5 in respect of certain Sale Shares, other than seeking an order for specific performance, the Buyer or SPAC may only make a Claim against the Seller for whom the Bare Trustee held those Sale Shares as trustee and not against the relevant bare trust; and

(iii)	other than in connection with an order for specific performance, the Bare Trustee will have no Liability for any Claim under, or in connection with, this agreement.

15.	GENERAL

15.1	Governing Law and jurisdiction

(a)	This agreement is governed by the Law in force in Queensland.

(b)

Each party irrevocably submits to the non-exclusive jurisdiction of courts exercising jurisdiction in Queensland and courts of appeal from them in respect of any proceedings arising out of or in connection with this agreement. Each party irrevocably waives any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum.

15.2	Invalidity and enforceability

(a)

If any provision of this agreement is invalid under the Law of any jurisdiction the provision is enforceable in that jurisdiction to the extent that it is not invalid, whether it is in severable terms or not.

(b)

Clause 15.2(a) does not apply where enforcement of the provision of this agreement in accordance with clause 15.2(a) would materially affect the nature or effect of the parties’ obligations under this agreement.

15.3	Waiver

(a)	No party to this agreement may rely on the words or conduct of any other party as a waiver of any right unless the waiver is in writing and signed by the party granting the waiver.

(b)	The meanings of the terms used in this clause 15.3 are set out below.

(i)	“conduct” includes delay in the exercise of a right;

(ii)	“right” means any right arising under or in connection with this agreement and includes the right to rely on this clause; and

(iii)	“waiver” includes an election between rights and remedies, and conduct which might otherwise give rise to an estoppel.

15.4	Variation

A variation of any term of this agreement must be in writing and signed by the parties.

15.5	Assignment of rights

(a)	Rights arising out of or under this agreement are not assignable by a party without the prior written consent of the other party.

(b)	A breach of clause 15.5(a) by a party entitles each of the other parties to terminate this agreement.

(c)	Clause 15.5(b) does not affect the construction of any other part of this agreement.

15.6	Further action to be taken at each party’s own expense

Subject to clause 10, each party must, at its own expense, do all things and execute all documents necessary to give full effect to this agreement and the Transactions contemplated by it and use reasonable endeavours to cause relevant third parties to do the same.

15.7	Entire agreement

This agreement embodies the entire agreement between the parties and supersedes any prior negotiation, conduct, arrangement, understanding or agreement, express or implied, with respect to the subject matter of this agreement, other than the Business Combination Agreement and the Ancillary Agreements (as defined under the Business Combination Agreement.

15.8	Conflicts

In the event there is any conflict or inconsistency between the terms and conditions of this agreement and the Business Combination Agreement, the terms and conditions of the Business Combination Agreement shall govern and control the rights and obligations of the parties.

15.9	No reliance

No party has relied on any statement by any other party not expressly included in this agreement.

15.10	Damages inadequate

Each Seller, the Buyer and the Company acknowledge that damages will be inadequate compensation for a breach of this agreement and, subject to the court’s discretion, SPAC or any Related Bodies Corporate of SPAC may seek specific performance, injunctive relief or similar remedy as a remedy for any conduct or threatened conduct that is or would be a breach of this agreement in addition to any other remedies available at law or in equity under or independently of this agreement.

15.11	Counterparts

(a)	This agreement may be executed in any number of counterparts.

(b)	All counterparts, taken together, constitute one instrument.

(c)	A party may execute this agreement by signing any counterpart.

15.12	Relationship of the parties

(a)	Other than clauses 14.1 and 14.2, nothing in this agreement gives a party authority to bind any other party in any way.

(b)	Nothing in this agreement imposes any fiduciary duties on a party in relation to any other party.

15.13	Exercise of discretions

(a)

Unless expressly required by the terms of this agreement, a party is not required to act reasonably in giving or withholding any consent or approval or exercising any other right, power, authority, discretion or remedy, under or in connection with this agreement.

(b)

A party may (without any requirement to act reasonably) impose conditions on the grant by it of any consent or approval, or any waiver of any right, power, authority, discretion or remedy, under or in connection with this agreement. Any conditions must be complied with by the party relying on the consent, approval or waiver.

15.14	Service of process

Without preventing any other mode of service, any document in an action (including, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 13.

15.15	Remedies cumulative

Except as provided in this agreement and permitted by Law, the rights, powers and remedies provided in this agreement are cumulative with and not exclusive to the rights, powers or remedies provided by Law independently of this agreement.

15.16	No merger

The Seller Warranties, Buyer Warranties, undertakings and indemnities in this agreement will not merge on Completion.

15.17	Attorneys

Each of the attorneys executing this agreement states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

15.18	Intended Tax Treatment

The parties intend that, for U.S. federal and applicable state income tax purposes, the sale and purchase of the Sale Shares in exchange for the Consideration Shares pursuant to this agreement, together with the other Transactions, will be treated as a transaction described in Section 351 of the U.S. Internal Revenue Code of 1986, as amended.

SCHEDULE 1

DICTIONARY AND INTERPRETATION

1.	Dictionary

In this agreement:

“Affiliate” in relation to a person, means:

(a)	a shareholder of the person;

(b)	a director, secretary or officer of the person; or

(c)	a Related Body Corporate or a Related Entity of the person.

“Alternative Transaction” means, with respect to the Company:

(a)	the issuance, sale or transfer to or investment by any person in any newly issued or currently outstanding equity interest in the Company;

(b)	the sale or transfer of the assets of the Group Companies to any person; and

(c)	any merger or business combination between the Company or any Group Company, on the one hand, and any other person, on the other hand,

other than:

(d)

in the cases of clauses (a) and (b), with respect to any de minimis transfers of equity interests or assets or any issuance, sale, transfer, investment of equity interests or assets permitted by the terms of this agreement (subject to the requirements in clause 2.4 and copies of all transaction documents of such issuance are promptly provided to SPAC);

(e)

in the case of clause (a), the issuance of any newly issued equity interest in the Company as part of a capital raising of up to approximately $35 million in or around June 2021 (subject to the requirements in clause 2.4 and copies of all transaction documents of such issuance are promptly provided to SPAC);

(f)

in the case of clause (a), the issuance of any newly issued equity interest in the Company as part of a capital raising of up to approximately $20 million in or around December 2021 (subject to the requirements in clause 2.4 and copies of all transaction documents of such issuance are promptly provided to SPAC);

(g)

in the case of clause (a), the issuance of any newly issued equity interest in the Company where the directors of the Company determine that an injection of funds is reasonably necessary to ensure that the Company is able to pay its debts (and the debts of its subsidiaries) as and when they fall due (subject to the requirements in clause 2.4 and copies of all transaction documents of such issuance are promptly provided to SPAC);

(h)

in the case of clause (a), the issuance of any newly issued convertible notes which will convert into ordinary shares in the Company as part of a capital raising of up to approximately $75 million (subject to the requirements in clause 2.4 and copies of all transaction documents of such issuance are promptly provided to SPAC);

(i)	any such sale or transfer made in accordance with clause 19 of the Shareholders’ Deed;

(j)	as approved by SPAC in writing,

provided that, any such issuance pursuant to the foregoing clauses (d) to (h) must be conditional on that after such issuance:

(k)

the Consortium Shareholders shall continue to hold at least 50% of the C/Ord Shares such that the Consortium Shareholders can issue and maintain the “Exit Notice” pursuant to clause 13 of the Shareholders’ Deed in connection with the transactions contemplated under the Business Combination Agreement; or

(l)

a requisite number of holders of C/Ord Shares accede to the Commitment Agreement to become a “Consortium Shareholder” such that (i) the Consortium Shareholders shall continue to hold at least 50% of the C/Ord Shares and (ii) can issue and maintain the “Exit Notice” pursuant to clause 13 of the Shareholders’ Deed in connection with the transactions contemplated under the Business Combination Agreement.

“Appointing Beneficiary” means a Seller whose Sale Shares are held by the Bare Trustee as trustee for the Seller.

“ASIC” means the Australian Securities and Investments Commission.

“Authorisations” includes:

(a)

any authorisation, consent, approval, registration, filing, agreement, notice of non objection, notarisation, certificate, licence, permit, authority or exemption from, by or with a Government Agency; and

(b)

in relation to anything which will be prohibited or restricted in whole or in part by Law if a Government Agency intervenes or acts in any way within a specific period after lodgement, filing registration, registration or notification, the expiry of that period without intervention or action.

“Bare Trustee” means Tritium Nominee Pty Ltd ACN 627 582 610.

“Board” means the directors of the Company and includes a committee of the Board and a delegate of the Board.

“Business Combination Agreement” means the Business Combination Agreement dated 25 May 2021 among SPAC, the Company and Merger Sub, as amended, restated or otherwise modified from time to time.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings and on which banks are not required or authorized to close in the City of New York in the United States of America or Brisbane, Queensland, Australia (other than a Saturday, Sunday or public holiday in those cities); provided that banks shall not be deemed to be required or authorized to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any Government Agency if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

“Business Records” means all original and certified copies of the books, records, documents, information, accounts and data (whether machine readable or in printed form) relating to and held by a Group Company.

“Buyer Warranties” means the representations and warranties set out in Schedule 4.

“Certificate of Merger” has the same meaning as “Certificate of Merger” as defined pursuant to the Business Combination Agreement.

“CGT Withholding Amount” means any amount that the Buyer may be liable to pay to the Commissioner of Taxation under section 14-200 of Schedule 1 to the TAA.

“Claim” means any allegation, debt, cause of action, action, dispute, Liability, claim, proceedings, investigation, inquiry, prosecution, litigation, arbitration, mediation, audit or dispute resolution, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent, whether at law, in equity, under statute or otherwise.

“Commitment Agreement” means the Commitment Agreement dated 25 May 2021 between St Baker Energy Holdings Pty Ltd (ACN 010 165 554) as trustee for the St Baker Energy Innovation Trust (ABN 60 715 308 891), Ilwella Pty Ltd (ACN 003 220 371), Varley Holdings Pty. Limited (ACN 008 464 935), Finnmax Pty Ltd (ACN 625 001 863) as trustee for The Finn Family Trust (ABN 14 920 868 541), the Buyer and SPAC.

“Completion” means the completion of the sale and purchase of the Sale Shares under clause 3 which, for the avoidance of doubt, is effective as at the Effective Time.

“Completion Date” means the date on which Completion occurs.

“Condition” means the conditions precedent set out in clause 3.1.

“Confidentiality Agreement” means the Letter of Intent, dated 5 March 2021 between the Company and SPAC.

“Consideration Shares” means 120,000,000 fully paid ordinary shares in the capital of Buyer with a value of US$10.00 per share.

“Consortium Shareholder” has the same meaning as such term is defined pursuant to the Commitment Agreement.

“Constitution” means the constitution of the Company as amended from time to time.

“C/Ord Shares” has the same meaning as such term is defined pursuant to the Shareholders’ Deed.

“Corporations Act” means the Corporations Act 2001 (Cth).

“Duty” means any stamp, transaction or registration duty or similar charge imposed by any Government Agency and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them.

“Effective Time” means the time at which the Certificate of Merger is filed with the Secretary of the State of Delaware in accordance with the Business Combination Agreement.

“Employee Equity Plan Offer Letter” means an offer from the Company to an employee of the Company or its subsidiaries to subscribe for fully paid “N Class” shares in the Company.

“Encumbrance” means an interest or power:

(a)	reserved in or over an interest in any asset; or

(b)	created or otherwise arising in or over any interest in any asset under a security agreement, a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to:

(c)	any agreement to grant or create any of the above; and

(d)	a Security Interest within the meaning of section 12(1) of the PPSA.

“Government Agency” means any government or governmental, semi-government, public, statutory, administrative, monetary, fiscal or judicial body, department, authority or entity, or any court, administrative or regulatory agency, tribunal or commission whether domestic, foreign, federal, state, territorial or local or in any part of the world.

“Group” means the Company and each of its subsidiaries.

“Group Company” means a member of the Group and “Group Companies” means all of them.

“GST” means goods and services tax or similar value added tax levied or imposed in Australia under the GST Law or otherwise on a supply.

“GST Act” means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

“GST Law” means has the same meaning as in the GST Act.

“Insolvency Event” means in relation to an entity:

(a)

the entity is unable to pay its debts as and when they fall due or has stopped or suspended, or threatened to stop or suspend, payment of all or a class of its debts or is insolvent within meaning of section 95A of the Corporations Act;

(b)	the entity goes, or proposes to go, into bankruptcy or liquidation;

(c)	the entity:

(i)	receives a deregistration notice under section 601AB of the Corporations Act or any communication from ASIC that might lead to such a notice; or

(ii)	applies for deregistration under section 601AA of the Corporations Act;

(d)	an order is made or an effective resolution is passed for the winding up or dissolution without winding up (otherwise than for the purposes of a solvent reconstruction or amalgamation) of the entity;

(e)

a receiver, receiver and manager, judicial manager, liquidator, administrator or like official is appointed, or threatened or expected to be appointed, over the whole or a substantial part of the undertaking or property of the entity;

(f)	the holder of an Encumbrance takes possession of the whole or substantial part of the undertaking or property of the entity;

(g)	a writ of execution is issued against the entity or any of the entity’s assets;

(h)	the entity proposes or takes any steps to implement a scheme or arrangement or other compromise with its creditors or any class of them;

(i)	the entity is declared or taken under applicable Law to be insolvent or the entity’s board of directors resolve that it is, or is likely to become insolvent; or

(j)	an event that is the effective equivalent of an event described in paragraphs (a)-(i) above occurs in respect of the entity under the Laws applicable to it; and

in relation to a natural person, the person is made bankrupt, declared bankrupt or files a petition for relief under bankruptcy Laws, a certificate is issued for the summary administration of the person’s estate or an equivalent or similar event to any of the foregoing occurs in respect of the person under the Laws applicable to it.

“Law” means:

(a)	principles of law or equity established by decisions of courts;

(b)	statutes, regulations or by-laws of the Commonwealth, a State, a Territory or a Government Agency; and

(c)	requirements and approvals (including conditions) of the Commonwealth, a State, a Territory or a Government Agency that have the force of law.

“Liability” means any liability, obligation, damage, loss, remedy, cost or expense (including legal costs and expenses of whatsoever nature or description and Tax) (whether actual, contingent or prospective), irrespective of the acts, events or things giving rise to the liability occurred.

“Loan Funded Share Plan Rules” means the loan funded share plan rules of the Company dated 22 November 2018.

“Loss” means losses, liabilities, damages, costs, charges and expenses and includes Taxes and Duties.

“Merger Sub” means Hulk Merger Sub, Inc., a Delaware corporation.

“Outside Date” has the same meaning as “Outside Date” as defined pursuant to the Business Combination Agreement.

“Permitted Encumbrance” means:

(a)	every lien or retention of title arrangement securing the unpaid balance of purchase money for property acquired in the ordinary course of business;

(b)	any Encumbrance in relation to personal property (as defined in the PPSA and to which that Corporations Act applies) that is created or provided for by:

(i)	a transfer of an Account or Chattel Paper;

(ii)	a PPS Lease; or

(iii)	a Commercial Consignment,

that is not a Security Interest;

(c)	the interest of the lessor or owner in respect of assets subject to a finance or capital lease, a hire-purchase agreement or a conditional sale agreement; and

(d)	any other Encumbrance approved by SPAC in writing.

In this definition, Account, Chattel Paper, PPS Lease and Commercial Consignment have the meanings given in the PPSA.

“PPSA” means the Personal Property Securities Act 2009 (Cth).

“Purchase Price” means the Consideration Shares, provided that the total value of the Purchase Price (with each Consideration Share valued at US$10.00 per share) shall not exceed US$1,200,000,000.

“Related Body Corporate” has the meaning given in section 9 of the Corporations Act.

“Related Entity” has the meaning given in section 9 of the Corporations Act.

“Representative” means a person’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives.

“Respective Proportion” means in relation to a Seller, the ratio equal to: (a) the aggregate number of Sale Shares held by that Seller as set out in column 5 and column 6 of Schedule 2, divided by (b) the total number of Sale Shares.

“Sale Shares” means:

(a)	those issued shares in the capital of the Company set out in column 5 of Schedule 2; and

(b)	those issued shares in the capital of the Company set out in column 6 of Schedule 2,

in each case as Schedule 2 may be amended in accordance with clause 2.3 and which collectively represent all of the issued share capital and equity interests of the Company.

“Sale Shares Schedule” means a schedule in the form set out in Schedule 2.

“Security Interest” means a security interest as defined in the PPSA.

“Seller Warranties” means the representations and warranties set out in Schedule 3.

“Sellers’ Representative” means [___________] or such other person as is appointed as Sellers’ Representative under clause 14.2.

“Shareholders’ Deed” means the Shareholders’ Deed dated 30 August 2018 among the Company, the Shareholders (as defined therein) and the Employee Parties (as defined therein).

“SHD Deed of Accession” means the “Deed of Accession” as defined in the Shareholders’ Deed.

“STA Deed of Accession” means a deed of accession substantially in the form attached in Schedule 6.

“TAA” means Taxation Administration Act 1953 (Cth).

“Tax”, “Taxes” or “Taxation” means all forms of present and future taxes, excise, Duty, imposts, deductions, charges, withholdings, rates, levies or other governmental impositions imposed, assessed or charged by any Government Agency, together with all interest, penalties, fines, expenses and other additional statutory charges relating to any of them, imposed or withheld by a Government Agency.

“Tax Authority” means any Government Agency responsible for the collection of any Tax or administration of any Tax Law.

“Tax Invoice” includes any document or record treated by the Commissioner of Taxation as a tax invoice or as a document entitling a recipient to an input tax credit.

“Tax Law” means any Law relating to Tax.

“Transactions” has the same meaning as “Transactions” as defined pursuant to the Business Combination Agreement.

2.	Interpretation

In this agreement the following rules of interpretation apply unless the contrary intention appears:

(a)	headings and bold type are for convenience only and do not affect the interpretation of this agreement;

(b)	the singular includes the plural and the plural includes the singular;

(c)	words of any gender include all genders;

(d)	other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

(e)	an expression importing a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency as well as an individual;

(f)	the words ‘such as’, ‘including’, ‘particularly’ and similar expressions are not words of limitation;

(g)	a reference to:

(i)	a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to, this agreement;

(ii)	any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re-enactments of any of them;

(iii)	a document includes all amendments or supplements to, or replacements or novations of, that document;

(iv)	a party to a document includes that party’s successors and permitted assignees;

(v)	an agreement other than this agreement includes a deed and any legally enforceable undertaking, agreement, arrangement or understanding, whether or not in writing;

(vi)

liquidation or insolvency includes appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

(vii)	a body, other than a party to this agreement (including an institute, association or authority), whether statutory or not:

(A)	that ceases to exist; or

(B)	whose powers or functions are transferred to another body,

is a reference to the body that replaces it or that substantially succeeds to its powers or functions.

(viii)

any thing (including, but not limited to, any right) includes a part of that thing but nothing in this clause (g)(viii) implies that performance of part of an obligation constitutes performance of the obligation;

(ix)	a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later; and

(x)	$ is to Australian currency unless denominated otherwise.

(h)	no provision of this agreement will be construed adversely to a party because that party was responsible for the preparation of this agreement or that provision;

(i)	if an act prescribed under this agreement to be done by a party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next day;

(j)	if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(k)	a reference to time is a reference to Brisbane time.

(l)	where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day; and

(m)	this agreement includes all schedules and attachments to it.

SCHEDULE 2

SELLER PARTIES3

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion
TOTAL

[3]	Note to Draft: This schedule will list all holders of shares in the Company (other than the Bare Trustee) and all Appointing Beneficiaries under the bare trust.

SCHEDULE 3

SELLER WARRANTIES

1.	Title

(a)	Immediately before Completion:

(i)

each Seller (other than a Seller that is an Appointing Beneficiary) is the legal and (except where the Seller expressly enters into this agreement as trustee of a trust) beneficial owner of the Sale Shares listed against its name in Schedule 2 and has complete power and right to sell those Sale Shares to the Buyer; and

(ii)

the Sale Shares listed against each Seller’s name in Schedule 2 (other than a Seller that is an Appointing Beneficiary) comprise all of the issued share capital and equity interests of the Company of which that Seller is the registered holder.

(b)	Immediately before Completion:

(i)

each Seller that is an Appointing Beneficiary is the beneficial owner of the Sale Shares listed against its name in Schedule 2, has appointed the Bare Trustee to hold those Sale Shares on trust for the benefit of that Appointing Beneficiary and has complete power and right to sell those Sale Shares to the Buyer; and

(ii)

the Sale Shares listed against each Seller’s name in Schedule 2 where the Seller is an Appointing Beneficiary comprise all of the issued share capital of the Company of which that Seller is the beneficial holder (with the legal title to those Sale Shares held by the Bare Trustee).

(c)

At Completion, the Buyer will acquire the full legal and beneficial ownership of the Sale Shares listed against each Seller’s name in Schedule 2 free and clear of all Encumbrances (other than as created by the Commitment Agreement), subject to registration of the Buyer in the Company’s register of shareholders.

2.	Capacity

Each Seller has full power and capacity to enter into and perform its obligations under this agreement and to carry out the Transactions contemplated by this agreement, and each Seller’s obligations under this agreement are valid and binding and enforceable against it in accordance with their terms.

3.	Authorisations

Each Seller has obtained all necessary Authorisations for the execution, delivery and performance by that Seller of this agreement in accordance with its terms.

4.	No legal impediment

The execution, delivery and performance by each Seller of this agreement does not constitute a breach of any Law or obligation, or cause or result in a default under any agreement, or Encumbrance, by which it is bound and that would prevent it from entering into and performing its obligations under this agreement.

5.	Incorporation

Each Seller that is a corporation warrants that:

(a)	it is validly incorporated, organised and subsisting in accordance with the Laws of its place of incorporation; and

(b)	the execution, delivery and performance by it of this agreement complies with its constitution or other constituent documents.

6.	Trustees

Each Seller that enters into this agreement as trustee of a trust warrants in its own capacity and as trustee of the trust that:

(a)	in respect of the trust, no action has been taken or is proposed to be taken to terminate or dissolve the relevant trust; and

(b)	in respect of the trustee:

(i)	it has full and valid power and authority under the terms of the relevant trust to enter into this agreement and to carry out the Transactions contemplated by this agreement;

(ii)

it has in full force and effect the authorisations necessary for it to enter into this agreement and perform its obligations under it and allow them to be enforced (including under the relevant trust deed and its constitution (if any));

(iii)

it enters into this agreement and the Transactions contemplated by this agreement for the proper administration of the relevant trust and for the benefit of all the beneficiaries of the relevant trust;

(iv)	it is the sole trustee of the relevant trust and no action has been taken or is proposed to be taken to remove it as trustee of the relevant trust;

(v)

it has a right, including after any set off, to be fully indemnified out of assets of the relevant trust in respect of obligations incurred by it under this agreement and the assets of the relevant trust are sufficient to satisfy that right of indemnity and all other obligations in respect of which the trustee has a right to be indemnified out of the assets of the relevant trust;

(vi)	it is not in breach of any of its obligations as trustee of the relevant trust, whether under the trust deed or otherwise; and

(vii)	it is not in default under the terms of the relevant trust.

7.	Solvency

Each Seller is not the subject of an Insolvency Event and, so far as that Seller is aware, there are no circumstances that justify the Seller being the subject of an Insolvency Event.

8.	Tax Matters

No Seller has any plan or intention to sell or otherwise dispose of any Consideration Shares received in the transactions contemplated by this agreement, nor does any Seller have any binding obligation to sell or otherwise dispose of any Consideration Shares received in the transactions contemplated by this agreement. No Seller has entered into an agreement or other arrangement (including, without limitation, a voting trust) that controls or restricts such person’s right to vote for directors of the Buyer.

SCHEDULE 4

BUYER WARRANTIES

1.	Capacity

The Buyer has full power and capacity to enter into and perform its obligations under this agreement and to carry out the Transactions contemplated by this agreement, and the obligations of the Buyer under this agreement are valid and binding and enforceable against it in accordance with their terms.

2.	Authorisations

The Buyer has obtained all necessary Authorisations for the execution, delivery and performance by the Buyer of this agreement in accordance with its terms.

3.	No legal impediment

The execution, delivery and performance by the Buyer of this agreement:

(a)	complies with its constitution or other constituent documents; and

(b)

does not constitute a breach of any Law or obligation, or cause or result in a default under any agreement, or Encumbrance, by which it is bound and that would prevent it from entering into and performing its obligations under this agreement.

4.	Incorporation

The Buyer is validly incorporated, organised and subsisting in accordance with the Laws of its place of incorporation.

5.	No trust

The Buyer enters into and performs this agreement on its own account and not as trustee for or nominee of any other person.

6.	Solvency

The Buyer is not the subject of an Insolvency Event and, so far as the Buyer is aware, there are no circumstances that justify the Buyer being the subject of an Insolvency Event.

7.	Corporate

(a)	The Buyer is a newly incorporated special purpose vehicle formed for the purpose of acquiring the Sale Shares and is wholly owned by Mark Johannes Thomas Schutters.

(b)	The Buyer does not hold securities in any entity, except for Merger Sub.

(c)	The Buyer has not, and will not, make any choice to deny rollover relief for any Seller and nothing has happened which would deny rollover relief under section 124-780(3)(f) of the TAA.

8.	Consideration Shares

At the Effective Time, the Consideration Shares will, on issue:

(a)	be fully paid and validly issued;

(b)	not be subject to any Encumbrance; and

(c)	will be issued on the same terms and will rank equally with all other shares in the capital of the Buyer.

SCHEDULE 5

COMPLETION STEPS

1.	COMPLETION

1.1	Sellers’ obligations at Completion

(a)	On Completion, the Sellers must give the Buyer the following documents:

	Description	Items to be provided
1.	share certificates	share certificates for the Sale Shares or a declaration and undertaking as to missing certificates on terms satisfactory to the Buyer acting reasonably (as applicable).

2.	share transfers	completed share transfers of the Sale Shares to the Buyer, executed by or on behalf of the Sellers.

3.	register of members	the register of members of the Company evidencing the ownership by the Buyer of all of the issued shares in the capital of the Company.

4.	powers of attorney	copies of the powers of attorney (if any) executed by each Seller authorising its attorney to execute any of the documents listed in this clause 1.1 of this Schedule 5 on behalf of the Seller.

5.	board resolutions	copies of board resolutions that have been passed by the directors of the Company on or before Completion approving the registration of the Buyer as the holder of the Sale Shares in its register of shareholders effective from Completion and the issue of a new share certificate for the Sale Shares in the name of the Buyer, subject only to receipt of the executed share transfers referred to in clause 1.1(a)(2) of this Schedule 5 and to payment of any Duty on the transfer of Sale Shares.

	Description	Items to be provided
6.	release of Encumbrances

documents (in a form satisfactory to the Buyer acting reasonably) evidencing the release of:

(a)   all Encumbrances in respect of the Sale Shares; and

(b)   all Encumbrances in respect of the Group Companies, other than the Permitted Encumbrances,

in each case executed by the holder of that Encumbrance and in the agreed form.

7.	Withholding certificates	if required under clause 11.3(b), an executed copy of the Australian Taxation Office’s Foreign Resident Capital Gains Withholding – Vendor Declaration form (NAT 74879-06.2016) in relation to amounts required to be withheld under clause 11.4 duly executed by each Seller.

(a)

Subject to the Buyer complying with its obligations under clause 1.2 of this Schedule 5, at Completion the Sellers must deliver to the Buyer or make available to the Buyer at the respective offices or places of business of the Group Companies:

	Description	Items to be provided
1.	corporate documents	the certificate of incorporation, common seal, duplicate seal, all prescribed registers, all statutory, minute and other Business Records of each Group Company and all unused share certificate forms.

2.	PPS Register information	all secured party group numbers, access codes, dealing numbers and token codes for all Security Interests held by a Group Company as at Completion.

1.2	Buyer’s obligations

(a)	At the Effective Time, the Buyer must issue to each Seller the Consideration Shares in their Respective Proportions.

(b)

At the Effective Time, the Buyer must deliver to the Sellers’ Representative, a copy of the register of members of the Buyer updated to reflect the ownership by each Seller of the Consideration Shares issued to that Seller.

SCHEDULE 6

FORM OF STA DEED OF ACCESSION

Date _______________________

This deed poll is made by:

Acceding Party [insert name] of [insert address] (“Acceding Party”)

in favour of Tritium DCFC Limited (ACN 650 026 314) (“Buyer”), Tritium Holdings Pty Ltd (ACN 145 324 910) (“Company”) and Decarbonization Plus Acquisition Corporation II (“SPAC”), and each other party to the Share Transfer Agreement (whether original or by accession).

Recitals:

(1)

This deed poll is supplemental to a Share Transfer Agreement dated [insert date] between Buyer, Company, SPAC and each of the Sellers who are party thereto (“Share Transfer Agreement”), as amended from time to time.

(2)	The Acceding Party is to become a registered holder of [insert number] shares in the capital of the Company as a result of the issue of such shares to the Acceding Party.

This deed poll witnesses as follows:

1.	Definitions and interpretation

(a)	Unless otherwise defined in this deed poll, a word or phrase defined in the Share Transfer Agreement has the same meaning when used in this deed poll.

(b)	Clause 1.2 (Interpretation) of the Share Transfer Agreement applies to this deed poll.

2.	Accession

(a)	The Acceding Party confirms that it has been supplied with a copy of the Share Transfer Agreement.

(b)

The Acceding Party accedes to the Share Transfer Agreement on and from the date of this deed poll and undertakes in favour of Buyer, Company, SPAC and each of the Sellers who are party to the Share Transfer Agreement (whether original or by accession):

(i)	to adhere to and be bound by the Share Transfer Agreement as if it were an original party to the Share Transfer Agreement and was named in the Share Transfer Agreement as a Seller; and

(ii)	to observe and comply with all the obligations of, and to assume all the rights enjoyed by, a Seller under the Share Transfer Agreement.

3.	Notices

For the purposes of the Share Transfer Agreement, the address of the Acceding Party to which all notices must be delivered is:

Address            [insert address]

Attention          [insert name]

Email               [insert email]

4.	Governing law and jurisdiction

Clauses 15.1 (Governing Law and jurisdiction) of the Share Transfer Agreement applies to this deed poll.

EXECUTED as a deed poll.

[insert execution block for Acceding Party]

SIGNING PAGE

Executed as an agreement.

Sellers:4

Executed by each Seller (other than a Consortium Shareholder) by its attorneys, who declares that they have received no notice of revocation of that power of attorney, in the presence of:

Signature of witness	Signature of attorney

Full name of witness	Full name of attorney

Signature of witness	Signature of attorney

Full name of witness	Full name of attorney

Executed by St Baker Energy Holdings Pty Ltd as trustee for the St Baker Energy Innovation Trust (ACN 010 165 554) in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of company secretary/director

Full name of director	Full name of company secretary/director

[4]

Note to Draft: A single global execution block for the Sellers has been included on the basis that this agreement will be executed by two Tritium directors under the power of attorney set out in clause 8.5 of the Shareholders’ Deed on behalf of each Seller who does not execute this agreement on their own behalf. It is expected that the Consortium Shareholders will each execute this agreement directly (i.e. without use of the power of attorney).

Executed by Ilwella Pty Ltd (ACN 003 220 371) in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of company secretary/director

Full name of director	Full name of company secretary/director

Executed by Varley Holdings Pty. Limited (ACN 008 464 935) in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of company secretary/director

Full name of director	Full name of company secretary/director

Executed by Finnmax Pty Ltd as trustee for The Finn Family Trust (ABN 14 920 868 541) in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of sole director

Full name of director

Buyer:

Executed by Tritium DCFC Limited (ACN 650 026 314) in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of company secretary/director

Full name of director	Full name of company secretary/director

Signing Page

Company:

Executed by Tritium Holdings Pty Ltd (ACN 145 324 910) in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of company secretary/director

Full name of director	Full name of company secretary/director

Signing Page

SPAC:

Executed by Decarbonization Plus Acquisition Corporation II:

Signature

Name

Title

Signing Page

Exhibit D

FORM OF CERTIFICATE OF INCORPORATION

[Attached]

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DECARBONIZATION PLUS ACQUISITION CORPORATION II

(a Delaware corporation)

ARTICLE I.

The name of the Corporation is Decarbonization Plus Acquisition Corporation II (the “Corporation”).

ARTICLE II.

The address of the Corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as it now exists or may hereafter be amended and supplemented.

ARTICLE IV.

The total number of shares of all classes of stock that the Corporation is authorized to issue is one thousand (1,000) shares, all of which shall be common stock with a par value of one cent ($0.01).

ARTICLE V.

From time to time any of the provisions of this amended and restated certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this amended and restated certificate of incorporation are granted subject to the provisions of this Article V.

ARTICLE VI.

In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the board of directors of the Corporation (the “Board of Directors”) is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional bylaws and may alter, amend or repeal any bylaw whether adopted by them or otherwise. The Corporation may in its bylaws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

ARTICLE VII.

Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

ARTICLE VIII.

The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that, to the extent provided by applicable law, the foregoing shall not eliminate the liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE IX.

A.    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended unless he or she violated his or her duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her action as a director. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

B.

1.    To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section B of Article IX or otherwise. The rights to indemnification and advancement of expenses conferred by this Section B of Article IX shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section B.1 of Article IX, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

2.    The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section B of Article IX shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the by-laws of the Corporation, an agreement, vote of stockholders or disinterested directors, or otherwise.

3.    Any repeal or amendment of this Section B of Article IX by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Section B of Article IX, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

4.    This Section B of Article IX shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

Exhibit E

FORM OF BYLAWS

[Attached]

AMENDED AND RESTATED BYLAWS

OF

DECARBONIZATION PLUS ACQUISITION CORPORATION II

A Delaware corporation

(Adopted as of                , 2021)

ARTICLE I

OFFICES

Section 1.    Registered Office. The registered office of the corporation in the State of Delaware shall be located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware, 19801. The name of the corporation’s registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

Section 2.    Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.    Annual Meetings. An annual meeting of the stockholders shall be held each year within one hundred twenty (120) days after the close of the immediately preceding fiscal year of the corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place, if any, and/or the means of remote communication, of the annual meeting shall be determined by the president of the corporation; provided, however, that if the president does not act, the board of directors shall determine the date, time and place, if any, and/or the means of remote communication, of such meeting. No annual meeting of stockholders need be held if not required by the certificate of incorporation or by the General Corporation Law of the State of Delaware.

Section 2.    Special Meetings.    Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships) and may be held at such time and place, within or without the State of Delaware, and/or by means of remote communication, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the board of directors or the president and shall be called by the president upon the written request of holders of shares entitled to cast not less than fifty percent of the votes at the meeting, such written request shall state the purpose or purposes of the meeting and shall be delivered to the president. The date, time and place, if any, and/or remote communication, of any special meeting of stockholders shall be determined by the president of the corporation; provided, however, that if the president does not act, the board of directors shall determine the date, time and place, if any, and/or the means of remote communication, of such meeting. On such written request, the president shall fix a date and time for such meeting within 2 days after receipt of a request for such meeting in such written request.

Section 3.    Place of Meetings. The board of directors may designate any place, either within or without the State of Delaware, and/or by means of remote communication, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

Section 4.    Notice. Whenever stockholders are required or permitted to take any action at a meeting, written or printed notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally, by mail, or by a form of electronic transmission consented to by the stockholder to whom the notice is given, by or at the direction of the board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (3) if by any other form of electronic transmission, when directed to the stockholder. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (1) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (2) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.    Stockholders List. The officer who has charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, and/or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 6.    Quorum. The holders of a majority of the votes represented by the issued and outstanding shares of capital stock, entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a quorum is once present to commence a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders or their proxies.

Section 7.    Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8.    Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9.    Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the certificate of incorporation of the corporation or any amendments thereto and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

Section 10.     Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 11.     Action by Written Consent. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation’s principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested or by reputable overnight courier service. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 12.     Action by Telegram, Cablegram or Other Electronic Transmission Consent.    A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section; provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors of the corporation.

ARTICLE III

DIRECTORS

Section 1.    General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

Section 2.    Number, Election and Term of Office. The number of directors which shall constitute the first board shall be two (2). Thereafter, the number of directors shall be established from time to time by the board of directors. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.    Removal and Resignation. Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation’s certificate of incorporation, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation.

Section 4.    Vacancies. Except as otherwise provided in the certificate of incorporation of the corporation, board vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 5.    Annual Meetings. The annual meeting of each newly elected board of directors shall be held without notice (other than notice under these by-laws) immediately after, and at the same place, if any, as the annual meeting of stockholders.

Section 6.    Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place, if any, as shall from time to time be determined by resolution of the board of directors and promptly communicated to all directors then in office. Special meetings of the board of directors may be called by or at the request of the president on at least 24 hours notice to each director, either personally, by telephone, by mail, telegraph, and/or by electronic transmission. In like manner and on like notice, the president must call a special meeting on the written request of at least 2 of the directors promptly after receipt of such request.

Section 7.    Quorum, Required Vote and Adjournment. A majority of the total number of authorized directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.    Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these by-laws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation, except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 9.    Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. In the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

Section 10.     Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 11.     Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting, except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 12.     Action by Written Consent. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV

OFFICERS

Section 1.    Number. The officers of the corporation shall be elected by the board of directors and may consist of: a president, one or more vice presidents, a secretary, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

Section 2.    Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.    Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.    Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

Section 5.    Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

Section 6.    Chairman of the Board. The chairman of the board, if one is elected, shall be the chief executive officer of the corporation, and shall have the powers and perform the duties incident to that position. Subject to the powers of the board of directors, the chairman of the board shall be in the general and active charge of the entire business and affairs of the corporation, and shall be its chief policy making officer. The Chairman shall preside at all meetings of the board of directors and at all meetings of the stockholders and shall have such other powers and perform such other duties as may be prescribed by the board of directors or provided in these by-laws. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chairman of the board shall perform all the duties and responsibilities and exercise all the powers of the president.

Section 7.    The President. The president shall be the chief executive officer of the corporation; shall preside at all meetings of the stockholders and board of directors at which he or she is present; subject to the powers of the board of directors, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The president shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these by-laws.

Section 8.    Chief Financial Officer. The chief financial officer of the corporation, if one is elected, shall, under the direction of the chief executive officer, be responsible for all financial and accounting matters and for the direction of the offices of treasurer and controller. The chief financial officer shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the chief executive officer or the board of directors or as may be provided in these by-laws.

Section 9.    Vice-presidents. The vice-president, if one is elected, or vice-presidents, if there shall be more than one, in the order determined by the board of directors shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors the president or these by-laws may, from time to time, prescribe.

Section 10.     Secretary and Assistant Secretaries. The secretary, if one is elected, shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the president’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president, or secretary may, from time to time, prescribe.

Section 11.     Treasurer and Assistant Treasurer. The treasurer, if one is elected, shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the president or treasurer may, from time to time, prescribe.

Section 12.     Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

Section 13.     Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 1.    Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 3 of this Article V with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors.

Section 2.    Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article V an Indemnitee shall also have the right to be paid by the corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article V or otherwise.

Section 3.    Right of Indemnitee to Bring Suit. If a claim under Section 1 or Section 2 of this Article V is not paid in full by the corporation within 60 days after a written claim therefor has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal that, the Indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware. Neither the failure of the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the corporation.

Section 4.    Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article V shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the certificate of incorporation of the corporation, these by-laws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 5.    Insurance. The corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

Section 6.    Indemnification of Other Persons. This Article V shall not limit the right of the corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation and to any other person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of Indemnitees under this Article V.

Section 7.    Amendments. Any repeal or amendment of this Article V by the board of directors or the stockholders of the corporation or by changes in applicable law, or the adoption of any other provision of these by-laws inconsistent with this Article V, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments or repeals of this Article V shall require the affirmative vote of the stockholders holding at least 65% of the voting power of all outstanding shares of capital stock of the corporation.

Section 8.    Certain Definitions. For purposes of this Article V, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the corporation” for purposes of Section 145 of the General Corporation Law of the State of Delaware.

Section 9.    Contract Rights. The rights provided to Indemnitees pursuant to this Article V shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 10.    Severability. If any provision or provisions of this Article V shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article V shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article V (including, without limitation, each such portion of this Article V containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.    Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the president or a vice-president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such president, vice-president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

Section 2.    Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3.    Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 4.    Fixing a Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

Section 5.    Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 6.    Registered Stockholders. Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof. Notwithstanding the foregoing, any lender shall be entitled to enforce any interests pledged to it under any financing documentation without any restriction or limitation.

Section 7.    Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE VII

GENERAL PROVISIONS

Section 1.    Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.    Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

Section 3.    Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 4.    Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

Section 5.    Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 6.    Corporate Seal. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.    Voting Securities Owned By Corporation. Voting securities in any other corporation held by the corporation shall be voted by any officer, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8.    Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

Section 9.    Section Headings. Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10.     Inconsistent Provisions. In the event that any provision of these by-laws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII

AMENDMENTS

These by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the by-laws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

Exhibit F

FORM OF CONSTITUTION

[Attached]

Tritium DCFC Limited ACN 650 026 314

Constitution

Contents

1	Interpretation		F-7

	1.1	Definitions	F-7
	1.2	Construction	F-7
	1.3	Application of the Corporations Act and Listing Rules	F-9
	1.4	Effect of the Listing Rules	F-9

2	Securities		F-9

	2.1	Allotment and issue of Securities	F-9
	2.2	Class rights	F-9
	2.3	Preference shares	F-10
	2.4	Commission and brokerage	F-10
	2.5	Fractional entitlement	F-10
	2.6	Certificates	F-11
	2.7	Joint holders of Securities	F-11
	2.8	Interests recognised	F-12

3	Calls, forfeiture and liens		F-12

	3.1	Power to make calls	F-12
	3.2	Deemed call	F-12
	3.3	Notice of call	F-13
	3.4	Revocation, postponement or extension of calls	F-13
	3.5	Interest on unpaid calls	F-13
	3.6	Recovery of called amounts	F-14
	3.7	Payment of calls in advance	F-14
	3.8	Notice regarding forfeiture	F-14
	3.9	Forfeiture	F-15
	3.10	Cancellation of forfeited Securities	F-16
	3.11	Lien on Securities	F-16
	3.12	Enforcement of lien	F-17
	3.13	Continuing liability	F-18
	3.14	Member’s indemnity for payment required by law	F-18

4	Transfer and transmission of Securities		F-19

	4.1	Participation in computerised or electronic systems	F-19
	4.2	Form of transfers	F-19
	4.3	Registration procedure	F-19
	4.4	Directors’ power to decline to register transfer	F-20
	4.5	Instruments of transfer retained	F-20
	4.6	Transmission of Securities on death	F-20
	4.7	Transmission of Securities on bankruptcy	F-21
	4.8	Transmission of Securities on mental incapacity	F-21

5	General meetings		F-22

	5.1	Annual general meetings	F-22
	5.2	Calling a general meeting	F-22
	5.3	Notice of general meeting	F-22

	5.4	General meetings at two or more places	F-23
	5.5	Postponement or cancellation of general meetings	F-23
	5.6	Notice of change, postponement or cancellation	F-23
	5.7	Omission to give notice relating to general meeting	F-23

6	Proceedings at general meetings		F-24

	6.1	Quorum	F-24
	6.2	Lack of quorum	F-24
	6.3	Chairing general meetings	F-24
	6.4	Admission to and conduct of general meetings	F-25
	6.5	Adjournment	F-26
	6.6	Postponement	F-26

7	Proxies, attorneys and Representatives		F-27

	7.1	Appointment of proxy	F-27
	7.2	Member’s attorney	F-27
	7.3	Proxy instruments and powers of attorney	F-27
	7.4	Proxy and attorney instruments to be received by Company	F-28
	7.5	Power to demand poll	F-29
	7.6	Revocation of proxy or attorneys	F-29
	7.7	Validity of votes of proxy or attorney	F-29
	7.8	Appointment of Representative	F-30
	7.9	Authority to act as Representative	F-30
	7.10	Instrument to be received by the Company	F-30
	7.11	Revocation of appointment of Representative	F-30
	7.12	Validity of votes of Representative	F-30
	7.13	No liability	F-31

8	Voting at general meetings		F-31

	8.1	Decisions of a general meeting	F-31
	8.2	Casting vote	F-31
	8.3	Membership at a specified time	F-31
	8.4	Voting rights	F-31
	8.5	Direct voting	F-33
	8.6	Proxy vote to be identified	F-34
	8.7	Objection to right to vote	F-34
	8.8	Voting on resolution	F-34
	8.9	Chair may determine to take a poll	F-34
	8.10	Right to demand poll	F-34
	8.11	Procedure for demanding poll	F-34
	8.12	Minutes	F-35

9	Directors		F-35

	9.1	Number of directors	F-35
	9.2	Appointment of directors	F-35
	9.3	Confirmation of appointment	F-36
	9.4	Eligibility	F-36
	9.5	Removal of director	F-36

	9.6	Cessation of directorship	F-36
	9.7	Election and retirement of directors	F-37
	9.8	Resignation of directors	F-38
	9.9	Remuneration of directors	F-38
	9.10	Reimbursement of expenses	F-38
	9.11	Extra services	F-38
	9.12	Pensions and similar benefits	F-39
	9.13	Director’s interests	F-39
	9.14	Powers and duties of directors	F-40
	9.15	Negotiable instruments	F-40
	9.16	Alternate directors	F-40

10	Board meetings		F-41

	10.1	Convening meetings	F-41
	10.2	Notice of meetings	F-42
	10.3	Omission to give notice	F-42
	10.4	Use of technology	F-42
	10.5	Quorum at meetings	F-42
	10.6	Chair of meetings	F-43
	10.7	Passing resolutions at meetings	F-43
	10.8	Casting vote	F-43
	10.9	Conduct of meetings	F-44
	10.10	Written resolutions	F-44
	10.11	Minutes of meetings	F-44
	10.12	Committee meetings	F-45

11	Executive officers		F-45

	11.1	Secretary	F-45
	11.2	Provisions applicable to all executive officers	F-45

12	Execution of documents		F-46

13	Inspection and access to records		F-46

14	Distributions		F-46

	14.1	Dividends	F-46
	14.2	Unpaid calls and other amounts	F-47
	14.3	Manner and method of payment	F-47
	14.4	Transfer of assets	F-49
	14.5	Record Date	F-49
	14.6	Entitlement to dividends	F-49
	14.7	Unclaimed dividends	F-49
	14.8	Capitalisation of profits	F-49
	14.9	Additional powers	F-50
	14.10	Reserves	F-51
	14.11	Dividend reinvestment plan	F-51

15	Notices		F-52

	15.1	General	F-52

	15.2	Notices to holders of Securities	F-52
	15.3	Notices to directors	F-52
	15.4	Notices by directors to the Company	F-53
	15.5	Notices by post	F-53
	15.6	Notices by fax, email or other electronic means	F-53
	15.7	After hours service	F-53
	15.8	Electronic signatures	F-54

16	Indemnity and insurance		F-54

	16.1	Indemnity	F-54
	16.2	Documenting indemnity	F-54
	16.3	Insurance	F-54

17	Winding up		F-55

	17.1	Distribution of surplus on winding up	F-55
	17.2	Dividing property	F-55

18	General		F-55

	18.1	Currency	F-55
	18.2	Submission to jurisdiction	F-56
	18.3	Prohibition and enforceability	F-56

Schedule – Terms of Preference Shares			F-57

1	Interpretation

1.1	Definitions

In this Constitution:

Board means the board of directors of the Company from time to time.

Business Day means a day which is not a Saturday, Sunday or bank or public holiday in Queensland, Australia.

Company means Tritium DCFC Limited ACN 650 026 314, as that name may be changed from time to time.

Constitution means the constitution for the time being of the Company as constituted by this document and any resolutions of the Company modifying this document, and reference to a rule is a reference to a rule of this Constitution.

Corporations Act means the Corporations Act 2001 (Cth).

Default Rate means the interest rate per annum that is the sum of 2% and the rate advised by Commonwealth Bank of Australia Limited (or such other bank as is nominated by the Company) as an equivalent rate charged by that bank for overdrafts in excess of $100,000.

Exchange means any stock exchange nationally recognized in the United States of America or Australia (including Nasdaq Capital Market) on which Securities are listed.

Listing Rules means the rules and regulations of any Exchange.

Register means:

(a)	in respect of shares, the register of members maintained pursuant to the Corporations Act; or

(b)	in respect of other Securities, the records of holders kept by the Company.

Representative means a person appointed to represent a corporate member or corporate representative at a meeting of the Company in accordance with the Corporations Act.

Security includes any share, any unit of a share, any rights to shares, any option to subscribe for any share, any instalment receipt and other security with rights of conversion to equity in the share capital of the Company and any debenture issued by the Company.

1.2	Construction

In this Constitution:

(a)	a reference to a partly paid share is a reference to a share on which there is an amount unpaid;

(b)	a reference to an amount unpaid on a share includes a reference to any amount of the issue price which is unpaid;

(c)	a reference to a call or an amount called on a share includes a reference to a sum that, by the terms of issue of a share, becomes payable on issue or at a fixed date;

(d)	a reference to a director in relation to rules applying to meetings of the directors, includes alternate directors;

(e)	unless the contrary intention appears:

(i)	a singular word includes the plural, and vice versa;

(ii)	words importing any gender include all other genders;

(iii)

words used to refer to persons generally or to refer to a natural person include a body corporate, body politic, partnership, joint venture, association, board, group or other body (whether or not the body is incorporated);

(iv)	a reference to a person includes that person’s successors and legal personal representatives;

(v)

‘writing’ and ‘written’ includes printing, typing and other modes of reproducing words in a visible form including, without limitation, any representation of words in a physical document or in an electronic communication or form or otherwise;

(vi)

a reference to legislation is to be construed as a reference to that legislation, any subordinate legislation under it, and that legislation and subordinate legislation as amended, re-enacted or replaced for the time being; and

(vii)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase are given corresponding meanings;

(f)	a reference to a power is also a reference to authority or discretion;

(g)	a power, an authority or a discretion given to a director, the directors, the Company in general meeting or member may be exercised at any time and from time to time;

(h)	a power or authority to do something includes a power or authority, exercisable in the like circumstances to revoke or undo it;

(i)	the word ‘agreement’ includes an undertaking or other binding arrangement or understanding, whether or not in writing;

(j)	the words ‘including’, ‘include’ and ‘includes’ are to be construed without limitation;

(k)	a reference to dollars ($) is to Australian currency unless denominated otherwise; and

(l)	headings are used for convenience only and are not intended to affect the interpretation of this Constitution.

1.3	Application of the Corporations Act and Listing Rules

(a)	The rules that apply as replaceable rules to companies under the Corporations Act do not apply to the Company except so far as they are repeated in this Constitution.

(b)	Unless the contrary intention appears:

(i)	an expression in a rule that deals with a matter dealt with by a provision of the Corporations Act or Listing Rules has the same meaning as in that provision; and

(ii)	subject to rule 1.3(b)(i), an expression that is used in the Corporations Act or Listing Rules has the same meaning in this Constitution as in the Corporations Act or Listing Rules (as applicable).

1.4	Effect of the Listing Rules

While the Company is listed on any Exchange, the following provisions apply:

(a)	notwithstanding anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act must not be done;

(b)	nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done;

(c)	if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);

(d)	if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision;

(e)	if the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision;

(f)	if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

2	Securities

2.1	Allotment and issue of Securities

Subject to the Corporations Act and this Constitution, the directors may allot and issue Securities in the Company to any person on such terms and with such rights as the directors determine.

2.2	Class rights

(a)

Subject to the Corporations Act and this Constitution, the directors may issue any Security with any preferred, deferred or other special rights or restrictions as to dividends, voting, return of capital, payment of calls or otherwise as the directors determine.

(b)

Subject to this rule 2.2 and the Corporations Act, the Company may by resolution convert or reclassify any Securities. Any amount unpaid on the Securities being converted must be divided equally among the replacement Securities.

(c)	Subject to the Corporations Act and the terms of issue of any class of Securities, any right attaching to Securities in that class may be cancelled, abrogated or varied:

(i)	by a special resolution passed at a separate meeting of the holders of the issued Securities of that class; or

(ii)	with the consent in writing of the holders of 75% of the issued Securities of that class.

(d)

Any right attaching to Securities of any class issued with preferred or other rights will not be abrogated or varied by the creation or issue of further Securities ranking equally with those Securities.

(e)

The provisions of the Corporations Act and this Constitution relating to special resolutions and meetings of the Company apply to a special resolution or meeting referred to in rule 2.2(c) with any necessary modifications.

2.3	Preference shares

(a)	The Company may issue any shares as preference shares including:

(i)	preference shares which are liable to be redeemed in a manner permitted by the Corporations Act; and

(ii)	preference shares in accordance with the terms of the Schedule.

(b)	The issue of any Security which ranks in priority to preference shares in any respect will be treated as a variation or abrogation of the rights of the preference shares.

2.4	Commission and brokerage

(a)

The Company may make payments by way of brokerage or commission to a person in consideration for the person subscribing or agreeing to subscribe, whether absolutely or conditionally, for Securities or procuring or agreeing to procure subscriptions, whether absolute or conditional, for Securities.

(b)	The brokerage or commission may be satisfied by payment in cash or by issue of any Securities.

2.5	Fractional entitlement

On any issue of Securities (including on a dividend or bonus issue), if a holder is entitled to a fraction of a Security, the directors may deal with that fractional entitlement, on behalf of that holder, in any manner determined by the directors to be appropriate, including by:

(a)	making cash payments;

(b)	determining that fractions may be disregarded;

(c)	appointing a trustee to deal with any fractional entitlements on behalf of members; and

(d)

rounding up any fractional entitlement to the nearest whole Security by capitalising any amount available for capitalisation under rule 14.8 (even if only some members participate in such capitalisation).

2.6	Certificates

(a)

If the Company participates in a computerised or electronic share transfer system conducted in accordance with the Listing Rules, the Company is not required to issue a certificate for the Securities held by a holder and may cancel a certificate without issuing another certificate where permitted to do so by the Listing Rules.

(b)	If Securities are not subject to a computerised or electronic share transfer system, a certificate for the Securities must be issued if required by the provisions of the Corporations Act.

2.7	Joint holders of Securities

Where two or more persons are registered as the joint holders of any Security:

(a)	subject to the Corporations Act, the Company will not register more than three people as joint holder of any Security;

(b)	they hold that Security as joint tenants with rights of survivorship;

(c)	any certificate or holding statement issued in respect of the Security must set out the name of all joint holders;

(d)

if the Company is required by the Corporations Act to issue a certificate or holding statement in respect of a Security, the Company must issue one certificate and delivery of a certificate for the Security to any one of the joint holders of the Share is delivery to all the joint holders;

(e)	each of them is jointly and severally liable to pay each call or instalment of each call and interest and any other amount payable in respect of that Security;

(f)	on transfer of that Security, the instrument of transfer must be signed by all joint holders; and

(g)

if the directors receive a request to convene a general meeting in accordance with the Corporations Act from any joint holder or any joint holders of that Security, the request must detail any proposed resolution, the name or names of the joint holder or holders requesting the meeting and be signed by all of the joint holders making the request. For this purpose, signatures of joint holders may be contained in more than one document.

2.8	Interests recognised

(a)	Subject to this Constitution and the rights of joint holders of Securities, the Company is entitled to treat the registered holder of any Security as the sole legal owner of that Security.

(b)	Subject to the Corporations Act and this Constitution, the Company is not required to recognise:

(i)	a person as holding a share on trust; or

(ii)	any equitable, contingent, future or other claim to or interest in any Security,

even if the Company has notice of such trust, claim or interest.

3	Calls, forfeiture and liens

3.1	Power to make calls

(a)

Subject to the Corporations Act, this Constitution and the terms on which the Securities are on issue, the directors may make a call on any holder in respect of any amount unpaid on any Security held by that holder which is not by the terms of issue of that Security made payable at fixed times.

(b)	The Board may, to the extent permitted by the Corporations Act, waive or compromise all or part of any payment due under the terms of any issue of a Security or under any call.

(c)	The terms on which Securities are on issue may differ between holders as to:

(i)	the amount to be paid on any call or instalment; and

(ii)	the date (or dates) on which payment is to be made.

(d)	Subject to the terms on which the Securities are on issue, a call is made on the date the directors resolve to make a call.

(e)	Subject to the terms on which the Securities are on issue, a call may be payable in one payment or in instalments.

3.2	Deemed call

Any amount unpaid on a Security that, by the terms of issue of that Security becomes payable on issue or at a fixed date:

(a)	is treated for the purposes of this Constitution as if that amount were payable under a call duly made and notified; and

(b)	must be paid on the date on which it is payable under the terms of issue of the Security.

3.3	Notice of call

(a)

Subject to the terms on which the Securities are on issue, at least 20 Business Days’ notice (or such longer period required by the terms of issue of the Securities) must be given to the holder of the date on which the amount of the call or the instalment of the amount of the call must be paid.

(b)	Subject to the terms on which the Securities are on issue, the notice must state:

(i)	the amount of the call or, as the case may be, the amount of each instalment;

(ii)	the date (or dates) for payment;

(iii)	the time (or times) for payment;

(iv)	the place (or places) for payment;

(v)	the manner of payment;

(vi)	that interest may be payable if payment is not made on or before the date (or dates) for payment; and

(vii)	that a lien will arise if the amount of the call or the instalment is not paid in accordance with the notice.

(c)	A call is not invalid by reason of any unintentional error or omission in giving notice or by non-receipt of notice.

3.4	Revocation, postponement or extension of calls

Subject to the terms on which the Securities are on issue, the directors may, by notice, revoke, postpone or extend the time for payment of the call.

3.5	Interest on unpaid calls

(a)	A member must pay to the Company any called amount in the manner, by the time and at the place specified in the notice of the call.

(b)	If an amount called is not paid on or before any date specified in the notice for payment, the holder must pay to the Company:

(i)	interest on the amount unpaid from the date specified in the notice of the call for payment until and including the date of actual payment; and

(ii)	all costs and expenses that the Company incurs due to the failure to pay or late payment.

(c)

For the purposes of rule 3.5(b)(i), the interest rate may be determined by the directors, or, if the directors do not determine a rate or no rate is set out in the relevant notice of the call, the interest rate is the Default Rate. Interest will accrue and compound daily.

(d)	The Board may waive the right to require the payment of interest.

3.6	Recovery of called amounts

(a)	In any proceeding to recover a call, or an amount payable due to the failure to pay a call or late payment of a call, proof that:

(i)	the name of the person against whom proceedings are issued is entered in the Register as the holder of the Securities the subject of the unpaid call;

(ii)	the resolution making the call is duly recorded in the minute book of the Company; and

(iii)	notice of the call was given to the holder of the Securities the subject of the unpaid call,

will be conclusive evidence of the obligation of the holder to pay the call and it is not necessary to prove the appointment of the directors who made the call or any other matter.

(b)	Any proceeding brought by the Company in accordance with this rule 3.5(d) will be without prejudice to the right of the Company to forfeit the Security the subject of the unpaid call.

(c)	In this rule 3.5(d) a proceeding to recover a call or an amount includes a proceeding against a person whom the Company alleges a set-off or counterclaim.

3.7	Payment of calls in advance

(a)	The Board may accept from a member in advance of any call, the whole or part of any amount unpaid on any Security.

(b)

The Board may authorise payment by the Company of interest (in an amount determined by the directors) upon the whole or any part of any sum so accepted from the date of payment until the date on which the sum paid is payable under a call.

(c)	Any sum accepted by the Company in advance of a call is:

(i)	to be treated as a loan to the Company, not as share capital of the Company until the date on which the sum is payable under a call or instalment; and

(ii)	not to be taken into account in determining an entitlement to vote or the amount of any dividend in respect of any Security.

(d)	The Board may repay any sum accepted in advance of a call.

3.8	Notice regarding forfeiture

If any holder does not pay the amount of any call or instalment in respect of any Security when it is due, the directors may give notice to the holder:

(a)	requiring payment of:

(i)	the unpaid call or instalment;

(ii)	any costs and expenses incurred by the Company as a result of the non-payment of the call or instalment; and

(iii)	interest that has accrued and compounded (on a daily basis) on the amount of the unpaid call or instalment;

(b)	demanding payment of those amounts within 10 Business Days after the date of the notice;

(c)	stating the place where payment is to be made; and

(d)	stating that the Security and any dividend in respect of it not yet paid are liable to be forfeited if payment of the amount demanded is not made in full by the due date set out in the notice.

3.9	Forfeiture

(a)

Subject to the Corporations Act, if payment of the amount demanded is not made in full in accordance with a notice given under rule 3.8, the directors may by resolution forfeit any Security the subject of the notice.

(b)	A forfeiture of any Security under this rule 3.9 includes all dividends, interest and other amounts payable by the Company on the forfeited Security and not actually paid before the forfeiture.

(c)

The Board may accept the surrender of any Security which may be forfeited. If the directors accept the surrender, that Security will be treated as having been forfeited and may be sold, re-issued or otherwise disposed of in the same manner as a forfeited Security.

(d)

If any Security is forfeited, notice of forfeiture will be given to the holder of that Security and the date and details of the forfeiture will be recorded in the Register. Failure to do so will not invalidate the forfeiture.

(e)	Any forfeited Security is the property of the Company and the directors may sell, re-issue or otherwise dispose of any forfeited Security on terms and in such manner as determined by the directors.

(f)	At any time before any forfeited Security is sold or otherwise disposed of, the directors may cancel the forfeiture on terms determined by it.

(g)

On forfeiture of any Security, the holder of that Security ceases to be a holder and ceases to have any right as a holder in respect of that forfeited Security (including in respect of any dividend), but remains liable to pay the Company:

(i)	all amounts payable by the former holder to the Company at the date of forfeiture;

(ii)	any and all costs or expenses incurred by the Company in respect of the forfeiture; and

(iii)

interest to accrue and to compound daily at a rate determined by the directors or, if no such rate is determined, at the Default Rate on those amounts from the date of forfeiture until payment of amounts and accrued interest in full.

(h)	The liability of a holder continues until:

(i)	the holder pays all those amounts and accrued interest in full; or

(ii)	the Company receives and applies as the net proceeds from the sale or other disposal of the forfeited Security an amount which is equal to or greater than all those amounts and accrued interest.

(i)

The Company may receive the net proceeds from the sale or other disposal of any forfeited Security and execute an instrument of transfer in respect of the forfeited Security. The Company must apply the net proceeds of any sale or other disposal of any forfeited Security in or towards satisfaction of:

(i)	firstly, costs and expenses paid or payable in connection with the enforcement of the forfeiture and the sale or other disposal of that Security; and

(ii)	secondly, all amounts due but unpaid and accrued interest on all those amounts.

(j)	The Company must pay the balance (if any) of the net proceeds of sale or other disposal to the person whose forfeited Security has been sold or otherwise disposed of.

(k)

The purchaser of any forfeited Security is entitled to assume that the proceeds of the sale or other disposal have been applied in accordance with this Constitution and is not responsible for the application of the purchase money by the Company.

(l)

The forfeiture of a Security extinguishes all interest in, and all claims and demands against the Company in respect of, the forfeited Security and all other rights incidental to the Security, subject to this Constitution.

3.10	Cancellation of forfeited Securities

(a)	Subject to the Corporations Act, the Company may, by resolution passed at a general meeting, cancel any forfeited Security.

(b)	The former holder of any such cancelled Security will remain liable for the amount called but unpaid in respect of the cancelled Security.

3.11	Lien on Securities

(a)	The Company has a first and paramount lien:

(i)	on each partly paid Security in respect of any call (including any instalment) due and payable but unpaid;

(ii)	on each Security in respect of any payment which the Company is required by law to pay (and has paid) in respect of the Security; and

(iii)

on each Security acquired under an employee incentive scheme for any money payable to the Company by the holder for the acquisition of the Security, including any loan under an employee incentive scheme.

(b)

In each case, the lien extends to all dividends from time to time payable in respect of the Securities and to reasonable interest (at such rate as the directors may determine or if the directors do not determine a rate at a rate equal to the Default Rate) and reasonable expenses incurred because the amount is not paid.

(c)	The Company may do all things necessary or appropriate for it to do to protect any lien or other right to which it may be entitled under any law or this Constitution.

(d)

By notice, the directors may discharge or waive, in whole or in part, any lien or declare any Security to be wholly or partly exempt from a lien, but otherwise no act or omission is to be taken as discharging, waiving or otherwise granting an exemption from any lien.

(e)

If any Security is subject to a lien and the Company registers the transfer of any Security subject to a lien without giving notice of the lien to the transferee of the Security, the lien is treated as waived as against the transferee.

3.12	Enforcement of lien

(a)	Subject to the Corporations Act, the Board may sell or otherwise dispose of any Security the subject of a lien, if:

(i)	a sum in respect of which the lien exists is due and payable but is unpaid;

(ii)	the Company has provided notice to the holder:

(A)	setting out the amount due but unpaid;

(B)	demanding payment of that amount; and

(C)	stating that the Security is liable to be sold or otherwise disposed of if payment of that amount is not made within 10 Business Days after the date of the notice; and

(iii)	the amount specified in the notice is not paid in full in accordance with the notice.

(b)	The terms on which and manner by which any Security may be sold or otherwise disposed of are to be determined by the directors.

(c)

Interest accrues and compounds daily at the rate determined by the directors or, if no such rate is determined, at the Default Rate on the amount due but unpaid, costs and expenses incurred in connection with the enforcement of the lien and the sale or other disposal of the Securities.

(d)

The Company may receive the net proceeds of the sale or other disposal of any Security and execute an instrument of transfer in respect of the Security. The Company must apply the net proceeds of the sale or disposal of any Security in or towards satisfaction of:

(i)	firstly, costs and expenses paid or payable in connection with the enforcement of the lien and the sale or other disposal of that Security; and

(ii)	secondly, all amounts due but unpaid and accrued interest on all those amounts.

(e)

The Company must pay any balance of the net proceeds of sale or other disposal to the person whose Security has been sold or otherwise disposed of. The Company is not required to pay interest on any amount payable under this rule 3.12(e).

(f)

The purchaser of any Security the subject of a lien is entitled to assume that the proceeds of sale or other disposal have been applied in accordance with this Constitution and is not responsible for the application of the purchase money by the Company.

3.13	Continuing liability

If the net proceeds from the sale or other disposal under this rule 3 are less than the sum of:

(a)	the amount due but unpaid in respect of that Security;

(b)	the costs and expenses paid or payable in connection with the enforcement of the lien and the sale or other disposal; and

(c)	interest on those amounts,

(together the Shortfall) the person whose Security has been sold or otherwise disposed of continues to be liable and must pay to the Company an amount equal to the Shortfall together with interest at the Default Rate.

3.14	Member’s indemnity for payment required by law

(a)

If the law of any jurisdiction imposes or purports to impose any immediate, future or possible liability on the Company, or empowers or purports to empower any person to require the Company to make any payment in respect of a member, a Security held by that member (whether alone or jointly) or a dividend or other amount payable in respect of a Security held by that member, the Company:

(i)	is fully indemnified by that member from that liability;

(ii)	may recover as a debt due from the member the amount of that liability together with interest at the Default Rate from the date of payment by the Company to the date of repayment by the member; and

(iii)	subject to rule 5, may refuse to register a transfer of any Security by that member until the debt has been paid to the Company.

(b)

Nothing in this document in any way prejudices or affects any right or remedy which the Company has (including any right of set off) and, as between the Company and the member, any such right or remedy is enforceable by the Company.

(c)	The directors may:

(i)	exempt a Security from all or part of this rule 3.14; and

(ii)	waive or compromise all or any part of any payment due to the Company under this rule 3.14.

4	Transfer and transmission of Securities

4.1	Participation in computerised or electronic systems

The Board may do anything it considers necessary or desirable and that is permitted under the Corporations Act and the Listing Rules to facilitate the Company’s participation in any computerised or electronic system established or recognised by the Corporations Act or the Listing Rules for the purposes of facilitating dealings in Securities.

4.2	Form of transfers

(a)

Subject to this Constitution and to any restrictions attached to the Security, a holder may transfer all or any of the holder’s Securities by an instrument of transfer in writing in any usual or common form or in any other form that the directors approve or is otherwise permitted by the Corporations Act.

(b)

If an instrument of transfer under rule 4.2(a) is used to transfer a share and the transferor or transferee is a clearing house or its nominee(s), the instrument of transfer may be executed by hand or by machine imprinted signature or by such other manner of execution as the directors may approve from time to time.

4.3	Registration procedure

(a)

Subject to rules 3.14(a)(iii) and 4.4, upon receipt of a transfer of Securities that complies with rules 4.2 and 4.3, the Company must register the nominated transferee as the holder of the relevant Securities.

(b)	A transfer under rule 4.2(a) must:

(i)

be executed by or on behalf of both the transferor and the transferee (the directors may resolve, either generally or in any particular case, to accept for registration an instrument of transfer that has been executed using a machine imprinted signature);

(ii)	if required by law to be stamped, be duly stamped; and

(iii)

be delivered to the registered address of the Company or the relevant registry for registration together with the certificate (if any) for the Securities to be transferred and, subject to the Listing Rules, any other evidence the directors may require to prove the title of the transferor to the Securities and the transferor’s right to transfer the Securities.

(c)	The Company must register a paper-based instrument of transfer in registrable form (subject to rule 4.4(a)(iii)) and must do so without charge.

(d)	On registration of a transfer of Securities, the Company must cancel the old certificate (if any) and any duplicate certificate.

4.4	Directors’ power to decline to register transfer

(a)	The directors may decline to register, or prevent registration of, a transfer of Securities where:

(i)	the transfer is not in registrable form;

(ii)	the Company has a lien on any of the Securities the subject of the transfer;

(iii)	the transfer is paper-based and registration of the transfer will result in a holding which is less than a marketable parcel;

(iv)	the registration of the transfer may breach an applicable law or would be in breach of any order of any applicable court;

(v)	the transfer is not permitted under the terms of issue of the Security (including the terms of any employee incentive scheme of the Company); or

(vi)	the Company is otherwise permitted or required to do so under any applicable law, Listing Rules or terms of issue of the Securities.

(b)

If the Company refuses to register a paper-based transfer under rule 4.4(a), it must tell the lodging party in writing of the refusal and the reason for it, within five Business Days after the date on which the transfer was lodged.

4.5	Instruments of transfer retained

(a)	All instruments of transfer that are registered will be retained by the Company for such period as the directors may determine.

(b)	Any instrument of transfer which the directors decline to register will, except in the case of fraud, or alleged fraud, upon demand in writing be returned to the party who delivered it.

4.6	Transmission of Securities on death

(a)	On the death of a holder, the Company will recognise only:

(i)	where the holder was a sole holder, the personal representative of the deceased holder; and

(ii)	where the holder was a joint holder, the surviving joint holder (or holders), as being entitled to the deceased’s interest in Securities of the deceased holder.

(b)

A person who becomes entitled to a Security upon the death of a holder may, having provided the directors with such evidence as required by the directors to prove that person’s entitlement to the Securities of the deceased holder:

(i)	by giving a signed notice to the Company, elect to be registered as the holder of any Security owned by the deceased; or

(ii)	subject to the provisions of this Constitution as to transfers, transfer any Security owned by the deceased to another person.

(c)	A trustee, executor or administrator of the estate of a deceased holder may be registered as the holder of any Security owned by the deceased as trustee, executor or administrator of that estate.

(d)	The death of a holder will not release the estate of that holder from any liability in respect of any Securities.

4.7	Transmission of Securities on bankruptcy

(a)

A person who becomes entitled to a Security on the bankruptcy of a holder may, having provided the directors with such evidence as required by the directors to prove that person’s entitlement to the Securities of the bankrupt holder:

(i)	by giving a signed notice to the Company, elect to be registered as the holder of any Security owned by the bankrupt holder; or

(ii)	subject to the provisions of this Constitution as to transfers, transfer any Security owned by the bankrupt holder to another person.

(b)	A trustee or administrator of a person who is bankrupt may be registered as the holder of any Security owned by that person as trustee or administrator of that person’s affairs.

(c)	This rule 4.7 is subject to the Bankruptcy Act 1966 (Cth).

4.8	Transmission of Securities on mental incapacity

(a)

A person who becomes entitled to a Security because a holder is subject to assessment or treatment under any mental health law may, having provided the directors with such evidence as required by the directors to prove that person’s entitlement to the Securities of the that holder:

(i)	by giving a signed notice to the Company, elect to be registered as the holder of any Security owned by the holder; or

(ii)	subject to the provisions of this Constitution as to transfers, by giving a proper instrument of transfer to the Company, transfer any Securities owned by the holder to another person.

(b)

A trustee or administrator of a person who is mentally or physically incapable of managing his or her affairs, may be registered as the holder of any Security owned by that person as trustee or administrator of that person’s affairs.

5	General meetings

5.1	Annual general meetings

Annual general meetings must be held in accordance with the Corporations Act and the Listing Rules.

5.2	Calling a general meeting

A general meeting may only be called:

(a)	by a directors’ resolution; or

(b)	as otherwise provided in the Corporations Act or the Listing Rules.

5.3	Notice of general meeting

(a)

Notice of a general meeting must be given to the members, directors and the auditor in accordance with the Corporations Act, and while the Company is listed on an Exchange, notice must be given to the Exchange within the time limits prescribed by the Listing Rules.

(b)	The notice must:

(i)	state the date, time and place (or places) of the meeting (and if the meeting is to be held in two or more places, the technology that will be used to facilitate this);

(ii)	state the general nature of the business to be conducted at the meeting;

(iii)	state any proposed resolutions;

(iv)	contain a statement informing the members of the right to appoint a proxy;

(v)	if there is to be an election of directors, the names of the candidates for election; and

(vi)	any other matters required by the Corporations Act.

(c)	A notice of meeting must be accompanied by a form of proxy which satisfies the requirements of the Corporations Act.

(d)	Unless the Corporations Act provides otherwise:

(i)	no business may be transacted at a general meeting unless the general nature of the business is stated in the notice calling the meeting; and

(ii)

except with the approval of the directors or the chair, no person may move any amendment to a proposed resolution the terms of which are set out in the notice calling the meeting or to a document which relates to such a resolution, a copy of which has been made available to members to inspect or obtain.

5.4	General meetings at two or more places

(a)

A general meeting may be held in two or more places. If a general meeting is held in two or more places or otherwise in accordance with the Corporations Act, the Company must use technology that gives members a reasonable opportunity to participate at that general meeting.

(b)

If, before or during a general meeting, any technical difficulty occurs which precludes a member from having a reasonable opportunity to participate, the chair may either adjourn the meeting until the technology gives members a reasonable opportunity to participate or continue the meeting (in which case no member may object to the meeting being held or continuing).

5.5	Postponement or cancellation of general meetings

(a)

By resolution of the Board any general meeting may be cancelled or postponed prior to the date on which it is to be held, except where the cancellation or postponement would be contrary to the Corporations Act or the Listing Rules.

(b)

A general meeting convened under section 249D of the Corporations Act may not be postponed beyond the date by which section 249D of the Corporations Act requires it to be held and may not be cancelled without the consent of the member or members who requested it.

5.6	Notice of change, postponement or cancellation

Notice of cancellation or postponement or change of place of a general meeting must state the reason for cancellation or postponement and be:

(a)	published in a daily newspaper circulating in Australia;

(b)	while the Company is listed on an Exchange, be given to the Exchange or otherwise in accordance with the Listing Rules; or

(c)	subject to the Corporations Act, given in any other manner determined by the directors.

5.7	Omission to give notice relating to general meeting

(a)	Subject to the Corporations Act, no resolution passed at or proceedings of any general meeting will be invalid because of any unintentional omission or error in giving or not giving notice of

(i)	that general meeting;

(ii)	any change of place (or places) of that general meeting;

(iii)	postponement of that general meeting, including the date, time and place (or places) for the resumption of the adjourned meeting; or

(iv)	resumption of that adjourned general meeting.

(b)	A person’s attendance at a general meeting waives any objection that person may have in respect of any unintentional omission or error in the giving of a notice.

6	Proceedings at general meetings

6.1	Quorum

(a)

No business may be transacted at a general meeting, except the election of a chair and the adjournment of the meeting, unless a quorum is present when the meeting proceeds to business and remains present throughout the meeting.

(b)	A quorum at a general meeting is 33.3% or more members present in person or by proxy and entitled to vote.

(c)	If a member has appointed more than one proxy and two or more proxies attend a general meeting, only one proxy will be counted for the purposes of determining whether there is a quorum.

(d)	A member placing a direct vote under rule 8.5(a) is not taken into account in determining whether or not there is a quorum at a general meeting.

6.2	Lack of quorum

(a)	If a quorum is not present within 30 minutes after the time appointed for a general meeting (or any longer period of time as the chair may allow) the general meeting:

(i)	if convened by a director or on the request of members, is dissolved; or

(ii)

in any other case, is adjourned to a day, time and place (or places) as the chair determines or if the chair is not present, as the directors at the meeting determine or, if the directors do not so determine, to the same day in the next week at the same time and place (or places) as the adjourned meeting.

(b)	If a quorum is not present within 30 minutes after the time appointed for the resumption of the adjourned general meeting, the general meeting is dissolved.

6.3	Chairing general meetings

(a)	The chair of the Board from time to time will be entitled to chair each general meeting of the Company.

(b)

If the chair is not present within 15 minutes after the time appointed for any general meeting or if the chair is unwilling or unable to act as chair for the whole or any part of that general meeting, the deputy chair of Board meetings (if any) will chair the general meeting, or if there is no deputy chair or if the deputy chair is not present or is unwilling or unable to act, the directors present may elect a director present to chair that general meeting.

(c)

If no director is elected or if all the directors present decline to take the chair for the whole or any part of that general meeting, the members present (whether in person or by proxy) may elect a member present (in person) to chair the whole or any part of that general meeting.

(d)

A chair of a general meeting may, for any item of business or part of a meeting, vacate the chair in favour of another director who will preside as acting chair. Where an instrument of proxy appoints the chair as proxy for any part of the proceedings for which the acting chair presides, the instrument of proxy will be taken to have been given in favour of the acting chair for the relevant part of the proceedings of the general meeting.

6.4	Admission to and conduct of general meetings

(a)

Subject to the Corporations Act, the chair of each general meeting has charge of the conduct of that meeting, including the procedures to be adopted and the application of those procedures at that meeting.

(b)

The chair of each general meeting may take any action the chair considers necessary to enable that meeting to be carried on in an orderly and proper manner and to ensure the safety of all persons at that meeting and may:

(i)	require any person not to enter or to leave the place (or any place) at which the meeting is to be held, including any person:

(A)	in possession of any thing:

(1)	allowing pictorial or sound recording; or

(2)	that may be used in any demonstration or disruption, including any banner or placard;

(B)	who has a placard or banner;

(C)	who does not permit inspection of any thing in that person’s possession;

(D)	who the chair considers may disrupt that general meeting;

(E)	who behaves or threatens to behave in a dangerous, offensive or disruptive way;

(F)	who, in the opinion of the chairperson, is not complying with the reasonable directions of the chairperson.

(ii)	refuse entry to any person not entitled to receive notice of the meeting.

The chair may delegate the powers conferred by this rule 6.4(b) to any person the chair thinks fit.

(c)

Without prejudice to the application of the Corporations Act, any director and any person (whether or not a member) invited to speak at a general meeting (including by the chair during the general meeting) may speak at the general meeting. No other person may speak at the general meeting.

(d)

Subject to this Constitution, the chair may require the application of any proceeding that the chair considers necessary to allow proceedings at any meeting to be carried on in an orderly and proper manner, including:

(i)	imposing a limit on the time that a person may speak on any matter and terminating debate or discussion on any matter being considered and requiring the matter to be put to a vote of members;

(ii)	adopting any procedures for casting or recording votes at the meeting whether on a show of hands or a poll (including the appointment of scrutineers); and

(iii)	requiring any person to leave any meeting, and if that person does not leave as required, have that person removed from the meeting.

(e)	A determination by the chair for the purpose of this rule 6.4 binds all members and is final.

6.5	Adjournment

(a)	The chair of a general meeting at which a quorum is present may adjourn the meeting to another date, time and place (or places).

(b)	The chair of a general meeting may at any time during the course of the meeting:

(i)	adjourn the meeting or any business, motion, question or resolution being or to be considered by the meeting to a later time at the same meeting or to an adjourned meeting; and

(ii)	for the purpose of allowing any poll to be taken or determined, suspend the proceedings of the meeting for such period or periods as the chair determines.

(c)

Subject to the Corporations Act and the Constitution, the chair’s rights under rule 6.5(b) are exclusive and, unless the chair requires otherwise, no vote may be taken or demanded by the members about any postponement, adjournment or suspension of proceedings.

(d)	No business may be transacted on the resumption of an adjourned or postponed general meeting other than the business left unfinished at the adjourned general meeting.

(e)	Where a meeting is adjourned, notice of the adjourned meeting must be given to the Exchange, but need not be given to any other person.

6.6	Postponement

Subject to this Constitution, except where the general meeting has been convened by a court, the chair may postpone any general meeting, if at the place (or a place) and the time for that general meeting it appears to the chair that:

(a)	there is insufficient space for the members who wish to attend the meeting; or

(b)

the postponement of the meeting is necessary because the business of the meeting is unlikely to be capable of being carried on in an orderly and proper manner, including because of the behaviour of any person present.

7	Proxies, attorneys and Representatives

7.1	Appointment of proxy

(a)

Subject to this Constitution, a member who is entitled to attend and to vote at a general meeting of the Company may appoint a person as proxy to attend, speak and vote for that member. The instrument appointing a proxy may restrict the exercise of any power.

(b)	A proxy may be, but does not have to be, a member.

(c)	A proxy is not entitled to vote if the member who has appointed the proxy is present in person at the meeting.

(d)

If a member is entitled to cast two or more votes at a meeting, the member may appoint two proxies. If the member appoints two proxies and the appointment does not specify the proportion or the number of votes each proxy may exercise, each proxy may exercise half the votes.

7.2	Member’s attorney

Subject to this Constitution, a member may appoint an attorney to act, or to appoint a proxy to act, at a meeting of members. If the appointor is an individual, the power of attorney must be signed in the presence of at least one witness.

7.3	Proxy instruments and powers of attorney

(a)

Subject to the Corporations Act and rule 7.4(b), an appointment of a proxy or an attorney must be in writing and be signed by the member appointing the proxy or attorney, or if an appointment of a proxy by the duly authorised attorney of the member, and state:

(i)	the member’s name and address;

(ii)	the Company’s name;

(iii)	the proxy’s name or the name of the office held by the proxy; and

(iv)	the general meeting at which the proxy may be used, or if the appointment is a standing one, a clear statement to that effect.

(b)

Where an instrument appointing a proxy is signed pursuant to a power of attorney, a copy of the power of attorney (certified or notarised by a notary public as a true copy of the original) must be attached to the proxy instrument sent to the Company.

(c)	An instrument appointing a proxy or attorney may direct the way in which the proxy or attorney is to vote on a particular resolution.

(d)	Subject to the Corporations Act, if an instrument contains a direction:

(i)	the proxy need not vote unless the proxy is the chair of the meeting, in which case the proxy must vote on a poll; and

(ii)	if a proxy votes, the proxy is not entitled to vote on the proposed resolution except as directed in the instrument.

(e)	If an instrument does not contain a direction, the proxy is entitled to vote on the proposed resolution as the proxy considers appropriate.

(f)	If a proxy is appointed to vote on a particular resolution by more than one member, that proxy:

(i)	may vote on a show of hands in the same way if each instrument appointing the proxy directs the proxy to vote in the same way or does not direct the proxy how to vote; and

(ii)	may not vote on a show of hands unless each instrument appointing the proxy and directing the proxy to vote in a particular way directs the proxy to vote in the same way.

7.4	Proxy and attorney instruments to be received by Company

(a)

An instrument purporting to appoint a proxy or attorney is not effective unless it is received, together with any additional documentation, including a copy of the power of attorney (certified or notarised by a notary public as a true copy of the original), by the Company:

(i)	at least 48 hours before the general meeting or, as the case may be, the postponed or adjourned general meeting; or

(ii)

where rule 7.4(d) applies, such shorter period before the time for holding the general meeting or, as the case may be, postponed or adjourned general meeting, as the Company determines in its discretion, at any of the following:

(iii)	the registered office; or

(iv)	a place, facsimile number or electronic address specified for that purpose in the notice of the general meeting.

(b)

For the purposes of rule 7.4(a), a proxy instrument received at an electronic address specified in the notice of general meeting for the receipt of proxy instruments or otherwise received by the Company in accordance with the Corporations Act is taken to have been signed or executed if the appointment:

(i)	includes or is accompanied by a personal identification code allocated by the Company to the member making the appointment;

(ii)	has been duly authorised by the member in another manner approved by the directors and specified in or with the notice of meeting; or

(iii)	is otherwise authenticated in accordance with the Corporations Act.

(c)

The Company is entitled to clarify with a member any instruction on an instrument appointing a proxy or attorney which is received by the Company within the period referred to in rule 7.4(a)(i) or 7.4(a)(ii) (as applicable) by written or verbal communication. The Company, at its discretion, is entitled to amend the contents of any instrument appointing a proxy or attorney to reflect any clarification in instruction and the member at that time is taken to have appointed the Company as its attorney for this purpose.

(d)

Where an instrument appointing a proxy or attorney has been received by the Company within the period specified in rule 7.4(a)(i) and the Company considers that the instrument has not been duly executed, the Company, in its discretion, may:

(i)	return the instrument appointing the proxy or attorney to the appointing member; and

(ii)	request that the member duly execute the instrument and return it to the Company within the period determined by the Company under rule 7.4(a)(ii) and notified to the member.

An instrument appointing a proxy or attorney which is received by the Company in accordance with this rule 7.4(d) is taken to have been validly received by the Company.

7.5	Power to demand poll

A proxy or attorney may demand, or join in demanding, a poll.

7.6	Revocation of proxy or attorneys

A member may revoke the appointment of a proxy or attorney appointed by it by notice to the Company stating that the appointment of a proxy or attorney is revoked or by appointing a new proxy or attorney.

7.7	Validity of votes of proxy or attorney

A vote cast by a proxy or attorney will be valid unless not less than 48 hours before the start of a general meeting (or, in the case of an adjourned or postponed general meeting, any lesser time that the directors or the chair of the meeting decide) at which a proxy or attorney votes, the Company receives notice of:

(a)	the member who appointed the proxy or attorney ceasing to be a member;

(b)	the revocation of the instrument appointing the proxy or attorney;

(c)	the appointment of a new proxy or attorney; or

(d)	the revocation of any power of attorney under which the proxy or attorney was appointed.

7.8	Appointment of Representative

(a)	Subject to this Constitution, if a member is a body corporate, it may appoint a natural person as its Representative to exercise on its behalf any or all of the powers it may exercise:

(i)	at meetings of the members; or

(ii)	at meetings of creditors or debenture holders.

(b)	The appointment of a Representative may be a standing one.

7.9	Authority to act as Representative

(a)	An appointment of a Representative must be in writing and be signed by the body corporate appointing the Representative and state:

(i)	the member’s name and address;

(ii)	the Company’s name;

(iii)	the Representative’s name or the name of the office held by the Representative; and

(iv)	the general meeting at which the Representative may act, or if the appointment is a standing one, a clear statement to that effect.

(b)	The instrument appointing the Representative may restrict the exercise of any power.

7.10	Instrument to be received by the Company

(a)

An instrument purporting to appoint a Representative is not valid unless it is received by the Company at least 48 hours before the general meeting or, in the case of an adjourned meeting, at least 48 hours before the resumption of an adjourned general meeting.

(b)	An instrument appointing a Representative must be received by the Company at any of the following:

(i)	the registered office; or

(ii)	a place, facsimile number or electronic address specified for that purpose in the notice of the general meeting.

7.11	Revocation of appointment of Representative

A member may revoke the appointment of a Representative appointed by it by notice to the Company stating that the appointment of the Representative is revoked or by appointing a new Representative.

7.12	Validity of votes of Representative

A vote cast by a Representative will be valid unless before the start of the general meeting (or, in the case of an adjourned or postponed general meeting, not less than 48 hours before the resumption of the adjourned or postponed general meeting) at which a Representative votes:

(a)	the member who appointed the Representative ceases to be a member; or

(b)	the Company has received notice of the revocation of the instrument appointing the Representative.

7.13	No liability

The Company is not responsible for ensuring:

(a)	any directions provided in the instrument appointing the proxy or attorney or the way in which a proxy or attorney is to vote on a particular resolution are complied with; and

(b)	that the terms of appointment of a Representative are complied with, and accordingly is not liable if those directions or terms are not complied with.

8	Voting at general meetings

8.1	Decisions of a general meeting

Except as required by the Corporations Act, questions or resolutions arising for determination at a general meeting will be decided by a majority of votes cast by members present in person or by proxy (excluding any member who abstains from voting).

8.2	Casting vote

If on any ordinary resolution an equal number of votes is cast for and against a resolution, the chair has a casting vote in addition to any vote cast by the chair as a member.

8.3	Membership at a specified time

The Board may determine, for the purposes of a particular meeting of members, that all Securities that are quoted on an Exchange at a specified time before the meeting are taken to be held at the time of the meeting by the persons who hold them at the specified time. The determination must be made in accordance with the Corporations Act.

8.4	Voting rights

(a)	Subject to this Constitution and the terms on which Securities are issued, at a general meeting:

(i)	on a show of hands:

(A)	if a member has appointed two proxies, neither of those proxies may vote;

(B)	a member who is present and entitled to vote and is also a proxy, attorney or Representative of another member has one vote; and

(C)	subject to rules 8.4(a)(i)(A) and 8.4(a)(i)(B), every individual present who is a member, or a proxy, attorney or Representative of a member, entitled to vote, has one vote; and

(ii)	on a poll every member entitled to vote who is present in person or by proxy, attorney or Representative or who has submitted a valid direct vote under rule 8.5(a):

(A)	has one vote for every fully paid share held; and

(B)

subject to rule 8.4(a)(iii) and 8.4(e), in respect of each partly paid share held has a fraction of a vote equal to the proportion which the amount paid bears to the total issue price of the share; and

(iii)	unless:

(A)	otherwise provided in the terms on which shares are issued, in calculating the fraction of a vote which the holder of a partly paid share has, the Company must not count an amount:

(B)	paid in advance of a call; or

(C)	credited on a partly paid share without payment in money or money’s worth being made to the Company.

(b)

A joint holder may vote at a meeting either personally or by proxy, attorney or Representative as if that person was the sole holder. If more than one joint holder tenders a vote in respect of the relevant shares, the vote of the holder named first in the Register who tenders a vote, whether in person or by proxy, attorney or Representative, must be accepted to the exclusion of the votes of the other joint holders.

(c)

Subject to any applicable law, a parent or guardian of a natural person who is a minor may vote at any general meeting in respect of Securities registered in the name of the minor if the parent or the guardian produces evidence required by the directors to demonstrate parenthood or appointment as guardian. Any vote cast by a parent or guardian in respect of any Security registered in the name of the minor that has produced such evidence will be counted and any vote cast by the minor will not be counted.

(d)

A person entitled to the transmission of a Security under rule 4.6, 4.7 or 4.8 may vote at a general meeting in respect of that Security in the same way as if that person were the registered holder of the Security if, at least 48 hours before the meeting (or such shorter time as the directors determines), the directors:

(i)	admitted that person’s right to vote at that meeting in respect of the Security; or

(ii)	were satisfied of that person’s right to be registered as the holder of, or to transfer, the share.

Any vote duly tendered by that person must be accepted and the vote of the registered holder of those shares must not be counted.

(e)	A member is not entitled to vote in respect of any Security on which a call or instalment of a call is due and payable but is unpaid.

8.5	Direct voting

(a)

A member who is entitled to attend and vote on a resolution at a general meeting may, where the directors so determine, vote by electronic or other means at that general meeting. Any vote so admitted is referred to as a ‘direct vote’. The directors may, in their absolute discretion, determine the means by which a direct vote may be cast which may include:

(i)	post;

(ii)	facsimile; or

(iii)	other electronic means.

(b)	A direct vote on a resolution at a meeting in respect of a Security cast in accordance with rule 8.5(a) is of no effect and will be disregarded:

(i)	if, at the time of the resolution, the person who cast the direct vote:

(A)	is not entitled to vote on the resolution in respect of the Security; or

(B)	would not be entitled to vote on the resolution in respect of the share if the person were present at the meeting at which the resolution is considered;

(ii)	if, had the vote been cast in person at the meeting at which the resolution is considered:

(A)	the vote would not be valid; or

(B)	the Company would be obliged to disregard the vote; and

(iii)	if the direct vote was cast otherwise than in accordance with any regulations, rules and procedures prescribed by the directors under rule 8.5(a).

(c)

Subject to any rules prescribed by the directors, if the Company receives a valid direct vote on a resolution in accordance with rule 8.5(a) and 8.5(b) and, prior to, after or at the same time as receipt of the direct vote, the Company receives an instrument appointing a proxy, attorney or Representative to vote on behalf of the same member on that resolution, the Company may regard the direct vote as effective in respect of that resolution and disregard any vote cast by the proxy, attorney or Representative on the resolution at the meeting.

(d)

A direct vote by a member is not revoked by the member attending the meeting unless the member instructs the Company (or at the Company’s instruction, the share registry of the Company) prior to the meeting that the member wishes to vote in person on any or all of the resolutions to be put before the meeting, in which case the direct vote by the member is revoked.

8.6	Proxy vote to be identified

Before a vote is taken the chair must inform the members present whether any proxy votes have been received and, if so, how the proxy votes are to be cast.

8.7	Objection to right to vote

(a)	A challenge or dispute in relation to a right to vote at a general meeting:

(i)	may only be made at that general meeting; and

(ii)	must be determined by the chair.

(b)	A determination made by the chair in relation to a challenge or dispute in relation to a right to vote is binding on all members and is final.

8.8	Voting on resolution

(a)	At any general meeting, a resolution put to a vote must be determined by a show of hands unless a poll is demanded in accordance with this Constitution.

(b)

At any general meeting, unless voting is conducted by way of a poll, a declaration by the chair following a vote on a show of hands that a resolution has either been passed or lost is conclusive evidence of that fact without proof of the number or proportion of votes recorded for or against such resolution.

8.9	Chair may determine to take a poll

The chair of a general meeting may determine that a poll be taken on any resolution.

8.10	Right to demand poll

(a)	A poll may be demanded on any resolution at a general meeting other than the election of a chair or the question of an adjournment.

(b)	A demand for a poll may be made by:

(i)	at least five members entitled to vote on the resolution; or

(ii)	members with at least five percent of the votes that may be cast on the resolution on a poll.

8.11	Procedure for demanding poll

(a)	A poll may be demanded:

(i)	before a vote on a show of hands is taken;

(ii)	before the result of a vote on a show of hands is declared; or

(iii)	immediately after the result of a vote on a show of hands is declared.

(b)	If a poll is demanded, it may be taken in the manner and at the time and place (or places) as the chair directs.

(c)	The demand for a poll may be withdrawn with the chair’s consent.

(d)	A demand for a poll does not prevent the general meeting continuing for the transaction of any business.

8.12	Minutes

(a)	Within one month after each general meeting, the directors must record or cause to be recorded in the minute book of the Company:

(i)	the proceedings and resolutions of each general meeting;

(ii)	any declarations at each general meeting; and

(iii)	any information in relation to proxy votes which is required by the Corporations Act.

(b)	The minute books must be kept at the registered office.

(c)	Members may inspect the minute books between the hours of 9:00 am and 5:00 pm on any Business Day. No amount may be charged for inspection.

9	Directors

9.1	Number of directors

(a)	The Board may decide the number of directors (not counting alternate directors) but that number must be:

(i)	at least three; and

(ii)	not more than 12,

unless the Company in general meeting resolves otherwise if required under the Corporations Act. The directors must not determine a maximum which is less than the number of directors in office at the time the determination takes effect. At least two directors must reside ordinarily in Australia.

(b)	The Directors and Secretary in office on the date this Constitution becomes effective, continue in office subject to this Constitution.

9.2	Appointment of directors

(a)	Subject to this Constitution, the Company may by resolution at a general meeting appoint a natural person as a director.

(b)	A director need not hold any Securities in the Company.

(c)

Subject to this Constitution, the directors may by resolution appoint a natural person as a director either as an additional director or to fill a casual vacancy provided the total number of directors do not exceed the maximum number of directors permitted under this Constitution.

(d)

An appointment of a person as a director is not effective unless a signed consent to the appointment is provided by that person to the Company. The appointment of a person as a director will take effect on the later of the date of appointment and the date on which the Company receives the signed consent.

9.3	Confirmation of appointment

(a)

If a person is appointed as a director by the Board, the Company must confirm the appointment at the next annual general meeting. If the appointment is not confirmed, the person ceases to be a director at the conclusion of the annual general meeting.

9.4	Eligibility

(a)	A person is eligible for election to the office of director at a general meeting only if one or more of the following apply:

(i)	the person is in office as a director immediately before that meeting;

(ii)	the person has been nominated by the Board for election at that meeting; or

(iii)	the person who is suitably qualified and experienced has been nominated by members with at least five percent of the votes that may be cast at any general meeting; but

(b)	in each case, no more than 90 Business Days before the meeting.

9.5	Removal of director

(a)	The Company may remove a director by resolution at a general meeting.

(b)	Subject to the Corporations Act, at least two months’ notice must be given to the Company of the intention to move a resolution to remove a director at a general meeting.

(c)	If notice of intention to move a resolution to remove a director at a general meeting is received by the Company, the director must be given a copy of the notice as soon as practicable.

(d)	The director must be informed that the director may:

(i)	submit a written statement to the Company for circulation to the members before the meeting at which the resolution is put to a vote; and

(ii)	speak to the motion to remove the director at the general meeting at which the resolution is to be put to a vote.

9.6	Cessation of directorship

A person ceases to be a director and the office of director is vacated if the person:

(a)	is removed from office as a director by a resolution of the Company at a general meeting or in accordance with the Corporations Act;

(b)	resigns as a director in accordance with this Constitution;

(c)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

(d)	becomes bankrupt or insolvent or makes any arrangement or composition with his or her creditors generally;

(e)

is convicted on indictment of an offence and the directors do not within one month after that conviction, resolve to confirm the director’s appointment or election (as the case may be) to the office of director;

(f)	dies;

(g)	is disqualified from acting as a director under the Corporations Act;

(h)

is absent from Board meetings for a continuous period of six consecutive months without leave of absence from the directors and a majority of the other directors have not, within 10 Business Days of having been given a notice by the secretary giving details of the absence, resolved that a leave of absence be granted; or

(i)	ceases to be employed and rule 11.2(e) applies.

9.7	Election and retirement of directors

(a)

At each annual general meeting, one-third of the directors are subject to retirement by rotation (or, if the number of directors is not a multiple of three then the number nearest to but not exceeding one-third of the directors must retire from office as directors), provided that no director may retain office for more than three years or past the third annual general meeting following the director’s appointment, whichever is the longer. An election of directors must take place each year.

(b)

The directors to retire by rotation at each annual general meeting must include any director who wishes to retire and does not wish to be re-appointed as a director. Any further director required to retire must be the director who has been in office the longest as director.

(c)

If there are two or more directors that have been in office for an equal amount of time, and an agreement cannot be reached between those directors on who will retire, the director or directors who will retire will be determined in any manner determined by the chair and if the chair is not able and/or willing to act, by the deputy chair (if any).

(d)	A retiring director is eligible for re-appointment.

(e)	The Company may by resolution at an annual general meeting fill an office vacated by a director under this rule 9.7 by electing or re-electing an eligible person to that office.

(f)

The retirement of a director from office and the re-election of a director or the election of any new director will not become effective until the end of the meeting at which the retirement and re-election or election occur.

(g)

If a director required to retire under rules 9.3(a) or 9.7(a) ceases for any reason to be a director between the date of the notice calling the relevant meeting and the date of the meeting, no other director is required to retire at that meeting unless required to do so by the Corporations Act or the Listing Rules.

9.8	Resignation of directors

A director may resign from the office of director by giving notice of resignation to the Company at its registered office.

9.9	Remuneration of directors

(a)

Subject to the requirements of the Corporations Act, the non-executive directors will be remunerated for their services as directors by an amount or value of remuneration each year (if any) as the compensation committee of the Company determines.

(b)	The remuneration for non-executive directors must be a fixed amount or value and not a commission on or percentage of profits or operating revenue.

(c)

The aggregate maximum amount of remuneration for non-executive directors must not be increased except with the prior approval of the Company in general meeting. Particulars of the amount of the proposed increase and the new maximum amount or value that may be paid to the non-executive directors as a whole must be detailed in the notice convening the meeting.

(d)	The directors may:

(i)

at any time after a director dies or ceases to hold office as a director for any other reason, pay or provide to the director or a legal personal representative, spouse, relative or dependent of the director, in addition to the remuneration of that director under this rule 9.9, a pension or benefit for past services rendered by that director; and

(ii)

cause the Company to enter into a contract with the director or legal personal representative, spouse, relative or dependent of the director to give effect to such a payment or provide for such a benefit.

9.10	Reimbursement of expenses

Directors and alternates are entitled to be reimbursed by the Company for reasonable costs and expenses incurred or to be incurred in connection with attending to the Company’s affairs, including attending and returning from general meetings of the Company or meetings of the directors or committees of the Board.

9.11	Extra services

If a director, with the approval or at the request of the directors, performs extra services or makes any special exertions for the benefit of the Company, the directors may cause that director to be paid out of the funds of the Company such special and additional remuneration as the directors decide is appropriate having regard to the value to the Company of the extra services or special exertions. Any amount paid will not form part of the aggregate remuneration permitted under this Constitution.

9.12	Pensions and similar benefits

The Board may establish or support, or assist in the establishment or support, of funds and trusts to provide pension, retirement, superannuation or similar payments or benefits to or in respect of the directors or former directors and grant pensions or allowances to those persons or their dependents, either by periodic payment or a lump sum.

9.13	Director’s interests

(a)

Any director who has a material personal interest in a contract or proposed contract of the Company, holds any office or owns any property such that the director might have duties or interests which conflict with, or which may conflict, either directly or indirectly, with the director’s duties or interests as a director, must give the directors notice of the interest at a meeting of directors.

(b)	A notice of a material personal interest must set out:

(i)	the nature and extent of the interest; and

(ii)	the relation of the interest to the affairs of the Company.

(c)	The notice must be provided to the directors at a Board meeting as soon as practicable.

(d)	A director who has a material personal interest in a matter that is being considered at a Board meeting must not, except where permitted under the Corporations Act:

(i)	vote on the matter at a meeting; or

(ii)	be present while the matter is being considered at the meeting, and accordingly will not count for the purposes of determining whether there is a quorum.

(e)	Subject to the Corporations Act, no director is disqualified from office due to the fact that such director holds any other office or association:

(i)	with the Company;

(ii)	with any of the Company’s subsidiaries;

(iii)	with any company in which the Company is or becomes a shareholder or otherwise interested; or

(iv)	arising from contracting or arranging with the Company or any other company referred to in rules 9.13(e)(ii) or 9.13(e)(iii), either as vendor, purchaser or otherwise.

(f)

A contract or arrangement entered into by or on behalf of the Company in which a director is in any way interested (including any contract referred to in rule 9.13(e)) is not invalid or voidable merely because the director holds office as a director or because of the fiduciary obligations arising from that office.

(g)

A director who is interested in any arrangement involving the Company is not liable to account to the Company for any profit realised under the arrangement merely because the director holds office as a director or because of the fiduciary obligations arising from that office, provided that the director complies with the disclosure requirements applicable under rules 9.13(a) and 9.13(b) and under the Corporations Act regarding that interest.

9.14	Powers and duties of directors

(a)	Subject to this Constitution, the Corporations Act, the activities of the Company are to be managed by, or under the direction of, the directors.

(b)

Subject to this Constitution, the Corporations Act, the directors may exercise all rights, powers or capacities of the Company that are not required to be exercised by the Company in a general meeting.

(c)	Without limiting rule 9.14(b), the powers of the directors include the power to:

(i)	borrow or otherwise raise money;

(ii)	mortgage, charge (including in the form of a floating charge) any of the Company’s assets (both present and future); and

(iii)	issue debentures and other Securities.

(d)	The Board may delegate any of its powers to:

(i)	a director;

(ii)	a committee of directors;

(iii)	an employee of the Company; or

(iv)	any other person.

9.15	Negotiable instruments

All negotiable instruments and all receipts for money paid to the Company must be signed, drawn, accepted, endorsed or otherwise executed in such manner as the directors may determine.

9.16	Alternate directors

(a)	A director may, with the approval of a majority of the other directors, appoint a person to be the director’s alternate for such period and on such terms as the director decides.

(b)	The Board may impose conditions on the appointment of an alternate director, including the terms on which the alternate is appointed.

(c)	An alternate director may, but need not be, a member.

(d)	A person may act as an alternate director for more than one director.

(e)	An alternate is not an agent of the director appointing the alternate.

(f)	The Company is not responsible for ensuring that the terms of appointment of an alternate are complied with and accordingly, is not liable if those terms are not complied with.

(g)

An alternate is not entitled to receive any fee (or other remuneration) from the Company for services performed as an alternate but will be entitled to reimbursement for reasonable costs and expenses incurred in connection with attendance at meetings of the directors.

(h)

If the notice appointing the alternate provides that the alternate is to receive notice of Board meetings, the Company must provide each alternate with notice. By notice to the Company, the director who appointed an alternate may at any time require that the notice of Board meetings cease to be given to the alternate.

(i)	If an appointing director is not present at any meeting of the directors, that director’s alternate director may exercise any powers that the appointing director may exercise.

(j)	An alternate director is entitled, if the appointing director does not attend a meeting of the directors, to attend and vote in place of the appointing director.

(k)	An alternate is entitled to a vote for each director that the alternate represents in addition to any vote the alternate may have as a director in the alternate’s own right.

(l)	A director who appointed an alternate may terminate or suspend the appointment of the alternate at any time by notice to the alternate, the directors and the Company.

(m)	An alternate may terminate the alternate’s appointment at any time by notice to the directors and the Company.

(n)	A termination of appointment does not take effect until the Company has received notice of termination.

(o)	An alternate ceases to be an alternate if the person who appointed that alternate ceases to be a director.

10	Board meetings

10.1	Convening meetings

(a)	A director may at any time convene a Board meeting by notice to the other directors.

(b)	The secretary must, if requested by a director, call a meeting of the directors.

10.2	Notice of meetings

(a)	Not less than 48 hours’ notice of each Board meeting must be given to the directors and each alternate entitled to receive notice (if any).

(b)	Each notice must state:

(i)	the date, time and place (or places) of the Board meeting;

(ii)	the general nature of the business to be conducted at the Board meeting; and

(iii)	any proposed resolutions.

10.3	Omission to give notice

No resolution passed at or proceedings of any Board meeting will be invalid because of any unintentional omission or error in giving or not giving notice of:

(a)	that Board meeting;

(b)	any change of place (or places) of that Board meeting;

(c)	postponement of that Board meeting; or

(d)	resumption of that adjourned Board meeting.

10.4	Use of technology

(a)	A Board meeting may be convened or held using telephone or other electronic means.

(b)

If a number of directors equal to the quorum is able to hear or to see and to hear each other director contemporaneously using telephone or electronic means, there is a meeting and a quorum is present. The rules relating to meetings of directors apply to each such meeting as determined by the chair of the meeting.

(c)	A director participating at a meeting using technology consented to by all directors is treated as being present in person at the meeting.

(d)	A meeting using technology consented to by all directors is to be taken to be held at the place determined by the chair of the meeting.

(e)	A director may not leave a meeting using technology consented to by all directors unless the chair consents to that director leaving.

(f)

A director is presumed conclusively to have been present and to have formed part of a quorum at all times during a meeting using technology consented to by all directors, unless the chair consents to that director leaving in which case that director will be treated as having been present until that director leaves.

10.5	Quorum at meetings

(a)	No business may be transacted at a meeting of the directors unless a quorum is present at the time the meeting proceeds to business.

(b)	A quorum at a Board meeting is at least two of the directors present in person. The quorum must be present at all times during the Board meeting.

(c)

If there is a vacancy in the office of a director, the remaining directors may act, provided however if the number of directors is not sufficient to constitute a quorum, they may act only in an emergency or to increase the number of directors to a number sufficient to constitute a quorum or call a general meeting.

10.6	Chair of meetings

(a)	The directors may elect one of their number as chair. The person that has been elected as chair may chair each subsequent Board meeting unless and until the directors determine otherwise.

(b)	The directors may from time to time appoint a deputy chair who in the absence of the chair at a meeting of the directors may exercise all the power and authorities of the chair.

(c)	The election of a chair or deputy chair by the directors must be made by majority vote.

(d)

If the chair is not present within 30 minutes after the time appointed for a Board meeting or if the chair is unwilling or unable to act as chair for the whole or any part of that Board meeting, the deputy chair will act as chair of the meeting or, if the deputy chair is not present or is unwilling or unable to act, the directors present may elect a director present to chair that Board meeting.

10.7	Passing resolutions at meetings

(a)	A resolution of the directors must be passed by a majority of the votes cast by the directors entitled to vote on the resolution (excluding any director who abstains from voting).

(b)	Subject to this Constitution and the Corporations Act, each director present at a Board meeting in person or by alternate has one vote.

10.8	Casting vote

(a)	Subject to rule 10.8(b), if an equal number of votes is cast for and against a resolution, the chair has a casting vote in addition to any vote cast by the chair as a director.

(b)	Where only 2 directors are present or entitled to vote at a meeting of directors and the votes are equal on a proposed resolution:

(i)	the chair of the meeting does not have a second or casting vote; and

(ii)	the proposed resolution is taken as lost.

10.9	Conduct of meetings

The chair of each Board meeting has charge of the conduct of that meeting, of the procedures to be adopted and the application of those procedures at that meeting.

10.10	Written resolutions

(a)	The Board may pass a resolution without a Board meeting being held if:

(i)	written notice of the resolution has been given to all directors; and

(ii)

all directors entitled to vote on the resolution (excluding any director on an approved leave of absence, any director who disqualifies himself or herself from considering the resolution in question and any director who would be prohibited by the Corporations Act from voting on the resolution in question) assent to a document containing a statement that they are in favour of the resolution set out in the document.

(b)	A director may consent to a written resolution by:

(i)	signing the document containing the resolution (or a copy of that document); or

(ii)	notifying a secretary or chair of the directors of the assent of the director by any technology including by fax or email.

(c)	The resolution is passed when the last director has assented to the document.

(d)	Separate copies of a document may be used for signing by the directors if the wording of the resolution is identical in each copy.

(e)

Where a director signifies assent to a document under rule 10.10(b) other than by signing the document, the director must by way of confirmation sign the document before or at the next meeting of the Board attended by that director. The resolution the subject of a document is not invalid if a director does not comply with this requirement.

(f)

For the purposes of rule 10.10(a), the references to directors include any alternate director appointed by a director who is not available to assent to the document or is otherwise unable to assent to the document within a reasonable time, but do not include any other alternate directors.

10.11	Minutes of meetings

(a)	Within one month after each Board meeting, the directors must record or cause to be recorded in the minute book:

(i)	the proceedings and resolutions of each Board meeting; and

(ii)	all resolutions passed without a Board meeting.

(b)	The minute book must be kept at the registered office of the Company.

(c)	The directors may inspect the minute book between the hours of 9:00 am and 5:00 pm on any Business Day. No amount may be charged for inspection.

10.12	Committee meetings

(a)	The directors may delegate any powers to a committee of directors.

(b)	A committee to which any powers have been delegated must exercise the powers delegated in accordance with any directions of the directors.

(c)

The provisions of this Constitution applying to meetings and resolutions of directors apply, so far as they can and with any necessary changes, to meetings and resolutions of a committee of directors, except to the extent they are contrary to any direction given under rule 10.12(b).

11	Executive officers

11.1	Secretary

(a)	The Company must have at least one secretary. The Board has the power to appoint a natural person to act as secretary on the terms and for such period as the directors may determine.

(b)	Any secretary appointed may be removed at any time by the directors.

11.2	Provisions applicable to all executive officers

(a)	A reference in this rule 11.2 to an executive officer is a reference to an executive director or secretary appointed under this Constitution.

(b)	Subject to any contract with the Company, the appointment of an executive officer may be for the period, at the remuneration and on the conditions the directors decide.

(c)	The remuneration payable by the Company to an executive officer must not include a commission on, or percentage of, operating revenue.

(d)	The directors may:

(i)	delegate to or give an executive officer any powers, discretions and duties they decide;

(ii)	withdraw, suspend or vary any of the powers, discretions and duties given to an executive officer; and

(iii)	authorise the executive officer to delegate any of the powers, discretions and duties given to the executive officer.

(e)

Unless the directors decide differently, the office of a director who is employed by the Company or by a subsidiary of the Company automatically becomes vacant if the director ceases to be so employed.

(f)	An act done by a person acting as an executive officer is not invalidated by:

(i)	a defect in the person’s appointment as an executive officer;

(ii)	the person being disqualified to be an executive officer; or

(iii)	the person having vacated office, if the person did not know that circumstance when the act was done.

12	Execution of documents

Without limiting the ways in which the Company can execute documents under the Corporations Act and subject to this Constitution, the Company may execute a document if the document is signed by:

(a)	2 directors; or

(b)	a director and a secretary; or

(c)	any other person or persons authorised by the directors for that purpose.

13	Inspection and access to records

(a)

A person who is not a director does not have the right to inspect any of the board papers, books, records or documents of the Company, except as provided by law, or this Constitution, or as authorised by the directors, or by resolution of the members.

(b)

The Company may enter into contracts with its directors or former directors agreeing to provide continuing access for a specified period after the director ceases to be a director to Board papers, books, records and documents of the Company which relate to the period during which the director or former director was a director on such terms and conditions as the directors think fit and which are not inconsistent with this rule 13.

(c)	The Company may procure that its subsidiaries provide similar access to board papers, books, records or documents as that set out in rules 13(a) and 13(b).

(d)	This rule 13 does not limit any other rights of the directors or former directors.

14	Distributions

14.1	Dividends

(a)	Subject to the Corporations Act and this Constitution, the directors may determine or declare that a dividend (whether interim, final or otherwise) is payable and fix:

(i)	the amount of the dividend;

(ii)	the time for payment; and

(iii)	the method of payment.

(b)

The Board may rescind a determination to pay a dividend at any time before the dividend is declared, if the directors determine that the Company’s financial position no longer justifies payment of the dividend.

(c)	The Board may pay any dividend required to be paid under the terms of issue of any Security.

(d)	Payment of a dividend does not require confirmation at a general meeting.

(e)	The Board may deduct from any dividend payable to any member any amount presently due but unpaid by that member to the Company.

(f)

The Board will determine the method of payment of a dividend which may include the payment of cash, the issue of Securities or securities of any body corporate, the grant of options or the distribution of assets.

(g)	Interest is not payable on a dividend.

(h)	To the extent permitted by law, the directors may resolve to pay a dividend out of any available account, including the capital of the Company.

14.2	Unpaid calls and other amounts

(a)

Subject to this Constitution and the terms on which Securities (or class of Securities) are issued, the directors may retain the dividends payable on shares in respect of which there are any unpaid calls.

(b)	Subject to rule 14.2(a), the directors may retain from any dividend payable to a member any amount presently payable by the member to the Company and apply the amount retained to the amount owing.

14.3	Manner and method of payment

(a)

The directors may decide the method of payment of any dividend or other amount in respect of a Security. Without limiting any other method of payment which the Company may adopt, a dividend may be paid:

(i)	by cheque sent by post or by courier to the addresses of each member or to an address directed by that member or joint holder, as the case may be;

(ii)

by electronic funds transfer to an account (of a type approved by the directors) nominated by and in the name of each member, and in the case of any joint holder of any share, to the account (of a type approved by the directors) nominated by and in the name of the joint holder whose name appears first in the Register; or

(iii)	in any other manner determined by the directors.

(b)	A cheque sent under rule 14.3(a)(i):

(i)	may be made payable to bearer or to the order of the member to whom it is sent or any other person the member directs; and

(ii)	is sent at the member’s risk.

(c)	If:

(i)	a member does not have a registered address or the Company believes that a member is not known at the member’s registered address; or

(ii)	the directors determine that dividends will be paid in cash by electronic funds transfer in accordance with rule 14.3(a)(ii) and:

(A)	no account (of a type approved by the directors) is nominated by a member; or

(B)	the electronic funds transfer into a nominated account is rejected or refunded,

the Company may credit the amount payable to an account of the Company (Company Account) to be held until the member claims the amount payable or nominates a valid account into which payment may be made.

(d)	The Company does not hold any money in the Company Account as a trustee and no interest will be paid to the member on monies held in the Company Account unless the directors determine otherwise.

(e)	An amount credited to the Company Account is treated as paid to the member at the time it is credited to the Company Account.

(f)	To the extent permitted by law, if:

(i)	a cheque for an amount payable under rule 14.3(a)(i) is not presented for payment; or

(ii)	an amount is held in the Company Account,

for more than 11 calendar months, the directors may reinvest the amount, after deducting reasonable expenses, into shares in the Company on behalf of, and in the name of, the member concerned. The shares may be acquired on market or by way of new issue at a price the directors accept to be the market price at the time.

(g)

If the Board exercises its power to reinvest under rule 14.3(f) and there are residual amounts remaining, the residual amounts may be retained in the Company Account or donated to a charity on behalf of the member, as the directors decide.

(h)

The Company’s liability to pay the relevant dividend amount in respect of a member to which this rule 14.3 applies, is discharged when shares are issued or transferred to that member in accordance with rule 14.3(f).

(i)	The Board may do anything necessary or desirable (including executing any document) on behalf of the member to effect the reinvestment under rule 14.3(f) or donation under rule 14.3(g).

(j)	The Board may determine other rules to regulate the operation of this rule 14.3 and may delegate their power under this rule to any person.

14.4	Transfer of assets

(a)

The Board may direct payment of a dividend wholly or partly by the distribution of specific assets (including Securities or securities of any body corporate) to some or all of the members. The Board may determine in respect of the payment of any dividend to allow members to elect to receive the amount of the dividend to which that member is entitled in Securities instead of in cash.

(b)	To give effect to any direction, the directors may do all things that it considers appropriate including:

(i)	fixing the value for distribution of any specific asset or any part of any such asset; or

(ii)	making a cash payment to any member to adjust the value of distributions made to members.

14.5	Record Date

(a)

Subject to the Listing Rules, the directors will determine the date (Record Date) which will be the date on which persons who are members at midnight at the end of that date will be entitled to receive the dividend.

(b)

A transfer of any Security that has not been registered or left with the Company for registration on or before midnight on the Record Date is not effective (as against the Company) to pass any right or entitlement in respect of a dividend payable to holders of Securities as at the Record Date.

14.6	Entitlement to dividends

Subject to the terms on which shares (or any class of shares) are issued, all dividends will be payable equally on all shares, save and except that a partly paid share confers an entitlement on the holder only to that proportion of the dividend that the amount actually paid (not credited as paid) on that share bears to the total amounts paid and payable on the shares.

14.7	Unclaimed dividends

Subject to the Corporations Act and any other applicable law, the directors may apply the amount of unclaimed dividends in investments for the benefit of the Company.

14.8	Capitalisation of profits

(a)	Subject to the Corporations Act, this Constitution and the terms of issue of Securities (or class of Securities), the directors may capitalise any amount:

(i)	forming part of the undivided profits of the Company;

(ii)	representing profits arising from an ascertained accretion to capital or a revaluation of the assets of the Company;

(iii)	arising from the realisation of any assets of the Company; or

(iv)	otherwise available for distribution as a dividend.

(b)	The directors may resolve that all or any part of any capitalised amount is to be applied in:

(i)	paying up any amount unpaid on any Security;

(ii)	paying up in full unissued Securities to be issued to members as fully paid; or

(iii)	partly paying up any amount unpaid on any Security and paying up in full unissued Securities to be issued as fully paid.

(c)	Each member is entitled to benefit from any such capitalisation on the same basis that that member is entitled to dividends.

14.9	Additional powers

(a)

To give effect to any resolution to reduce the capital of the Company, to satisfy any dividend under rule 14.1(f) or to capitalise any amount under rule 14.8, the directors may do all things that it considers appropriate including:

(i)	disregarding any fractional entitlement to any Security;

(ii)	making a cash payment in respect of any fractional entitlement;

(iii)	fixing the value for distribution of any specific asset or any part of any such asset;

(iv)	making a cash payment to any member to adjust the value of distributions made to members; or

(v)

authorising any person, on behalf of members entitled to receive any specific assets, cash, shares or other Securities (as a result of the distribution or capitalisation) to enter into an agreement with the Company or any other person which provides, as appropriate, for the distribution or issue to those members of shares or other Securities credited as fully paid up or for payment by the Company on their behalf of the amounts (or any part thereof) remaining unpaid on their existing Securities, by applying their respective proportions of the amount resolved to be distributed or capitalised, which agreement will be binding on all members affected.

(b)	Any agreement made under an authority referred to in rule 14.9(a)(v) is effective and binds all members concerned.

(c)

If a distribution, transfer or issue of specific asset, Securities or securities of any body corporate to a particular member or members is in the directors’ discretion considered impracticable or contrary to any law of Australia or anywhere else in the world or would give rise to parcels of securities which do not constitute a marketable parcel, the directors may make a cash payment to those members or allocate the assets or securities to a trustee to be sold on behalf of, and for the benefit of, those members, instead of making the distribution, transfer or issue to those members.

(d)

If the Company distributes to members (either generally or to specific members) Securities or securities in another body corporate or trust (whether as a dividend or otherwise and whether or not for value), each of those members appoints the Company as his or her agent to do anything needed to give effect to that distribution, including:

(i)	agreeing to the member becoming a member of that body corporate;

(ii)	agreeing to the member being bound by the constitution of that body corporate; and

(iii)	executing any transfer of shares or securities, or other document required to give effect to the distribution of shares or other securities to that member.

14.10	Reserves

(a)	Subject to this Constitution, the directors may set aside out of the profits of the Company, any provision or reserve as it determines.

(b)	The Board may appropriate to the Company’s profits any amount previously set aside as a provision or reserve.

(c)

Any amount set aside as a provision or reserve does not have to be kept separate from any other asset of the Company and such amount may be used in the Company’s business or as the directors determine.

(d)	The Board may carry forward any part of the profits they consider should not be distributed as dividends or capitalised and need not transfer those profits to a reserve of provision.

14.11	Dividend reinvestment plan

The directors may:

(a)	establish a dividend reinvestment plan on terms they decide, under which:

(i)

the whole or any part of any dividend or interest due to members or holders of any convertible Securities of the Company who participate in the plan on their shares or any class of shares or any convertible Securities; or

(ii)	any other amount payable to members,

may be applied in subscribing for or purchasing securities of the Company; and

(b)	amend, suspend, recommence or terminate a dividend reinvestment plan.

15	Notices

15.1	General

In this rule 15, a reference to a document includes a notice and a notification by electronic means.

15.2	Notices to holders of Securities

(a)	In addition to any other way allowed by the Corporations Act, a document may be given by the Company to a holder of a Security by being:

(i)	personally delivered;

(ii)	left at the holder’s current address as recorded in the Register or an alternate address nominated by that holder;

(iii)	sent to the holder’s address as recorded in the Register by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid air mail; or

(iv)

sent by fax, email or other electronic means (including by providing a Uniform Resource Locator link in any document or attachment) to the holder’s current fax number or electronic address nominated by that holder.

(b)	Documents for overseas Security holders must be forwarded by air mail, fax, email or in another way that ensures it will be received quickly.

(c)	A document may be given by the Company to the joint holders of a Security by giving it to the joint holder first named in the Register in respect of the Security.

(d)

A person who by operation of law, transfer or other means whatsoever becomes entitled to a Security is absolutely bound by every document given in accordance with this rule 15 to the person whom that person derives title prior to registration of that person’s title in the Register.

(e)	Where a holder of a Security does not have a registered address or where the Company believes that holder is not known at the holder’s registered address, all notices are taken to be:

(i)	given to the member if the notice is exhibited in the Company’s registered office for a period of 48 hours; and

(ii)	served at the commencement of that period.

15.3	Notices to directors

A document may be given by the Company to a director or alternate director by being:

(a)	personally delivered to him or her;

(b)	left at, or sent by pre-paid ordinary mail to, his or her usual residential or business address, or any other address he or she has supplied to the Company for giving notices; or

(c)	sent by fax, email or other electronic means to the fax number or electronic address he or she has supplied to the Company for giving notices.

15.4	Notices by directors to the Company

A document may be given by a director or alternate director to the Company by being:

(a)	delivered to the Company’s registered office;

(b)	sent by pre-paid ordinary mail to the Company’s registered office; or

(c)	sent by fax, email or other electronic means to the principal fax number or electronic address at the Company’s registered office.

15.5	Notices by post

(a)

Where a document is sent by post (including air mail), service of the notice is deemed to have occurred by properly addressing, prepaying and posting the document and it is deemed to have been received on the day after the date of its posting.

(b)

A certificate in writing signed by any manager, secretary or other officer of the Company that the envelope containing the document was so addressed, prepaid and posted is conclusive evidence of that fact.

15.6	Notices by fax, email or other electronic means

(a)	A document is given:

(i)	if sent by fax, when the sender’s fax machine produces a report that the fax was sent in full to the addressee; and

(ii)

if sent by email, when the information system from which the email was sent produces a confirmation of delivery report which indicates that the email has entered the information system of the recipient, unless the sender receives a delivery failure notification, indicating that the email has not been delivered to the information system of the recipient.

(b)

A certificate in writing signed by any manager, secretary or other officer of the Company that the document was sent by fax, email or other electronic means on a particular date is conclusive evidence of that fact.

15.7	After hours service

If a document is given:

(a)	after 5:00 pm in the place of receipt; or

(b)	on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt,

it is taken as having been given at 9:00 am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

15.8	Electronic signatures

A signature to any notice given by the Company under this rule 15 may be printed or affixed by some mechanical or other means.

16	Indemnity and insurance

16.1	Indemnity

(a)

To the extent permitted by and subject to the Corporations Act and any other applicable law, the Company must indemnify each officer, director and secretary of the Company or subsidiary of the Company in respect of any liability, loss, damage, cost or expense incurred or suffered or to be incurred or suffered by the officer, director or secretary in or arising out of the conduct of any activity of the Company or relevant subsidiary of the Company or the proper performance of any duty of that officer, director or secretary.

(b)	The indemnity in rule 16.1(a):

(i)	is enforceable without the officer, director, or secretary first having to make a payment or incur an expense;

(ii)

is enforceable by the officer, director or secretary notwithstanding that the officer, director or secretary has ceased to be an officer, director or secretary of the Company or relevant subsidiary of the Company; and

(iii)

applies to any liability, loss, damage, cost or expense incurred or suffered or to be incurred or suffered by the officer, director, or secretary whether incurred before or after the date of this Constitution.

16.2	Documenting indemnity

The Company may enter into an agreement containing an indemnity in favour of any officer, director or secretary on such terms as the directors determine.

16.3	Insurance

(a)

To the extent permitted by and subject to the Corporations Act, the Company may pay any premium in respect of a contract of insurance between an insurer and an officer, a director or secretary of the Company or subsidiary of the Company or any person who has been an officer, a director or secretary of the Company or subsidiary of the Company in respect of liability suffered or incurred in or arising out of the conduct of any activity of the Company or relevant subsidiary of the Company and the proper performance by the officer, director or secretary of any duty.

(b)	If the directors determine, the Company may execute a document containing rules under which the Company agrees to pay any premium in relation to such a contract of insurance.

17	Winding up

17.1	Distribution of surplus on winding up

(a)	Subject to this Constitution and the terms on which Securities (or any class of Securities) are issued, if the Company is wound up, any property that remains after satisfaction of:

(i)	all debts and liabilities of the Company; and

(ii)	the payment of the costs, charges and expenses of winding up,

must be distributed among the members in accordance with their respective rights.

(b)

Any amount that would otherwise be distributable to the holder of a partly paid Security under rule 17.1(a) must be reduced by the amount unpaid on that Security as at the date of distribution. Where the effect of such reduction is to reduce the distribution to a negative amount, the holder must contribute that amount to the Company.

17.2	Dividing property

(a)	If the Company is wound up, whether voluntarily or otherwise, the liquidator may, with the sanction of a special resolution:

(i)	divide amongst the members the whole or any part of the Company’s property; and

(ii)	decide how the division is to be carried out as between the members or classes of members.

(b)

Any division of property under this rule 17.2 need not accord with the legal rights of members and where it does not do so, a member may dissent and exercise the same rights as if the special resolution sanctioning the division was a special resolution passed under section 507 of the Corporations Act.

(c)	A member will not be compelled to accept any shares or other Securities upon a division of property under this rule 17.2 if there is any liability owing in respect of such share or other Security.

18	General

18.1	Currency

An amount payable to the holder of a share, whether by way of or on account of dividend, return of capital, participation in the property of the Company on a winding up or otherwise, may be paid, with the agreement of the holder or pursuant to the terms of issue of the share, in the currency of a country other than Australia and the directors may fix a date up to 30 days before the payment date as the date on which any applicable exchange rate will be determined for that purpose.

18.2	Submission to jurisdiction

Each member submits to the non-exclusive jurisdiction of the Supreme Court of the State or Territory in which the Company is taken to be registered for the purposes of the Corporations Act, the Federal Court of Australia and the courts which may hear appeals from those courts.

18.3	Prohibition and enforceability

(a)	Any provision of, or the application of any provision of, this Constitution which is prohibited in any place is, in that place, ineffective only to the extent of that prohibition.

(b)

Any provision of, or the application of any provision of, this Constitution which is void, illegal or unenforceable in any place does not affect the validity, legality or enforceability of that provision in any other place or of the remaining provisions in that or any other place.

Schedule

Terms of preference shares

1	In this schedule, Preference Share means a share issued under rule 2.3(a)(ii).

2	Each Preference Share confers on the holder the right to:

(a)	convert the Preference Share into an ordinary share if and on the basis the directors resolve at the time of issue;

(b)

receive a dividend, in priority to any payment of dividend on ordinary shares and any other class of shares as the directors resolve at the time of issue, at the rate or of the amount (which may be fixed or variable) and on the basis (including whether cumulative or not) the directors resolve at the time of issue;

(c)	in addition to the preferential dividend, participate with the ordinary shares in dividends determined by the directors if and on the basis the directors resolve at the time of issue;

(d)

in a winding up or on a reduction of capital, and on redemption in the case of a redeemable Preference Share, payment in priority to ordinary shares and any other class of shares as the directors resolve at the time of issue of:

(i)	the amount of any dividends due but unpaid on the Preference Share at the date of winding up or reduction of capital or, in the case of a redeemable Preference Share, the date of redemption; and

(ii)	any additional amount (which may include the amount paid or agreed to be considered as paid on the Preference Share) that the directors resolve at the time of issue;

(e)	a bonus issue or capitalisation of profits in favour of holders of Preference Shares only, if and to the extent the directors resolve at the time of issue of the Preference Share;

(f)

in addition to the rights pursuant to paragraphs 2(a) to 2(e) of this schedule, participate with the ordinary shares in profits and assets of the Company, including on a winding up, only if and to the extent that the directors resolve at the time of issue;

(g)	receive notices, reports and accounts and to attend and be heard at all meetings of members on the same basis as the holders of ordinary shares; and

(h)	vote at meetings of members only in the following circumstances:

(i)	on any matter considered at a meeting if, at the date of the meeting, the dividend (or part of a dividend) on the Preference Shares is due and payable but has not been paid;

(ii)	on a proposal to reduce the share capital of the Company (other than in connection with a redemption or buy-back of Preference Shares in accordance with the terms of their issue);

(iii)	on a resolution to approve the terms of a buy-back agreement (other than in connection with a redemption or buy-back of Preference Shares in accordance with the terms of their issue);

(iv)	on a proposal that affects rights attached to the Preference Shares;

(v)	on a proposal to wind up the Company;

(vi)	on a proposal for the disposal of the whole of the property, business and undertaking of the Company;

(vii)	on any matter considered at a meeting held during the winding up of the Company; and

(viii)	in any other circumstances that the directors resolve at the time of issue,

and is, on a poll on those matters, entitled to the number of votes specified in, or determined in accordance with, the terms of issue for the Preference Share.

3

In the case of a redeemable Preference Share, the Company must if required by the terms of issue for that share, at the time and place for redemption specified in, or determined in accordance with, those terms of issue, redeem that share and, subject to the giving or receiving of a valid redemption notice or other document (if any) required by those terms of issue, pay to or at the direction of the registered holder the amount payable on redemption of that share.

EXHIBIT G

FORM OF LOCK-UP AGREEMENT

[Attached]

Final Form

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is made and entered into as of [___], 2021, by and among the undersigned shareholders (each, a “Lock-Up Party” and, collectively, the “Lock-Up Parties”) of Tritium Holdings Pty Ltd, an Australian propriety company limited by shares (the “Company”), Decarbonization Plus Acquisition Corporation II, a Delaware corporation (“DCRN”), Tritium DCFC Limited, an Australian public company limited by shares (“NewCo”) and the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on May 25, 2021, DCRN, NewCo, Hulk Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of NewCo (“Merger Sub”), and the Company, entered into a Business Combination Agreement (the “Business Combination Agreement”), pursuant to which (i) Merger Sub will merge with and into DCRN, with DCRN surviving the merger as a wholly owned subsidiary of NewCo and the stockholders and warrant holders of DCRN receiving ordinary shares in the capital of NewCo (“NewCo Ordinary Shares”) and warrants to purchase NewCo Ordinary Shares, respectively, and (ii) the equity holders of the Company will enter into a Share Transfer Agreement pursuant to which they will transfer all of the issued and outstanding shares of the Company (the “Company Shares”) to NewCo in exchange for NewCo Securities (the “Business Combination”);

WHEREAS, each Lock-Up Party agrees to enter into this Agreement with respect to all Lock-Up Securities (as defined below) that such Lock-Up Party now or hereafter owns, beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or of record;

WHEREAS, each of NewCo, DCRN, the Company and each Lock-Up Party has determined that it is in its best interests to enter into this Agreement; and

WHEREAS, each Lock-Up Party understands and acknowledges that DCRN’s obligation to consummate the Business Combination is conditioned upon such Lock-Up Party’s execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.    Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Affiliate” of a specified person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (provided that if a Lock-Up Party is a venture capital, private equity or angel fund, no portfolio company of such Lock-Up Party will be deemed an Affiliate of such Lock-Up Party).

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Family Member” means with respect to any individual, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such individual or any trust created for the benefit of such individual or of which any of the foregoing is a beneficiary.

“Governmental Authority” means any United States federal, state, county, municipal or other local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body.

“Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lock-Up Securities” means any NewCo Securities Beneficially Owned by a Lock-Up Party as of the date hereof, other than any NewCo Securities acquired in open market transactions.

“NewCo Securities” means (a) any NewCo Ordinary Shares, (b) any NewCo Ordinary Shares issued or issuable upon the exercise of any warrant or other right to acquire such NewCo Ordinary Shares and (c) any equity securities of NewCo that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a) or (b) by way of conversion, dividend, share split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction.

“Permitted Transferee” means with respect to any Person, (a) any Family Member of such Person, (b) any Affiliate of such Person or to any investment fund or other entity controlled or managed by such Person, (c) any Affiliate of any Family Member of such Person, (d) if the undersigned is a corporation, partnership, limited liability company or other business entity, its shareholders, partners, members or other equityholders, and (e) the Company or NewCo in connection with the repurchase of Company Shares or NewCo Ordinary Shares issued pursuant to equity awards granted under an equity incentive plan or other equity award plan.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b), excluding entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby.

2.    Lock-Up.

2.1    Lock-Up. Each Lock-Up Party severally, and not jointly, agrees with DCRN and NewCo not to effect any Transfer of any Lock-Up Securities Beneficially Owned or otherwise held by such Lock-Up Party during the Lock-Up Period (as defined below); provided, that such prohibition shall not apply to Transfers permitted pursuant to Section 2.2. The “Lock-Up Period” shall be the period commencing on the date hereof and ending on the date that is six (6) months following the date hereof.

2.2    Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period, each Lock-Up Party may Transfer, without the consent of NewCo or DCRN, any of such Lock-Up Party’s Lock-Up Securities (i) to any of such Lock-Up Party’s Permitted Transferees, upon written notice to NewCo, the Company and DCRN or (ii) (a) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, or for estate planning purposes; (b) in the case of an individual, pursuant to a qualified domestic relations order; (c) in the case of an individual, Transfers by gift to a charitable organization; (d) in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; or (e) pursuant to any liquidation, merger, share exchange or other similar transaction which results in all of NewCo’s shareholders having the right to exchange their NewCo Securities for cash, securities or other property subsequent to the Business Combination; provided, that in connection with any Transfer of such Lock-Up Securities, the restrictions and obligations contained in Section 2.1 and this Section 2.2 will continue to apply to such Lock-Up Securities after any Transfer of such Lock-Up Securities and such transferee shall execute and deliver lock-up agreement substantially in the form of this Agreement for the balance of the Lock-Up Period. Notwithstanding the foregoing provisions of this Section 2.2, a Lock-Up Party may (i) not make a Transfer to a Permitted Transferee if such Transfer has as a purpose the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Transfers in this Agreement (it being understood that the purpose of this provision includes prohibiting the Transfer to a Permitted Transferee (A) that has been formed to facilitate a material change with respect to who or which entities Beneficially Own the Lock-Up Securities, or (B) followed by a change in the relationship between the Lock-Up Party and the Permitted Transferee (or a change of control of such Lock-Up Party or Permitted Transferee) after the Transfer with the result and effect that the Lock-Up Party has indirectly made a Transfer of Lock-Up Securities by using a Permitted

Transferee, which Transfer would not have been directly permitted under this Article II had such change in such relationship occurred prior to such Transfer), or (ii) enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act after the date of this Agreement relating to the sale of the undersigned’s Lock-Up Securities, provided that (A) the securities subject to such plan may not be sold until after the expiration of the Lock-Up Period and (B) the Company shall not be required to effect, and the undersigned shall not effect or cause to be effected, any public filing, report or other public announcement regarding the establishment of the trading plan.

2.3    Legends. Any certificates representing the Lock-Up Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM OF THE LOCK-UP EXCEPT IN ACCORDANCE WITH THE TERMS OF THE LOCK-UP AGREEMENT BETWEEN THE COMPANY AND SECURITYHOLDER.”

3.	Additional Agreements.

3.1    NewCo Board Release. Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that the Board of Directors of NewCo shall be entitled to release any Lock-Up Party from any or all of its obligations hereunder, in each case on behalf of NewCo, DCRN and the Company, provided, however, that if one Lock-Up Party is released, the other Lock-Up Parties shall also be similarly released to the same relative extent as the released Lock-Up Party.

4.    Representations and Warranties of the Lock-Up Parties. Each Lock-Up Party hereby represents and warrants, severally and not jointly, to the Company, DCRN and NewCo as follows:

4.1    Due Authority. Such Lock-Up Party has the full power and authority to execute and deliver this Agreement and perform its obligations hereunder. If such Lock-Up Party is an individual, the signature to this agreement is genuine and such Lock-Up Party has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by such Lock-Up Party and, assuming due execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Lock-Up Party, enforceable against such Lock-Up Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles.

4.2    No Conflict; Consents.

(a)    The execution and delivery of this Agreement by such Lock-Up Party does not, and the performance by such Lock-Up Party of the obligations under this Agreement and the compliance by such Lock-Up Party with any provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Lock-Up Party, (ii) if such Lock-Up Party is an entity, conflict with or violate the certificate of incorporation or bylaws or any equivalent organizational documents of such Lock-Up Party, or (iii) result in any breach of, or constitute a default (or an event, which with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the securities of the Company owned by such Lock-Up Party pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Lock-Up Party is a party or by which such Lock-Up Party is bound, except, in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of such Lock-Up Party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b)    The execution and delivery of this Agreement by such Lock-Up Party does not, and the performance of this Agreement by such Lock-Up Party will not, require any consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Authority or any other Person with respect to such Lock-Up Party, other than those set forth as conditions to closing in the Business Combination Agreement.

4.3    Absence of Litigation. As of the date hereof, there is no litigation, suit, claim, charge, grievance, action, proceeding, audit or investigation by or before any Governmental Authority (an “Action”) pending against, or, to the knowledge of such Lock-Up Party after reasonable inquiry, threatened against such Lock-Up Party that would reasonably be expected to materially impair the ability of such Lock-Up Party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

4.4    Absence of Conflicting Agreements. Such Lock-Up Party has not entered into any agreement, arrangement or understanding that is otherwise materially inconsistent with, or would materially interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

5.    Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any Lock-Up Party or designee of any Lock-Up Party from serving on the Board of Directors of the Company or from taking any action, subject to the provisions of the Business Combination Agreement, while acting in such Person’s capacity as a director of the Company. Each Lock-Up Party is entering into this Agreement solely in its capacity as the anticipated owner of NewCo Securities following the consummation of the Business Combination.

6.    Termination. Upon termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 6 shall relieve any party hereto of liability for any willful material breach of this Agreement prior to its termination.

7.    Miscellaneous.

7.1    Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and (c) all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order than the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

7.2    Non-survival of Representations and Warranties. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any schedule, statement, instrument or other document delivered pursuant to this Agreement shall survive the termination of this Agreement.

7.3    Assignment. No party hereto may assign, directly or indirectly, including by operation of Law, either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto, except with respect to a Transfer completed in accordance with Section 2.2. Subject to the first sentence of this Section 7.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 7.3 shall be void ab initio.

7.4    Amendments and Modifications. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by (1) NewCo, (2) DCRN, (3) the Company and (4) by Lock-Up Parties holding 75% of the NewCo Ordinary Shares (assuming the exercise and conversion of all then-outstanding NewCo securities into NewCo Ordinary Shares) that are then subject to this Agreement. Any such amendment shall be binding on all the Lock-Up Parties, provided that no amendment shall be binding upon any Lock-Up Parties to the extent that it materially increases any obligation upon or otherwise materially adversely change the rights of, any Lock-Up Party, except upon the written consent of such Lock-Up Parties.

7.5    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court in the State of New York, or, if that court does not have jurisdiction, in any federal court located in the State of New York without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate and(ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

7.6    Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email (provided no “bounceback” or notice of non-delivery is received) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.6):

(i)	if to NewCo or the Company, to:

Tritium Holdings Pty Ltd

48 Miller Street

MURARRIE, QLD 4172

Australia

Attention: Mark Anning

Email: manning@tritium.com.au

with copies to:

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, IL, 60611

Attention: Ryan Maierson; Jason Morelli

Email: Ryan.Maierson@lw.com; Jason.Morelli@lw.com

and

Corrs Chambers Westgarth

Level 42, 111 Eagle Street

Brisbane, QLD 4000

Australia

Attention: Alex Feros

Email: Alexandra.Feros@corrs.com.au

(ii)	if to DCRN, to:

2744 Sand Hill Road

Menlo Park, CA

Attention: Erik Anderson, Peter Haskopoulos and Robert Tichio

Email: erik@wrg.vc, phaskopoulos@riverstonellc.com,

rtichio@riverstonellc.com

with copies (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1114 Avenue of the Americas

32nd Floor

New York, NY 10036

Attention: Dan Komarek

Email: dkomarek@velaw.com

and

Vinson & Elkins L.L.P.

2801 Via Fortuna

Suite 100

Austin, TX 78746

Attention: Milam Newby

Email: mnewby@velaw.com

(iii)      if to a Lock-Up Party, to the address for notice set forth on such Lock-Up Party’s signature page to this Agreement,

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, IL, 60611

Attention: Ryan Maierson; Jason Morelli

Email: Ryan.Maierson@lw.com; Jason.Morelli@lw.com

7.7    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any court in the State of New York; provided, that if jurisdiction is not then available in any court in the State of New York, then any such legal Action may be brought in any federal court located in the State of New York. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in New York, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

7.8    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.8.

7.9    Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and is not intended to confer upon any other Person other than the parties hereto any rights or remedies.

7.10    Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

7.11    Effect of Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.12    Legal Representation. Each of the parties hereto agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party hereto drafting such agreement or document. Each Lock-Up Party acknowledges that Latham & Watkins LLP is acting as counsel to NewCo and the Company in connection with the Business Combination Agreement and the transactions contemplated thereby, and that such firm is not acting as counsel to any Lock-Up Party.

7.13    Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses.

7.14    Further Assurances. At the request of NewCo, DCRN or the Company, in the case of any Lock-Up Party, or at the request of the Lock-Up Parties, in the case of NewCo, DCRN or the Company, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

7.15    Waiver. No failure or delay on the part of either party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.16    Several Liability. The liability of any Lock-Up Party hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Lock-Up Party be liable for any other Lock-Up Party’s breach of such other Lock-Up Party’s representations, warranties, covenants, or agreements contained in this Agreement.

7.17    No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement, this Agreement may only be enforced against, and any claims, obligations, liabilities or causes of action that may be based upon, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution or performance or non-performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future shareholders, equity holders, controlling persons, incorporators, directors, officers, employees, general or limited partners, members, managers, agents, attorneys or affiliates of any party hereto, or any former, current or future direct or indirect shareholder, equity holder, controlling person, incorporator, director, officer, employee, general or limited partner, member, manager, agent, attorney or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any obligations or liabilities based upon, arising under, out of, in connection with, or related in any manner to this Agreement. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature pages follow.]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

TRITIUM DCFC LIMITED

By:
Name:
Title:

DECARBONIZATION PLUS ACQUISITION CORPORATION II

By:
Name:
Title:

SIGNATURE PAGE TO

LOCK-UP AGREEMENT

TRITIUM HOLDINGS PTY LTD

By:
Name:
Title:

SIGNATURE PAGE TO

LOCK-UP AGREEMENT

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

LOCK-UP PARTIES:

[●]

By:
Name:
Title:

[●]

Address:

Email Address:

SIGNATURE PAGE TO

LOCK-UP AGREEMENT

SCHEDULE A

COMPANY KNOWLEDGE PERSONS

1.	Jane Hunter
2.	David Toomey
3.	Mark Anning
4.	Michael Hipwood

Schedule A

SCHEDULE B

SPAC KNOWLEDGE PERSONS

1.	Erik Anderson
2.	Peter Haskopoulos
3.	Robert Tichio

Schedule B

SCHEDULE C

KEY COMPANY SHAREHOLDERS

1.	St Baker Energy Holdings Pty Ltd (ACN 010 165 554) as trustee for the St Baker Energy Innovation Trust (ABN 60 715 308 891)
2.	Ilwella Pty Ltd (ACN 003 220 371)
3.	Varley Holdings Pty Limited (ACN 008 464 935)
4.	Finnmax Pty Ltd (ACN 625 001 863) as trustee for The Finn Family Trust (ABN 14 920 868 541)

Schedule C